As filed with the Securities and Exchange Commission on August 21, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Quovadx, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7372	85-0373486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6400 S. Fiddler’s Green Circle

Suite 1000
Englewood, Colorado 80111
(303) 488-2019
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Linda K. Wackwitz, Esq.

Executive Vice President
and General Counsel
Quovadx, Inc.
6400 S. Fiddler’s Green Circle
Suite 1000
Englewood, Colorado 80111
(303) 488-2019
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur F. Schneiderman, Esq. Steve L. Camahort, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Michael H. Friedman, Esq. Robert B. Murphy, Esq. Pepper Hamilton LLP 3000 Two Logan Square Philadelphia, PA 19103-2799 (215) 981-4000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered(1)	Registered(1)	Per Share	Offering Price(2)	fee

Common Stock $0.01 par value(3)	2,670,700 shares	NA	$7,859,320	$636

(1)	Represents the number of shares of the common stock of Quovadx that may be issued to shareholders of CareScience upon consummation of the exchange offer and the subsequent merger.

(2)	Estimated solely for purposes of calculating the registration fee required by the Securities Act of 1933, as amended and computed pursuant to Rules 457(c) and (f)(1) and (3) based on the average of the high and low per share prices of CareScience common stock as reported on The Nasdaq SmallCap Market, on August 14, 2003 of $1.935, minus the cash portion of the per share consideration to be paid by Quovadx in the offer and the merger of $1.40, multiplied by the maximum number of shares of CareScience common stock estimated to be received by Quovadx.

(3)	The preferred share purchase rights attached to the shares of Quovadx common stock being registered hereunder will be issued for no additional consideration. Accordingly, no additional registration fee is payable.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Quovadx may not complete the exchange offer and issue these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED AUGUST 21, 2003

Offer to Exchange
Each Outstanding Share
of Common Stock

of

CareScience, Inc.

for

Cash in the amount of $1.40 and 0.1818 shares

of common stock of Quovadx, Inc.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, SEPTEMBER 18, 2003 UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

      On August 13, 2003, we entered into an Agreement and Plan of Merger with CareScience for a subsidiary of Quovadx to acquire all of the outstanding shares of CareScience common stock. The members of the CareScience board of directors unanimously approved the merger agreement and the transactions contemplated thereby, determined that the merger agreement and the transactions contemplated thereby, including the offer and the merger, are advisable and fair to and in the best interests of CareScience and its shareholders, and recommend that CareScience shareholders accept the offer and tender their shares pursuant to the offer.

      Through Carlton Acquisition Corp., our wholly owned subsidiary, we are offering to exchange cash in the amount of $1.40 and 0.1818 shares of Quovadx common stock for each outstanding share of CareScience common stock that is validly tendered and not properly withdrawn.

      Our obligation to exchange CareScience common stock for cash and Quovadx common stock is subject to the conditions listed under “The Offer — Conditions of the Offer” on page 50. Quovadx common stock is quoted on The Nasdaq National Market under the symbol “QVDX,” and CareScience common stock is quoted on The Nasdaq SmallCap Market under the symbol “CARE.”

       SEE “RISK FACTORS” BEGINNING ON PAGE 22 FOR A DISCUSSION OF IMPORTANT FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE OFFER.

       WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Any request for proxies will be made only pursuant to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of Quovadx common stock to be issued under this prospectus or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     ,                     , 2003.

      This prospectus incorporates important business and financial information about Quovadx from documents that Quovadx has filed with the Securities and Exchange Commission but that have not been included in or delivered with this prospectus. This prospectus also incorporates important business and financial information about CareScience from documents that CareScience has filed with the Securities and Exchange Commission. CareScience’s annual report for its prior fiscal year and its quarterly report for the second quarter of its current fiscal year are being delivered with this prospectus, but certain other documents that CareScience has filed with the Securities and Exchange Commission and from which information is incorporated in this prospectus have not been included in or delivered with this prospectus. For a listing of documents incorporated by reference into this prospectus, please see the section entitled “Where You Can Find More Information” beginning on page 83 of this prospectus.

      Quovadx will provide you with copies of materials relating to Quovadx that have been filed with the Securities and Exchange Commission, without charge, upon written or oral request to:

Quovadx, Inc.

6400 S. Fiddler’s Green Circle
Suite 1000
Englewood, Colorado 80111
(800) 723-3033, extension 310

      In addition, you may obtain copies of such materials by making a request through the Quovadx website, http://www.quovadx.com, or by sending an e-mail to ir@quovadx. The information at the Quovadx website is not incorporated by reference into the registration statement of which this prospectus is a part.

      CareScience will provide you with copies of materials relating to CareScience that have been filed with the Securities and Exchange Commission, without charge, upon written or oral request to:

CareScience, Inc.

3600 Market Street, 7th Floor
Philadelphia, Pennsylvania 19104
215-387-9401

      In addition, you may obtain copies of such materials by making a request through the CareScience website, http://www.carescience.com, or by sending an e-mail to rtretter@carescience.com. The information at the CareScience website is not incorporated by reference into the registration statement of which this prospectus is a part.

      In order to receive timely delivery of the documents before closing of the offer, you should make your request no later than September 11, 2003.

i

ii

iii

QUESTIONS AND ANSWERS ABOUT THE PROPOSED COMBINATION

Q:	What is Quovadx proposing?

A:	We propose to acquire all outstanding shares of CareScience common stock. We have entered into a merger agreement with CareScience pursuant to which we are offering, through Carlton Acquisition Corp., our wholly owned subsidiary, to exchange cash and a fraction of a share of Quovadx common stock for each outstanding share of CareScience common stock. After the offer is completed, we will cause Carlton Acquisition Corp. to merge with and into CareScience. As a result of the offer and the merger, CareScience will become a wholly owned subsidiary of Quovadx.

Q:	What would I receive in exchange for my shares of CareScience common stock? (see page 43)

A:	We are offering to exchange cash in the amount of $1.40 and 0.1818 shares of Quovadx common stock for each outstanding share of CareScience common stock that is validly tendered and not properly withdrawn. After completion of the offer, each share of CareScience common stock that has not been tendered and accepted for exchange in the offer would be converted in the merger into cash in the amount of $1.40 and 0.1818 shares of Quovadx common stock, which is the same consideration as offered in exchange for each share of CareScience common stock in the offer. Quovadx will not issue any fractional shares of common stock in connection with the offer or the merger. CareScience shareholders will instead receive cash for any fractional shares otherwise issuable to them. For example, if you currently own 100 shares of CareScience common stock, after the offer and the merger you will receive 18 shares of Quovadx common stock plus a check for the amount equal to $140.00 plus $0.74 representing the cash consideration plus cash for fractional shares, based on the closing price of Quovadx common stock on August 20, 2003.

Based on the closing price of Quovadx common stock on August 20, 2003 of $4.11, the value of the consideration to be exchanged for each share of CareScience common stock would be $2.15. The actual value of the Quovadx common stock to be issued in the offer and the merger will depend on the market price on the closing date of the merger, and may be more or less than the value given in this example. We urge you to obtain current price quotations for CareScience and Quovadx common stock. CareScience shareholders may call Quovadx toll-free at (800) 723-3033, extension 310, to learn the value of 0.1818 shares of Quovadx common stock based on current market quotations.

Q:	When does the offer expire?

A:	The offer is currently scheduled to expire at 12:00 midnight, New York City time, on Thursday, September 18, 2003, but we are entitled to extend our offer from time to time under certain circumstances.

Q:	Under what circumstances will Quovadx and Carlton Acquisition Corp. extend the offer?

A:	We may, but are not obligated to, extend the offer:

• from time to time, if at the scheduled expiration date of the offer any of the conditions to the offer have not been satisfied or waived, until such time as such conditions are satisfied or waived, but not beyond January 31, 2004; or

• for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission applicable to the offer.

Q:	What will Quovadx do if it does not succeed in acquiring all of the outstanding shares of CareScience common stock that it seeks in the offer?

A:	Neither we nor Carlton Acquisition Corp. will be obligated to purchase shares in the offer unless at least 80% of all of the outstanding shares of CareScience common stock are tendered, and not properly withdrawn, in the offer. If, however, this condition and the other conditions of the offer and the merger described in this prospectus are satisfied, Carlton Acquisition Corp. will, at the time of closing, merge with and into CareScience pursuant to the “short form” merger provisions of Section 1924 of the Pennsylvania Business Corporation Law, and CareScience will survive the merger as a wholly owned subsidiary of Quovadx. If the conditions to the offer are satisfied and Carlton Acquisition Corp. acquires 80% or more of the outstanding shares of CareScience common stock, Carlton Acquisition Corp. and CareScience will be able to effect the merger without a vote of the CareScience shareholders.

Q:	Do I have to pay any fees or commissions?

A:	If you are the record owner of your shares and you tender your shares in the offer, you will not incur any brokerage fees. If you own your shares through a broker or other nominee who tenders the shares on your behalf, your broker or other nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q:	Does CareScience support the offer and the merger? (see page 36)

A:	Yes. At a meeting duly called and held on August 13, 2003, the members of the CareScience board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the offer and the merger, taken together, are at a price and on terms that are advisable and fair to and in the best interests of CareScience and its shareholders; approved the merger agreement and the transactions contemplated thereby, including the offer and the merger, in all respects; and as of that date, resolved to recommend that the shareholders of CareScience accept the offer, tender their CareScience shares to Carlton Acquisition Corp. and approve and adopt the merger agreement and the merger. Information about the recommendation of CareScience board of directors is more fully set forth in CareScience’s Solicitation/ Recommendation Statement on Schedule 14D-9, which is being mailed to CareScience shareholders together with this prospectus.

Q:	Have any CareScience shareholders agreed to tender their shares of CareScience common stock? (see page 71)

A:	Yes. An individual, and entities affiliated with that individual, have agreed to tender into the offer outstanding shares representing approximately 18.64% of the CareScience common stock outstanding as of August 18, 2003.

Q:	What percentage of Quovadx common stock will CareScience shareholders own after the offer and the merger?

A:	If we obtain all of the shares of CareScience common stock pursuant to the offer and the merger, former shareholders of CareScience would own approximately 7.3% of the outstanding shares of Quovadx common stock, based upon the number of shares of Quovadx common stock and CareScience common stock outstanding as of August 18, 2003.

Q:	What are the procedural conditions to acceptance of shares of CareScience common stock in the offer? (see page 50)

A:	The acceptance of shares of CareScience common stock in the offer is subject to several conditions, including:

• 80% of the outstanding shares of CareScience common stock having been validly tendered and not properly withdrawn prior to September 18, 2003, which we refer to as the minimum tender condition;

• CareScience having received consents, waivers and approvals required to be obtained in connection with the consummation of the merger;

• the registration statement, of which this prospectus is a part, having been declared effective by the Securities and Exchange Commission;

• the shares of our common stock to be issued in the offer having been approved for listing on The Nasdaq National Market or being exempt from such approval; and

• Quovadx having received a certificate from CareScience’s insurance carrier with respect to CareScience’s insurance coverage.

Q:	How do I participate in the offer? (see page 46)

A:	We urge you to read this entire prospectus carefully and to consider how the offer and the merger affect you. Then, if you wish to tender your shares of CareScience common stock, you should do the following:

• If you hold your shares in your own name, complete and sign the enclosed letter of transmittal and return it with your share certificates to StockTrans, the exchange agent for the offer, at the address on the back cover of this prospectus.

• If you hold your shares in “street name” through a broker, ask your broker to tender your shares.

The enclosed letter of transmittal, or manually executed facsimile of that document, must be properly completed and duly executed, and, along with any required signature guarantees, or an agent’s message in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the exchange agent at the address set forth on the back cover of this prospectus, and certificates for tendered shares of CareScience common stock must be received by the exchange agent at that address or those CareScience shares must be tendered pursuant to the procedures for book-entry tender set forth below, and a confirmation of receipt of the tender received, which confirmation we refer to below as a book-entry confirmation, in each case before the expiration date. If you are unable to comply with the requirements for the letter of transmittal, you must comply with the guaranteed delivery procedures described in this prospectus.

Q:	How do I withdraw my shares if I decide to do so after I have tendered them in the offer? (see page 47)

A:	CareScience common stock tendered pursuant to the offer may be withdrawn at any time prior to the expiration date of the offer, and, unless we previously accepted them for exchange pursuant to the offer, may also be withdrawn at any time after October 20, 2003. You will not have the right to withdraw your previously tendered shares of CareScience common stock during any subsequent offering period.

If you properly withdraw your previously tendered shares of CareScience common stock from the offer and the offer is completed, and followed by the merger of Carlton Acquisition Corp. with and into CareScience, your CareScience shares will then be converted into the right to receive cash in the amount of $1.40 and 0.1818 shares of Quovadx common stock, the same consideration you would have received in the offer.

Q:	What happens if I do not tender my shares of CareScience common stock?

A:	Upon satisfaction of the offer, Quovadx will own at least 80% of the outstanding shares of CareScience common stock. After all of the other conditions are met, it intends to complete a merger of its wholly owned subsidiary, Carlton Acquisition Corp., with CareScience. Upon completion of the merger, each share of CareScience common stock that has not been tendered and accepted for exchange in the offer will be converted into the same amount of cash and fraction of a share of Quovadx common stock being issued in exchange for each share of CareScience common stock accepted in the offer.

Q:	Will I be taxed on the cash and shares of Quovadx common stock I receive in exchange for my shares of CareScience common stock? (see page 48)

A:	Yes. The receipt of cash and shares of Quovadx common stock by you in exchange for your shares of CareScience common stock pursuant to the offer or the merger will be a taxable transaction for federal income tax purposes. Each CareScience shareholder’s gain or loss per share of CareScience common stock will be equal to the difference between the fair market value of the consideration received in the offer and/or the merger and the shareholder’s adjusted tax basis in such shares. CareScience shareholders are urged to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences of the offer and the merger in light of their particular circumstances.

Q:	Is Quovadx’s financial condition relevant to my decision to tender my shares of CareScience common stock in the offer?

A:	Yes. Since shares of CareScience common stock accepted in the offer will be exchanged in part for shares of Quovadx common stock, you should consider the risk related to our business and our financial condition before you decide to tender your shares of CareScience common stock in the offer. In considering Quovadx’s business and financial condition, you should review carefully the information in this prospectus and the documents incorporated by reference in this prospectus because they contain detailed business, financial and other information about us.

Q:	Whom should I contact if I have more questions about the offer and the merger?

A:	You can write or call StockTrans, the information agent for the offer, at the address on the back cover of this prospectus, or Larry Thede, vice president of investor relations at Quovadx, Inc., 6400 S. Fiddler’s Green Circle, Suite 1000, Englewood, Colorado, 80111, telephone (800) 723-3033, extension 310.

SUMMARY

      This summary, together with the matters discussed under “Questions and Answers About the Proposed Combination” summarizes the material terms of the proposed offer and merger. It does not contain all of the information that is important to you. We urge you to read carefully this entire prospectus and the other documents referred to and incorporated by reference in this prospectus to fully understand the offer. In particular, you should read the documents attached to this prospectus, including the merger agreement (Annex A), the tender and voting agreement (Annex B), the opinion of William Blair & Company, L.L.C., CareScience’s financial advisor, (Annex C), and the provisions of Pennsylvania law relating to dissenters’ rights (Annexes D and E). In addition, this prospectus is accompanied by CareScience’s annual report on Form 10-K, as amended, for the year ended December 31, 2002 and CareScience’s quarterly report on Form 10-Q for the quarter ended June 30, 2003. We urge you to read those documents carefully because they include important information about CareScience. For a guide as to where you can obtain more information about Quovadx, see “Where You Can Find Additional Information.”

The Companies

Quovadx, Inc.

6400 S. Fiddler’s Green Circle
Suite 1000
Englewood, Colorado 80111
(303) 488-2019

      Quovadx is a global software company, based in Englewood, Colorado, that helps organizations redevelop, extend and integrate customizable applications with the flexibility of open standards. Quovadx products and services optimize business processes and deliver customer value to over 3,500 organizations around the world. At the center of the Quovadx approach are its adaptive frameworks, which are flexible, packaged application solutions. Adaptive frameworks support rapid customization to meet specific client and industry requirements that are challenged by restricted budgets and zero tolerance for error. These industries include healthcare, life sciences, media and entertainment, financial services, manufacturing and government. With more than 450 employees, Quovadx operates internationally with locations in nine major U.S. cities and one in the United Kingdom.

CareScience, Inc.

3600 Market Street, 7th Floor
Philadelphia, PA 19104
215-387-9401

      CareScience is primarily a provider of care management services to hospitals and health systems. As a company specializing in clinical knowledge, CareScience supplies the people and technology to facilitate the delivery of quality care throughout the healthcare system. CareScience helps hospitals and health systems improve quality by building organizational support for change, addressing underlying barriers to improved clinical performance, and expanding the role of care management. CareScience has also provided limited technology and services to the pharmaceutical and biotechnology industry. CareScience offerings have included data analysis, consulting services and customized research and strategic development support. These pharmaceutical and biotechnology services are being refocused to leverage our expertise in care management and data analysis. CareScience is headquartered in Philadelphia.

Carlton Acquisition Corp.

6400 S. Fiddler’s Green Circle,
Suite 1000
Englewood, Colorado 80111
(303) 488-2019

      Carlton Acquisition Corp. is a newly formed, wholly owned subsidiary of Quovadx. Quovadx formed this subsidiary as a Pennsylvania company solely to effect the offer and the merger, and this subsidiary has not conducted and will not conduct any business during the period of its existence.

The Offer (see page 43)

      We are offering, through our wholly owned subsidiary, Carlton Acquisition Corp., to exchange cash in the amount of $1.40 and 0.1818 shares of Quovadx common stock for each outstanding share of CareScience common stock validly tendered and not properly withdrawn, subject to the terms and conditions described in this prospectus and the related letter of transmittal. We have attached the merger agreement governing the offer and the merger as Annex A to this prospectus. We encourage you to read this agreement because it is the legal document that governs the offer and the merger.

Extension, amendment, and termination (see page 44)

      We expressly reserve the right, subject to the provisions of the merger agreement, at any time or from time to time, to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of an extension to the exchange agent. We are not making any assurance that we will exercise our right to extend our offer. During an extension, all your CareScience shares previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your CareScience shares.

      We reserve the right to increase the offer price or the cash portion or the stock portion to be paid or to make any other changes in the terms and conditions of the offer by giving oral or written notice of such change to the exchange agent and by making a public announcement provided that, without the prior written consent of CareScience, we cannot:

•	amend the offer to decrease the offer price or the cash portion or stock portion thereof;

•	change the form or combination of consideration to be paid in the offer;

•	reduce the number of shares to be purchased in the offer;

•	amend the conditions to the offer to broaden the scope of such conditions, add any additional conditions, or otherwise adversely affect the holders of the CareScience shares;

•	extend the offer except as provided in the merger agreement; or

•	amend or waive the minimum tender condition.

      We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after such extension, termination or delay. Rules 14d-4(d) and 14d-6(c) under the Securities Exchange Act of 1934, or the Exchange Act, require that any material change in the information published, sent or given to shareholders in connection with the offer be promptly sent to shareholders in a manner reasonably designed to inform shareholders of the change, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement other than by making a release to the Dow Jones News Service.

Subsequent offering period (see page 45)

      We may, although we do not currently intend to, elect to provide a subsequent offering period of up to 20 business days after the acceptance of CareScience common stock pursuant to the offer if the requirements under Rule 14d-11 of the Exchange Act have been met. You will not have the right to withdraw any shares of

CareScience common stock that you tender in the subsequent offering period. If we elect to provide a subsequent offering period, we will make a public announcement to that effect no later than 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date.

Exchange of shares; delivery of consideration (see page 45)

      Upon the terms and subject to the conditions of our offer, including, if the offer is extended or amended, the terms and conditions of any extension or amendment, we will accept for exchange, and will exchange, shares of CareScience common stock validly tendered and not properly withdrawn as promptly as practicable after the expiration date of the offer and promptly after they are tendered during any subsequent offering period.

Withdrawal rights (see page 47)

      CareScience common stock tendered pursuant to the offer may be withdrawn at any time prior to the expiration date of the offer, and, unless we previously accepted them for exchange pursuant to the offer, may also be withdrawn at any time after October 20, 2003.

      If we elect to provide a subsequent offering period under Exchange Act Rule 14d-11, you will not have the right to withdraw any shares of CareScience common stock that you tender in the subsequent offering period.

Material federal income tax consequences (see page 48)

      The receipt of cash and shares of Quovadx common stock in exchange for shares of CareScience common stock pursuant to the offer or the merger will be a taxable transaction for federal income tax purposes. Each CareScience shareholder’s gain or loss per share of CareScience common stock will be equal to the difference between the fair market value of the consideration received in the offer and/or the merger and the shareholder’s adjusted tax basis in such shares. CareScience shareholders are urged to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences of the offer and the merger in light of their particular circumstances.

Shareholder vote not required after the offer to approve the merger (see page 49)

      If the minimum tender condition, as described under the heading “The Offer — Conditions of the Offer — Minimum Tender Condition” on page 50, is satisfied and we accept the tendered shares of CareScience common stock, we will own at least 80% of the CareScience common stock and approval of the merger by CareScience shareholders will not be necessary or sought.

Dissenters’ rights (see page 49)

      CareScience shareholders do not have dissenters’ rights as a result of the offer. However, if the merger is consummated, shareholders may have certain rights pursuant to the provisions of Subchapter 15D of the Pennsylvania Business Corporation Law, or PBCL, to dissent and demand appraisal of, and to receive payment in cash of the fair value of, their shares of CareScience common stock. In addition, Subchapter 25E of the PBCL, provides that, if we acquire securities representing at least 20% of the voting power of CareScience, in connection with the offer or otherwise, CareScience shareholders would have the right to demand “fair value” for their shares and to be paid such fair value upon compliance with the requirements of Subchapter 25E.

CareScience board of directors (see page 61)

      The merger agreement provides that, upon acceptance for payment of CareScience shares, we will be entitled to designate a number of directors of CareScience, rounded up to the next whole number, equal to the product of the total number of directors on the CareScience board of directors and the percentage of outstanding CareScience shares of common stock beneficially owned by us.

Accounting treatment

      The merger will be accounted for as a “purchase transaction” under accounting principles generally accepted in the United States.

Regulatory Approvals

      We believe that the offer and the merger are not subject to the reporting obligations, statutory waiting periods or other approvals of a government agency.

Interests of CareScience’s executive officers and directors in the transaction (see page 58)

      When you consider the CareScience board of director’s recommendation that CareScience shareholders tender their shares in the offer, you should be aware that some CareScience directors and executive officers may have interests in the offer and the merger that may be different from, or in addition to, yours. These interests include current and future employment arrangements, cash payments to certain executive officers upon consummation of the merger pursuant to change of control provisions under such executive officers’ employment agreements, severance payments and benefits if the executive officers’ employment is terminated upon or after the merger, acceleration of vesting and cash out of all outstanding options, including those held by CareScience’s directors and executive officers, upon the consummation of the merger, and indemnification of CareScience’s directors and executive officers against certain liabilities arising both before and after the merger.

Opinion of CareScience’s Financial Advisor (see page 37)

      In deciding to approve the offer and the merger, the CareScience board of directors considered the opinion of its financial advisor, William Blair & Company, L.L.C., to the effect that, as of August 13, 2003 and based upon and subject to various considerations set forth in its opinion, the cash and stock portion offered were fair, from a financial point of view, to the holders of CareScience common stock. A copy of the opinion is included in this prospectus as Annex C. CareScience shareholders should read the opinion carefully in its entirety. The opinion does not constitute a recommendation to any shareholder as to whether or not shareholders should tender shares pursuant to the offer.

The Merger

The Merger (see page 62)

      The merger agreement provides that, in the event Quovadx and Carlton Acquisition Corp. acquire at least 80% of the then outstanding shares of CareScience common stock in the offer, the parties will take all necessary and appropriate action to cause the merger to become effective as soon as practicable after such acquisition, without a meeting of the CareScience shareholders in accordance with Pennsylvania law. Carlton Acquisition Corp. will be merged with and into CareScience, with CareScience as the surviving corporation.

Treatment of CareScience Stock Options (see page 62)

      Each outstanding option to purchase shares of CareScience stock granted under CareScience’s equity compensation plans shall become fully vested pursuant to its terms at or before the expiration of the offer. Holders of options to purchase CareScience common stock will have the opportunity to either exercise their options and have each of their shares converted into cash in the amount of $1.40 and 0.1818 shares of Quovadx common stock in the offer or the merger or to have their shares cashed out in exchange for cash equal to (a) $1.40 plus (b) 0.1818 multiplied by the last closing price as reported on Nasdaq of Quovadx common stock prior to the expiration of the offer.

No Solicitation of Alternative Transactions (see page 66)

      CareScience has agreed, subject to limited exceptions, that neither CareScience nor its subsidiary nor any of their officers, directors, employees, agents and representatives shall initiate or engage in any negotiations concerning an acquisition proposal. However, the merger agreement provides that, prior to the acceptance for payment by Carlton Acquisition Corp. of CareScience shares pursuant to the offer, in the event that a third party has made a bona fide acquisition proposal that the CareScience board of directors reasonably concludes in good faith, after consultation with its financial advisor, constitutes, or is likely to lead to, a superior proposal, CareScience may engage or participate in discussions or negotiations with such third party, and/or furnish to such third party nonpublic information relating to CareScience, provided, that in each case (a) neither CareScience nor any representative of CareScience and its subsidiary have violated any of the restrictions set forth in the merger agreement related to non-solicitation, (b) the CareScience board of directors reasonably determines in good faith, after consultation with its outside legal counsel, that in light of such superior proposal the failure to take such action would reasonably be expected to be a violation of the fiduciary obligations of the CareScience board of directors to the CareScience shareholders, and (c) contemporaneously with furnishing any such information to such person or group, CareScience furnishes such information to Quovadx.

      CareScience has further agreed to take all necessary steps to inform the officers, directors, employees, agents and representatives of CareScience and its subsidiary of the non-solicitation obligations under the merger agreement. CareScience will notify Quovadx promptly, orally and in writing (including the names of any party making, the principal terms of, and any written materials provided in connection with, any such proposal, request or inquiry), if any such proposals, requests or inquiries are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, CareScience.

Termination of the Merger Agreement (see page 68)

      Quovadx and CareScience may jointly agree to terminate the merger agreement by mutual written agreement at any time prior to the effective time of the merger. In addition, either Quovadx or CareScience can terminate the merger agreement if:

•	the offer shall have expired, terminated or been withdrawn in accordance with the terms of the merger agreement without Quovadx or Carlton Acquisition Corp. having accepted for exchange any shares pursuant to the offer, unless a principal cause of the offer having expired or having been terminated or withdrawn is a breach by the party seeking to terminate the merger agreement of any of its obligations under the merger agreement;

•	the offer has not been consummated on or before January 31, 2004, unless a principal cause of the offer not being consummated by such date is a breach by the party seeking to terminate the merger agreement of any of its obligations under the merger agreement; or

•	there shall be any law or regulation that makes consummation of the merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Quovadx or CareScience from consummating the merger is entered and such judgment, injunction, order or decree shall become final and non-appealable.

      Quovadx may terminate the merger agreement at any time prior to effective time of the merger if:

•	CareScience breaches the non-solicitation provisions of the merger agreement in any material respect; or

•	the CareScience board of directors withdraws, or modifies or changes in a manner adverse to Quovadx, including by amendment of the CareScience Schedule 14D-9, or has not made, its recommendation of the offer, the merger agreement, or the merger, or has recommended another offer regarding an acquisition proposal by a third party other than Quovadx, or has resolved to do any of the foregoing.

      CareScience may terminate the merger agreement in its discretion at any time prior to the effective time of the merger if CareScience receives an unsolicited superior proposal, and the CareScience board of directors reasonably determines in good faith in compliance with the terms of the merger agreement to make a change in its recommendation; provided, however, that CareScience is not permitted to terminate the merger agreement pursuant to this provision unless Quovadx receives the fees described below immediately prior to any termination pursuant to this provision by wire transfer in same day funds.

Termination Fee (see page 69)

      CareScience must pay Quovadx a termination fee of $1.1 million in cash if the merger agreement is terminated under certain circumstances.

Tender and Voting Agreement (see page 71)

      David J. Brailer, a former CareScience director and executive officer, and entities affiliated with him who own 18.64% of CareScience’s outstanding common stock as of August 18, 2003 have entered into a tender and voting agreement in connection with the merger agreement pursuant to which they have agreed to tender their shares in the offer and to vote their shares in favor of the merger and the merger agreement, if necessary, and have granted Quovadx and Carlton Acquisition Corp. an irrevocable proxy to vote their shares of CareScience common stock in connection with the merger. The tender and voting agreement is attached to this prospectus as Annex B. You are urged to read this annex in its entirety.

SELECTED HISTORICAL CONSOLIDATED AND PRO FORMA COMBINED FINANCIAL DATA

      Quovadx and CareScience have provided the following selected historical consolidated financial data and selected pro forma combined financial data to aid you in analyzing the financial aspects of the proposed merger. The information is only a summary. You should read it together with the Quovadx and CareScience financial statements and other financial information contained in the most recent annual and quarterly reports filed by Quovadx and CareScience which are incorporated by reference into this prospectus. See the section titled “Where You Can Find More Information” beginning on page 83 of this prospectus.

Selected Historical Consolidated Financial Data of Quovadx

      You should read the following table in conjunction with the Quovadx consolidated financial statements and related notes and the Quovadx Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the most recent annual and quarterly reports filed by Quovadx, all of which are incorporated by reference into this prospectus. The consolidated balance sheet data as of December 31, 2002 and 2001 and the consolidated statement of operations data for the fiscal years ended December 31, 2002, 2001 and 2000 have been derived from audited financial statements incorporated by reference. The consolidated balance sheet data as of December 31, 2000, 1999 and 1998 and the consolidated statement of operations data for the fiscal years ended December 31, 1999 and 1998 have been derived from audited financial statements not incorporated by reference in this prospectus. The consolidated balance sheet data as of June 30, 2003 and the consolidated statement of operations data for the six-month periods ended June 30, 2003 and 2002 are based upon unaudited quarterly financial statements incorporated by reference.

      The information as of and for the six-month periods is unaudited and has been prepared on the same basis as Quovadx’s annual consolidated financial statements. In the opinion of Quovadx management, this interim information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information for the periods presented. The results of operations for the six-month period ended June 30, 2003 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2003, or any future period.

						Six Months Ended
	Year Ended December 31,					June 30,

	2002	2001	2000	1999	1998	2003	2002

						(Unaudited)
Statement of Operations Data:
(In thousands, except per share data)
Total revenue	$63,658	$52,180	$10,834	$4,853	$2,270	$36,777	$33,043
Total costs and expenses	75,807	59,550	33,178	7,974	5,915	40,598	37,594

Loss from operations	(12,149)	(7,370)	(22,344)	(3,121)	(3,645)	(3,821)	(4,551)
Gain on sale of assets	87	—	—	—	—	—	87
Goodwill impairment	(93,085)	—	—	—	—	—	—
Interest income (expense), net	1,035	3,101	5,027	(67)	(437)	396	553

Net loss	$(104,112)	$(4,269)	$(17,317)	$(3,188)	$(4,082)	$(3,425)	$(3,911)

Net loss per common share — basic and diluted	$(3.47)	$(0.20)	$(1.20)	$(6.91)	$(10.64)	$(0.11)	$(0.13)

Weighted average common shares outstanding — basic and diluted	29,987	21,308	14,399	472	390	30,297	29,870

	December 31,					June 30,

	2002	2001	2000	1999	1998	2003

						(Unaudited)
Balance Sheet Data: (In thousands)
Cash, cash equivalents and short-term investments	$47,621	$63,486	$78,319	$7,455	$198	$42,091
Working capital	50,540	62,659	82,759	8,138	(5,335)	48,768
Total assets	104,609	214,704	96,908	13,183	2,805	97,574
Long-term debt	—	—	—	—	284	—
Mandatorily redeemable convertible preferred stock	—	—	—	23,842	6,827	—
Stockholders’ equity (deficit)	86,948	188,887	92,839	(13,172)	(10,620)	83,946

Selected Historical Consolidated Financial Data of CareScience

      You should read the following table in conjunction with the CareScience consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations, which are included in CareScience’s annual report on Form 10-K, as amended by Form 10-K/ A, for the year ended December 31, 2002, which accompanies this prospectus. The selected data presented below under the captions “Statement of Operations Data” and “Balance Sheet Data” for, and as of the end of the year ended December 31, 2002, are derived from the consolidated financial statements of CareScience, Inc. and subsidiary, which financial statements have been audited by KPMG LLP, independent auditors. In addition, the adjustments described below in notes (1) and (2) for the years ended December 31, 2001 and 2000 were audited by KPMG LLP, independent auditors. However, KPMG LLP was not engaged to audit, review, or apply any procedures to the 2001 and 2000 financial statements of CareScience, Inc. and subsidiary other than with respect to such adjustments, and, accordingly, KPMG LLP does not express an opinion or any other form of assurance on the 2001 and 2000 financial statements taken as a whole. The selected data presented below for, and as of the end of the years ended December 31, 2001, 2000, 1999 and 1998, are derived from the consolidated financial statements of CareScience, Inc. and subsidiary, which financial statements have been audited by Arthur Andersen LLP, independent public accountants who have ceased operations, prior to the reclassification entries described in notes (1) and (2) below. See additional information regarding Arthur Andersen LLP in the section entitled “Experts”. The consolidated financial statements as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, and the report thereon, are incorporated by reference in this prospectus. The selected data presented below for the six-month periods ended June 30, 2003 and 2002, and as of June 30, 2003, are derived from the unaudited consolidated financial statements of CareScience, Inc. and subsidiary incorporated by reference in this prospectus.

      The information as of and for the six-month periods is unaudited and has been prepared on the same basis as CareScience’s annual consolidated financial statements. In the opinion of CareScience management, this interim information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information for the periods presented. The results of operations for the six-month period ended June 30, 2003 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2003, or any future period.

						Six Months Ended
	Year Ended December 31,					June 30,

	2002	2001	2000	1999	1998	2003	2002

						(Unaudited)
Statement of Operations Data(1)(2):
(In thousands, except per share data)
Revenues	$13,907	$12,632	$7,919	$4,407	$2,608	$6,309	$6,812
Cost of revenues	6,932	6,888	5,413	2,686	1,960	3,183	3,388

Gross profit	6,975	5,744	2,506	1,721	648	3,126	3,424

Operating expenses:
Research and development	2,963	3,947	4,729	1,480	1,669	2,448	1,354
Selling, general and administrative	8,876	11,323	10,168	3,989	3,169	5,142	4,810
Goodwill impairment charge	1,246	—	—	—	—	—	—

Total operating expenses	13,085	15,270	14,897	5,469	4,838	7,590	6,164

Operating loss	(6,110)	(9,526)	(12,391)	(3,748)	(4,190)	(4,464)	(2,740)
Interest income (expense), net	328	931	1,070	78	(418)	85	162

Net loss(3)	(5,782)	(8,595)	(11,321)	(3,670)	(4,608)	(4,379)	(2,578)
Preference distribution on preferred stock	—	—	5,717	—	—	—	—
Accretion of redemption premium on preferred stock	—	—	254	401	9	—	—

Net loss applicable to common shareholders	$(5,782)	$(8,595)	$(17,292)	$(4,071)	$(4,617)	$(4,379)	$(2,578)

						Six Months Ended
	Year Ended December 31,					June 30,

	2002	2001	2000	1999	1998	2003	2002

						(Unaudited)
Net loss per common share:
Basic and diluted	$(0.43)	$(0.65)	$(2.12)	$(1.20)	$(1.36)	$(0.33)	$(0.19)

Weighted average shares outstanding:
Basic and diluted	13,296	13,152	8,150	3,388	3,388	13,290	13,294

Net loss per common share excluding items noted:
Basic and diluted (unaudited)(4)			$(1.39)	$(1.08)	$(1.36)

	December 31,
						June 30,
	2002	2001	2000	1999	1998	2003

						(Unaudited)
Balance Sheet Data: (In thousands)
Cash, cash equivalents and short-term investments	$17,166	$20,861	$29,704	$3,382	$5,346	$14,626
Working capital	14,204	17,163	25,465	453	3,845	10,709
Total assets	22,392	26,546	33,913	5,350	6,794	19,549
Deferred revenues	4,062	3,535	3,036	2,924	820	5,080
Debt and capital lease obligations, less current portion	332	200	429	460	570	255
Mandatorily redeemable preferred stock	—	—	—	4,682	4,280	—
Total shareholders’ equity (deficit)	16,260	20,877	27,965	(3,644)	195	12,497

(1)	The revenues and cost of revenues for the years ended December 31, 1998 through 2001 have been restated under the provisions of EITF 01-14 with respect to reimbursed out-of-pocket expenses.

(2)	The cost of revenues, research and development and selling, general and administrative expenses for the years ended December 31, 1999 through 2001 have been reclassified to include the stock-based compensation expenses which were previously reported as separate expense amounts within operating expenses.

(3)	Before accretion or redemption premium and preference distribution of preferred stock.

(4)	Net loss per share figures exclude preference distribution and accretion of redemption premium on preferred stock, which occurred prior to CareScience’s initial public offering when such preferred stock was converted into common stock.

Unaudited Pro Forma Condensed Combined Financial Information

      The following unaudited pro forma combined financial information assumes a business combination between Quovadx, Inc. and CareScience, Inc. is accounted for as a purchase and is based on the respective historical consolidated financial statements and the notes thereto, incorporated by reference in and enclosed with, this prospectus. The data is not necessarily indicative of the operating results or financial position that would have been achieved had the merger been consummated as of the beginning of the periods presented and should not be construed as representative or indicative of these amounts for any future date or in any future periods. The pro forma combined balance sheet combines the Quovadx June 30, 2003 consolidated balance sheet with the CareScience June 30, 2003 consolidated balance sheet. The pro forma statements of operations combine the Quovadx historical results with the CareScience historical results for the periods indicated below.

QUOVADX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Historical	Historical
	Quovadx	CareScience	Pro Forma		Pro Forma
	June 30, 2003	June 30, 2003	Adjustments		Combined

	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$36,600	$8,636	$(18,608	)(a)	$26,628
Short-term investments	5,491	5,997	—		11,488
Accounts receivable, net	8,762	2,021	—		10,783
Unbilled accounts receivable	8,037	—	—		8,037
Other current assets	3,506	851	—		4,357

Total Current Assets	62,396	17,505	(18,608)		61,293
Property and equipment, net	4,680	1,796	—		6,476
Software, net	18,901	—	—		18,901
Goodwill	—	—	13,579	(a)	13,579
Other intangible assets, net	5,502	—	5,820	(a)	11,322
Other assets	6,095	248	—		6,343

Total Assets	$97,574	$19,549	$791		$117,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of capital lease obligations and notes payable	$—	$153	$—		$153
Accounts payable	1,448	293	—		1,741
Accrued liabilities	5,512	1,271	4,112	(a)	10,895
Deferred revenue	6,668	5,080	—		11,748

Total Current Liabilities	13,628	6,797	4,112		24,537
Capital lease obligations	—	71	—		71
Notes payable	—	184	—		184

Total Liabilities	13,628	7,052	4,112		24,792

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

	Historical	Historical
	Quovadx	CareScience	Pro Forma		Pro Forma
	June 30, 2003	June 30, 2003	Adjustments		Combined

	(In thousands)
Stockholders’ Equity:
Common stock	305	60,266	24	(a)	329
			(60,266	)(b)
Additional paid-in capital	227,105	4,771	9,152	(a)	236,257
			(4,771	)(b)
Accumulated deficit	(143,464)	(51,084)	51,084	(b)	(143,464)
Deferred compensation	—	(523)	523	(b)	—
Accumulated other comprehensive income	—	13	(13	)(b)	—
Subscriptions receivable	—	(46)	46	(b)	—
Treasury stock, at cost	—	(900)	900	(b)	—

Total Stockholders’ Equity	83,946	12,497	(3,321)		93,122

Total Liabilities and Stockholders’ Equity	$97,574	$19,549	$791		$117,914

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

QUOVADX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Six Months Ended June 30, 2003

	Historical	Historical	Pro Forma		Pro Forma
	Quovadx	CareScience	Adjustments		Combined

	(In thousands, except per share amounts)
Total revenue	$36,777	$6,309	$—		$43,086
Cost of revenue	21,271	3,183	—		24,454

Gross profit	15,506	3,126	—		18,632

Operating Expenses
Selling, general and administrative	14,070	5,142	—		19,212
Research and development	4,493	2,448	—		6,941
Amortization of acquired intangibles	764	—	582	(a)	1,346

Total operating expenses	19,327	7,590	582		27,499

Loss from operations	(3,821)	(4,464)	(582)		(8,867)
Interest income, net	396	85	—		481

Net loss	$(3,425)	$(4,379)	$(582)		$(8,386)

Net Loss Per Share:
Basic and diluted	$(0.11)				$(0.26)

Weighted Average Shares:
Basic and diluted	30,297		2,416	(c)	32,713

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

QUOVADX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year Ended December 31, 2002

	Historical	Historical	Pro Forma		Pro Forma
	Quovadx	CareScience	Adjustments		Combined

	(In thousands, except per share amounts)
Total revenue	$63,658	$13,907	$—		$77,565
Cost of revenue	39,288	6,932	—		46,220

Gross profit	24,370	6,975	—		31,345

Operating Expenses:
Selling, general and administrative	27,003	8,876	—		35,879
Research and development	7,209	2,963	—		10,172
Amortization of acquired intangibles	2,307	—	1,164	(a)	3,471
Impairment charge	—	1,246	(1,246	)(d)	—

Total operating expenses	36,519	13,085	(82)		49,522

Loss from operations	(12,149)	(6,110)	82		(18,177)
Goodwill impairment	(93,085)	—	—		(93,085)
Gain on sale of assets	87	—	—		87
Interest income, net	1,035	328	—		1,363

Net loss	$(104,112)	$(5,782)	$82		$(109,812)

Net Loss Per Share:
Basic and diluted	$(3.47)				$(3.39)

Weighted Average Shares:
Basic and diluted	29,987		2,416	(c)	32,403

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Information.

QUOVADX, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

      The unaudited pro forma combined financial information of Quovadx has been prepared based on the historical financial statements of Quovadx and CareScience for the periods presented considering the effects of the merger under the purchase method. The financial information reflects the financial position as though the acquisition had occurred as of June 30, 2003 and the results of operations as though the acquisition had occurred as of January 1, 2002.

      In management’s opinion, all material adjustments necessary to reflect the effects of the merger have been made. The unaudited pro forma financial information is not necessarily indicative of what the actual financial position or results of operations of Quovadx would have been assuming the merger had been completed as of January 1, 2002, nor are they indicative of the financial position or results of operations for future periods.

2.	Pro Forma Adjustments

      (a) A new basis will be established for CareScience’s assets and liabilities by allocating the total acquisition consideration to the relative fair values thereof. The following represents the step-up of CareScience’s assets and liabilities to record the cash and the issuance of equity securities as consideration for the CareScience stock and the related purchase price allocation, including direct costs, under the purchase method of accounting. The portion of the consideration assigned to goodwill and other intangible assets represent the excess of the purchase price over the fair value of the net assets acquired. An average closing price of $3.80 (using the 5 days surrounding the announcement date of August 14) for Quovadx common stock was used for this calculation. All amounts are in thousands.

      The following represents the calculation of the purchase price and goodwill (in thousands):

Value assigned to 2,416 shares of Quovadx common stock	$9,176
Cash	18,608
Merger-related expenses	2,871
Restructuring liabilities	552
Stock option payout	689

31,896
Net tangible assets of CareScience	(12,497)

Preliminary goodwill and other acquired intangibles	$19,399

      The excess consideration allocated to other intangible assets, estimated to be $5,820, is amortized over five years in the accompanying pro formas.

      The final allocation of purchase price is subject to adjustment based upon final appraisals and other analysis. These final appraisals and other analyses may result in adjustments to the fair value of net assets acquired. As the acquisition will be accounted for under the purchase method of accounting, existing goodwill and equity balances of CareScience will be eliminated. As the purchase price is expected to exceed the fair value of net assets acquired, the excess value will be assigned to goodwill and identifiable intangibles.

      (b) Reflects the elimination of the stockholders’ equity accounts of CareScience.

      (c) Unaudited pro forma combined basic and diluted net loss per share also includes 2,416 shares of Quovadx common stock issued in connection with the acquisition of CareScience. Common stock equivalents are excluded from the computation as the combined pro forma results produced a net loss and such common stock equivalents would be anti-dilutive.

      (d) In December 2002, CareScience recorded a $1.2 million impairment charge to write-down all of its goodwill. As a result of this impairment charge there was no goodwill reflected in the historical CareScience balance sheet as of June 30, 2003. As any goodwill previously recorded by CareScience would have been eliminated through a pro forma adjustment to give effect to the new basis of CareScience’s assets and liabilities as discussed in (a) above, the related impairment charge was eliminated.

Comparative Historical and Pro Forma Per Share Data

      The following tables set forth certain historical per share data of Quovadx and CareScience and combined per share data on an unaudited pro forma basis after giving effect to the merger using the purchase method of accounting assuming 0.1818 shares of Quovadx common stock are issued in exchange for each share of CareScience common stock plus $1.40 in cash. The following data should be read in conjunction with the separate historical consolidated financial statements of Quovadx incorporated by reference into this prospectus and the historical consolidated financial statements of CareScience included in its annual report on Form 10-K, as amended by Form 10-K/ A, for the year ended December 31, 2002 which accompanies this prospectus. The unaudited pro forma combined per share data do not necessarily indicate the operating results that would have been achieved had the merger been completed as of the beginning of the earliest period presented and should not be taken as representative of future operations. No cash dividends have ever been declared or paid on Quovadx common stock or CareScience common stock.

	Year Ended	Six Months Ended
	December 31, 2002	June 30, 2003

Historical — Quovadx:
Basic and diluted net loss per common share	$(3.47)	$(0.11)
Book value per common share(1)		$2.75
Historical — CareScience:
Basic and diluted net loss per common share	$(0.43)	$(0.33)
Book value per common share(1)		$0.94
Pro forma combined per share data:
Net loss per Quovadx common share	$(3.39)	$(0.26)
Book value per Quovadx common share(2)		$2.83

(1)	The historical book value per share is computed by dividing stockholders’ equity by the number of shares of common stock outstanding at the end of each period.

(2)	The pro forma combined book value per share is computed by dividing pro forma stockholders’ equity by the pro forma number of shares of common stock outstanding at the end of each period.

Comparative Per Share Market Price Data

Quovadx and CareScience Market Price Data

      Quovadx common stock is traded on The Nasdaq National Market under the symbol “QVDX.” CareScience common stock is traded on The Nasdaq SmallCap Market under the symbol “CARE.” The following table shows, for the calendar quarters indicated, based on published financial sources, the high and low sales prices for shares of our and CareScience common stock as reported on The Nasdaq National and SmallCap Markets, respectively. We urge you to consult publicly available sources for current price quotations.

	Quovadx		CareScience

	High	Low	High	Low

2003
Third Quarter (through August 20)	$4.36	$2.51	$2.97	$0.82
Second Quarter	3.45	1.75	1.01	0.68
First Quarter	2.75	1.50	1.12	0.79
2002
Fourth Quarter	$2.97	$1.18	$1.09	$0.78
Third Quarter	6.39	1.40	1.26	0.90
Second Quarter	8.89	5.50	1.61	1.03
First Quarter	9.17	5.63	1.84	1.11
2001
Fourth Quarter	$12.26	$6.15	$1.45	$0.96
Third Quarter	17.19	10.30	1.78	0.89
Second Quarter	13.50	5.75	2.24	0.69
First Quarter	8.09	5.19	2.06	0.69

      The following table shows the high and low per share sales prices of Quovadx common stock as reported on The Nasdaq National Market and CareScience common stock as reported on the Nasdaq SmallCap Market on (1) August 13, 2003, the last full trading day preceding public announcement that Quovadx and CareScience had entered into the merger agreement, and (2) August 20, 2003, the last full trading day for which high and low sales prices were available preceding the mailing of this prospectus.

      The following table also sets forth the equivalent price per share of CareScience common stock, based on consideration of $1.40 per share in cash plus 0.1818 multiplied by the closing price of Quovadx common stock on the dates shown below.

					CareScience
					Common Stock
	Quovadx		CareScience		Pro Forma
	Common Stock		Common Stock		Equivalent Price

	High	Low	High	Low	High	Low

August 13, 2003	$3.80	$3.65	$1.18	$1.11	$2.09	$2.06
August 20, 2003	$4.29	$4.11	$2.12	$2.02	$2.18	$2.15

      The above tables show only historical and future hypothetical comparisons. We urge you to obtain current stock price quotations for our and CareScience common stock and to review carefully the other information contained in and delivered with this prospectus or incorporated by reference into this prospectus in deciding whether to accept the offer and tender your CareScience shares. See the section titled “Where You Can Find Additional Information.”

Dividend Policy

      Neither Quovadx, since its initial public offering in February 2000, nor CareScience has declared any cash dividends. Each company currently intends to retain earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future.

RISK FACTORS

      The offer and the merger involve a high degree of risk. By tendering in the offer, CareScience shareholders will be choosing to invest in Quovadx common stock. An investment in Quovadx common stock also involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the risks involved in the offer and the merger, including the following risk factors and those incorporated by reference into this prospectus, in deciding whether to tender.

Risks Relating to the Proposed Offer and Merger

While the market prices for Quovadx and CareScience common stock have been volatile in recent periods, the consideration we will pay in the offer and the merger is fixed.

      Upon completion of the offer and the merger, each share of common stock of CareScience will be exchanged for cash in the amount of $1.40 and 0.1818 shares of our common stock. The cash portion and the stock portion of the offer price and merger consideration will not change even if the market price of either or both the Quovadx and CareScience common stock fluctuates. The specific dollar value of our common stock that you will receive upon completion of the offer or the merger will depend on the market value of Quovadx common stock at that time. Quovadx’s stock price has been volatile and you should expect it to continue to fluctuate.

      Neither party may terminate, and the CareScience board may not change its recommendation, in each case, solely because of changes in the market price of either company’s stock. The value of the consideration to be received by CareScience shareholders upon completion of the offer will depend on the market value of our common stock at the completion of the offer. As the market price of our common stock decreases, the value received for each share of CareScience common stock decreases. Conversely, as the market price of Quovadx common stock increases, the value received for each share of CareScience common stock exchanged for our common stock increases.

We may not realize the benefits we expect from the merger because of integration and other challenges.

      We may not realize the benefits we expect from the merger as described in “Reasons for the Merger” on page 34 because of the following challenges:

•	incorporating CareScience technology and products into our product offerings;

•	preserving CareScience technical knowledge within our engineering organization;

•	coordinating the efforts of the CareScience sales organization with our sales organization;

•	persuading our and CareScience’s employees that our business cultures are compatible;

•	maintaining momentum in the sales growth of the Care Management System product offerings;

•	realizing anticipated cost savings in a timely manner; and

•	incurring unanticipated expenses related to the integration of Quovadx and CareScience.

Expenses related to the merger could adversely affect Quovadx and CareScience combined financial results.

      Quovadx and CareScience expect to incur direct transaction costs in connection with the merger of approximately $4.1 million. If we do not achieve the expected benefits of the merger, the combined company’s financial results, including earnings per share, could be adversely affected.

The integration process may disrupt our businesses and internal resources.

      The integration of Quovadx and CareScience will be complex, time consuming and expensive and may disrupt our businesses. Some of CareScience’s suppliers, distributors, customers and licensors may be our competitors or may work with our competitors and as a result may terminate their business relationships with the combined company as a result of the merger. In addition, the integration process may strain the combined company’s financial and managerial controls and reporting systems and procedures. This may result in the diversion of management and financial resources from the combined company’s core business objectives. There can be no assurance that Quovadx and CareScience will successfully integrate or that the combined company will realize any of the anticipated benefits of the merger.

The directors and executive officers of CareScience have a personal interest that could have affected their decision to support or approve the offer and the merger.

      In considering the recommendation of the CareScience board of directors to accept the offer, tender your shares of CareScience common stock pursuant to the offer and approve the merger and the merger agreement, you should recognize that CareScience’s directors and officers have interests in the offer and the merger that differ from, or are in addition to, their interests as CareScience shareholders. These interests include:

•	current and future employment arrangements;

•	bonuses earned upon completion of the offer;

•	severance benefits if the executive officers’ employment is terminated upon or after the merger;

•	accelerated vesting and cash-out of all stock options, including those held by CareScience’s directors and officers, upon consummation of the merger; and

•	indemnification of CareScience’s directors and officers against certain liabilities arising both before and after the merger.

General uncertainty related to the merger could harm the combined company.

      Quovadx or CareScience customers may, in response to the announcement of the proposed merger, delay or defer purchasing decisions. If Quovadx or CareScience customers delay or defer purchasing decisions, the combined company’s revenue could materially decline or any increases in revenue could be lower than expected. Similarly, Quovadx and CareScience employees may experience uncertainty about their future roles with the combined company. This may harm the combined company’s ability to attract and retain key management, sales and technical personnel. Also, speculation regarding the likelihood of the closing of the merger could increase the volatility of Quovadx or CareScience share prices.

Third parties may terminate or alter existing contracts with CareScience.

      CareScience has contracts with its suppliers, distributors, customers, licensors and other business partners, some of which may require CareScience to obtain the consent of the other contracting parties in connection with the merger. If these consents cannot be obtained, CareScience may suffer a loss of future revenue and may lose rights to facilities or intellectual property that are or may be material to CareScience business and the business of the combined company.

Failure to complete the offer or the merger could harm the market price of CareScience common stock and its future business and operations.

      If the merger is not completed, CareScience may be subject to the following risks:

•	if the merger agreement is terminated under certain circumstances, CareScience will be required to pay Quovadx a termination fee of $1.1 million;

•	the price of CareScience’s common stock may decline to the extent that the current market price of CareScience common stock reflects a market assumption that the offer and the merger will be completed;

•	costs related to the offer and the merger, such as legal, accounting and certain financial advisory fees, must be paid even if the offer and the merger are not completed; and

•	if the merger is terminated and CareScience’s board of directors determines to seek another merger or business combination, CareScience may not be able to find a partner willing to pay an equivalent or more attractive price than that which would be paid in the offer and merger.

Risks related to the combined company and unanticipated fluctuations in the combined company’s quarterly operating results could affect the combined company’s stock price.

      Each of Quovadx and CareScience believes that quarter-to-quarter comparisons of its financial results are not necessarily meaningful indicators of the future operating results of the combined company and should not be relied on as an indication of future performance. If the combined company’s quarterly operating results fail to meet the expectations of analysts, the trading price of Quovadx common stock following the merger could be negatively affected. Each of the Quovadx and CareScience quarterly operating results have varied substantially in the past and those of the combined company may vary substantially in the future depending upon a number of factors described in this section of this prospectus, including many that are beyond the combined company’s control. Neither Quovadx nor CareScience can be certain that it will successfully manage these risks or that the business strategy of the combined company will be successful. If the combined company fails to adequately address any of these risks or difficulties, its business would likely suffer.

Quovadx and CareScience have experienced losses in the past, and the combined company may experience losses in the future.

      Quovadx and CareScience have experienced losses in the past. Quovadx and CareScience expect that the combined company will continue to incur significant sales and marketing, product development and administrative expenses. As a result, the combined company will need to generate significant revenue and gross margin to achieve profitability. Neither Quovadx nor CareScience can be certain that the combined company will achieve and maintain profitability in the future. Any failure to significantly increase revenue and gross margin as the combined company implements its product and distribution strategies would adversely affect its business.

Risks Relating to the Combined Company After the Merger

We have historically incurred losses and we may not be able to achieve and maintain profitability.

      Although we have had profitable quarters, we incurred losses for the six months ended June 30, 2003 and the years ended December 31, 2002, 2001 and 2000. As of June 30, 2003, we had an accumulated deficit of $143 million. Since our initial public offering in February of 2000, we have funded our business primarily from the cash generated from the sale of our stock and cash flow from operations. We expect to continue to incur significant sales and marketing, research and development and general and administrative expenses that may exceed our gross margin. As a result, we may experience losses and negative cash flows in the future. Failure to achieve and maintain profitability may cause our stock price to decline and impair our business and financial prospects.

Our quarterly operating results are likely to fluctuate significantly and may fail to meet the expectations of securities analysts and investors, causing our share price to decline.

      Our quarterly operating results have fluctuated significantly in the past and are likely to fluctuate in the future. Moreover, our operating results in some quarters may not meet the expectations of stock market analysts and investors. In that event, our stock price would likely decline. Declines in our stock price may impair our business prospects and our financial condition. As a result of our limited history of profitable operations, our business strategy, and the evolving nature of the markets in which we compete, we may have difficulty accurately forecasting our revenue in any given period. In addition to the factors discussed elsewhere in this section, a number of factors may cause our revenue to fall short of our expectations or cause fluctuations in our operating results, including:

•	delay in our introduction of new applications, services and products offerings and enhancements of our existing solutions;

•	the capital and expense budgeting decisions of our existing and prospective customers;

•	the loss of a major customer;

•	the amount and timing of operating costs and capital expenditures relating to the implementation of our business strategy;

•	increased product development and engineering expenditures required to keep pace with technological changes; and

•	the announcement or introduction of new or enhanced products or services by our competitors.

We have embarked on a strategy to significantly increase software sales as our principal source of revenue. If that strategy is not successful, our business may be harmed.

      We have invested and continue to invest significant financial and management resources in reorganizing and enhancing our software sales effort. In recent months, we have hired what we believe are top caliber sales talent, we have reformulated our sales materials and our presentation strategy and we have reorganized our sales and marketing functions, all with a goal of generating an increased percentage of our revenue from sales of our software products. These efforts have been expensive and they have required, and we expect will continue to require, considerable executive management time and oversight, thus diverting resources from other aspects of our business. If for any reason this strategy is not successful, and we do not achieve increased software sales as anticipated, then our stock price may decline, and our business prospects and financial condition will be adversely affected.

The market for business process management and integration software may not grow as quickly as we anticipate, which would cause our revenue to fall below expectations.

      The market for business process management and integration software is relatively new and evolving. We earn a substantial portion of our revenue from sales of our business process management software, including application integration software, and related services. We expect to earn substantially all of our revenue in the future from sales of these products and services. Our future financial performance will depend on continued growth in the number of organizations demanding software and services for business process management and integration, requiring information delivery, and seeking outside vendors to develop, manage and maintain this software for their critical applications. Many of our potential customers have made significant investments in internally developed systems and would incur significant costs in switching to our products, which may substantially inhibit the growth of our software market. If the market fails to grow, or grows more slowly than we expect, our sales will be adversely affected. In addition, a weakening global economy may lead to longer sales cycle and slower sales growth.

Our acquisition strategy could cause financial or operational problems.

      Our success depends on our ability to continually enhance and broaden our product offerings in response to changing technology, customer demands, and competitive pressures. To this end, we may acquire new and complementary businesses, products or technologies. We do not know if we will be able to complete any acquisitions or that we will be able to successfully integrate any acquired businesses, operate them profitably, or retain their key employees. Integrating any newly acquired business, product or technology could be expensive and time-consuming, could disrupt our ongoing business, and could distract our management. We may face competition for acquisition targets from larger and more established companies with greater financial resources. In addition, in order to finance any acquisitions, we might need to raise additional funds through public or private financings. In that event, we could be forced to obtain equity or debt financing on terms that are not favorable to us and, in the case of equity financing, that results in dilution to our stockholders. If we are unable to integrate any newly acquired entity, products or technology effectively, our business, financial condition and operating results would suffer. In addition, the amortization of intangible assets or other charges resulting from the cost of acquisitions could harm our operating results.

If we cannot execute our strategy to establish and maintain our relationships with established healthcare industry participants, our applications, services and products may not achieve healthcare market acceptance.

      The healthcare industry is our most important market. Relationships with established healthcare industry participants are critical to our success. These relationships include customer, vendor, distributor and co-marketer relationships. To date, we have established a number of these relationships. Once we have set up a relationship with an established healthcare industry participant, we rely on that participant’s ability to assist us in generating increased acceptance and use of our applications, services and product offerings. We have limited experience in maintaining relationships with healthcare industry participants. Additionally, the other parties to these relationships may not view these relationships with us as significant to their own business, and they may reassess their commitment to us or decide to compete directly with us in the future. We generally do not have agreements that prohibit them from competing against us directly or from contracting with our competitors. We cannot guarantee that any such party will perform its obligations as agreed or contemplated or that we would be able to specifically enforce any agreement with it. Our arrangements generally do not establish minimum performance requirements, but instead rely on the voluntary efforts of the other party. Therefore, we cannot guarantee that these relationships will be successful. If we were to lose any of these relationships, or if the other parties were to fail to collaborate with us to pursue additional business relationships, we would not be able to execute our business plans and our business would suffer significantly. Moreover, we may not experience increased use of our applications, services and product offerings even if we establish and maintain these relationships.

If our hosting services suffer interruptions, our business and reputation could be harmed.

      In the past, our customers have experienced some interruptions with our hosting services. Similar interruptions may continue to occur from time to time. These interruptions could be due to hardware and operating system failures. We currently host services and maintain data at our facility in Albuquerque, New Mexico and the CareScience facility in Philadelphia, Pennsylvania, as well as in a third-party hosting facility in Santa Clara, California. Although we have safeguards for emergencies in each location, we do not have fully operational procedures for information processing facilities if any primary facility is not functioning. The occurrence of a major catastrophic event or other system failure at any facility could interrupt data processing or result in the loss of stored data. In addition, we depend on the efficient operation of Internet connections from customers to our systems. These connections, in turn, depend on the efficient operation of web browsers, Internet service providers and Internet backbone service providers, all of which have had periodic operational problems or experienced outages. Any system delays, failures or loss of data, whatever the cause, could reduce customer satisfaction with our applications, services and product offerings.

      We expect a significant portion of our revenue to be derived from customers who use our hosting services. As a result, our business will suffer if we experience frequent or long system interruptions that result in the unavailability or reduced performance of our hosting capability. We expect to experience occasional temporary capacity constraints due to sharply increased traffic, which may cause unanticipated system disruptions, slower response times, impaired quality and degradation in levels of customer service. If this were to happen on more than an occasional and temporary basis, our business and reputation could be seriously harmed.

If security of our customer and patient information is compromised, patient care could suffer, we could be liable for damages and our reputation could decline.

      We retain confidential customer and patient information in our processing centers. Therefore, it is critical that our facilities and infrastructure remain secure and that our facilities and infrastructure are perceived by the marketplace to be secure. Despite the implementation of security measures, our infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems. If we fail to meet our clients’ expectations, we could be liable for damages and our reputation could suffer. In addition, patient care could suffer and we could be liable if our systems fail to deliver correct information in a timely manner. Our insurance may not protect us from this risk.

If we fail to meet performance standards we may experience a decline in revenue.

      Many of our transaction and hosting service agreements contain performance standards. If we fail to meet these standards, our customers could terminate their agreements with us. The loss of any of those service agreements would cause a decline in our revenue. Additionally, we may be unable to expand or adapt our transaction and hosting network infrastructure to meet new demands on a timely basis and at a commercially reasonable cost, or at all.

If compliance with government regulation of healthcare becomes costly and difficult for our customers, we may not be able to grow our business.

      Participants in the healthcare industry are subject to extensive and frequently changing regulation under numerous laws administered by governmental entities at the federal, state and local levels, some of which are, and others of which may be, applicable to our business. Furthermore, our healthcare service provider, payer and plan customers are also subject to a wide variety of laws and regulations that could affect the nature and scope of their relationships with us.

      The healthcare market itself is highly regulated and subject to changing political, economic and regulatory influences. These factors affect the purchasing practices and operations of healthcare organizations. Changes in current healthcare financing and reimbursement systems, such as modifications which may be required by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), may cause us to make unplanned enhancements of software applications or services, result in delays or cancellations of orders, or result in the revocation of endorsement of our applications and services by healthcare participants. The effect of HIPAA is difficult to predict and there can be no assurances that we will adequately address the business risks created by HIPAA and its implementation or that we will be able to take advantage of any resulting business opportunities.

      Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates or otherwise change the environment in which healthcare market participants operate. Healthcare market participants may respond by reducing their investments or postponing investment decisions, including investments in our applications and services. We do not know what effect any proposals would have on our business.

Because we provide utilization review services, we may be liable for the denial of payments for medical claims or medical services.

      One of the functions of our applications is automatic adjudication of whether a claim for payment or service should be denied or whether existing coverage should be continued based upon particular plans, contracts and industry-standard, clinical-support criteria. Our payer customers are ultimately responsible for deciding whether to deny claims for payment or medical services. It is possible, however, that our customers may assert that we are liable for denying payment of covered medical claims or medical service. The contractual protections included in our customer contracts and our insurance coverage may not be sufficient to protect us against such liability.

As we continue to build our international sales, we are subject to increased regulation and uncertainties in the international marketplace.

      Among other things, our core products contain strong encryption technology that is subject to export control regulation. These regulations prohibit us from selling in certain countries and to certain persons. Our inadvertent failure to properly restrict our sales could subject us and our management to fines and other sanctions and impair our financial condition and our reputation. Additionally, in the international marketplace we face increased uncertainty of enforcement of contractual provisions and enforcement of judgments in our dealings with non-U.S. persons. Our inability to properly defend or enforce our contract rights could materially impair our business prospects and financial condition.

We may face product-related liabilities that could force us to pay damages, which would hurt our reputation and financial condition.

      Although both our customers and we test our applications, services and product offerings, they may contain defects or result in system failures. These defects or problems could result in the loss of or delay in generating revenue, loss of market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation or increased insurance costs. In particular, we market software products that are designed to assist our healthcare customers in meeting their HIPAA compliance obligations. Failure of these products to perform as intended could cause our customers to incur significant fines and penalties for non-compliance, which in turn could result in damages and claims against us. Our contracts generally limit our liability arising from our errors; however, these provisions may not be enforceable and may not protect us from liability. While we have general liability insurance that we believe is adequate, including coverage for errors and omissions, we may not be able to maintain this insurance on reasonable terms in the future. In addition, our insurance may not be sufficient to cover large claims and our insurer could disclaim coverage on claims. If we are liable for an uninsured or underinsured claim or if our premiums increase significantly, our financial condition could be materially harmed.

If we do not establish and maintain our brand, our reputation could be adversely affected.

      In order to increase our customer base and expand our online traffic, we must establish, maintain and strengthen our brand. For us to be successful in establishing our brand, professionals in the healthcare and other targeted markets must perceive us as offering quality, cost-effective, communications, information and administrative services. Our reputation and brand name could be harmed if we experience difficulties in introducing new applications, services and product offerings, if customers do not accept these applications, services and product offerings, if we are required to discontinue existing applications, services and product offerings or if our products and services do not function properly.

Our business is dependent on our proprietary intellectual property rights.

      Our intellectual property is important to our business. We may be subject to intellectual property infringement claims as the number of our competitors grows and the functionality of our applications overlaps with competitive offerings. These claims, whether or not meritorious, could be expensive, divert our attention from operating our company, result in costly litigation, cause product shipment delays, or require us to enter into royalty or licensing agreements, any of which could seriously harm our business, financial condition and results of operations. If we become liable to third parties for infringing on their intellectual property rights, we would be required to pay a substantial damage award and to develop non-infringing technology, obtain a license or cease selling the applications that contain the infringing intellectual property. We may be unable to develop non-infringing technology or obtain a license on commercially reasonable terms, or at all. In the event an intellectual property claim against us was successful and we could not obtain a license on acceptable terms, license a substitute technology or redesign to avoid infringement, most of our contracts would require us to refund a portion of the software license fees; our business, financial condition and results of operations would be seriously harmed.

      CareScience has licensed important technology from the University of Pennsylvania and the California HealthCare Foundation. Consequently, infringement claims against the University or the Foundation or disagreements between the University or the Foundation and CareScience pertaining to the licensed technology could have a material adverse effect on the combined company operations following the merger. Third parties may infringe upon CareScience’s intellectual property rights or the rights CareScience has licensed from the University or the Foundation. This unauthorized use may be undetected and the combined company may be unable to enforce its rights.

      In addition, we may not be able to protect against misappropriation of our intellectual property. Third parties may infringe upon our intellectual property rights, we may not detect this unauthorized use and we may be unable to enforce our rights. We rely on third parties for technology in our products. We depend upon third party suppliers and licensors to provide software that is incorporated in certain of our products and the products that we distribute. We have no control over the scheduling and quality of work of these third party software suppliers and licensors. Additionally, the third party software may not continue to be available to us on commercially reasonable terms, or at all. Our agreements to license certain third party software will terminate after specified dates unless they are renewed. We expect to sell multiple products to the same customers and problems with the third party technology in one product may adversely affect sales of other products to the same customer.

      Our products may be affected by unknown software defects. Our products depend on complex software, both internally developed and licensed from third parties. Complex software often contains defects, particularly when first introduced or when enhancements or new versions are released. Although we conduct extensive testing, we may not discover software defects that affect our new or current products or enhancements until after they are deployed. To date, we have not experienced any material software defects, however despite continued testing, defects may occur in our software. These defects could cause performance interruptions, which could damage our reputation with existing or potential customers, increase our service costs, cause us to lose revenue, delay market acceptance or divert our development resources, any of which could cause our business to suffer.

CareScience currently depends on an exclusive license with the University of Pennsylvania and an exclusive license with the California HealthCare Foundation for some of its technology, and the loss of these licenses would impair the ability of the combined company to develop its business.

      CareScience’s ability to use some of its technology and complete effectively with its care management products would be impaired if its exclusive license agreements with the University of Pennsylvania or the California HealthCare Foundation were terminated. Under these license agreements, CareScience is required to make royalty payments to the University and the Foundation, respectively, based on a percentage of the fees earned through the sublicensing and servicing of the technology and information received from the University or the Foundation, as applicable, under the relevant license agreement. In order to maintain the exclusivity of the license with the University, CareScience is required to pay a minimum of $75,000 per year in royalties. In order to maintain the exclusivity of the license with the Foundation, we are required to pay a minimum level of $57,500, $73,750 and $90,000 per year in royalties for the years 2003, 2004 and each year after 2004, respectively.

      If the combined company does not make these minimum royalty payments, the University or the Foundation may terminate the exclusive status of the license under the respective agreement, and in effect, license the technology to our competitors. In addition, under the license agreement with the University, the University retains the right, after consultation and negotiation with CareScience, to publish a description of the technology without CareScience’s consent, whether or not any intellectual property protection on this technology has been filed. If the University or the Foundation were to license the technology to our competitors or the University were to publish the technology, CareScience’s revenue may decrease significantly and CareScience may not be able to develop or maintain customer and strategic relationships. In addition, if CareScience pays the University less than $20,000 per year in royalties, the University may terminate CareScience’s license entirely. In the event that the University or the Foundation choose not to license the technology to CareScience at all, CareScience may not be able to develop similar alternative technology or negotiate a new license agreement with another licensor. If CareScience or the combined company were not able to develop similar alternative technology or negotiate a new license, CareScience and, following the merger, the combined company, may not be able to maintain its care management business operations.

We could be liable for information retrieved from the CareScience Care Management System websites and incur significant costs from resulting claims.

      CareScience may be subject to third party claims for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of the information it supplies to its customers through its Internet-based Care Management System applications. CareScience could be subject to liability with respect to content that may be accessible through its Care Management System website or third party websites linked from its website. For example, claims could be made against CareScience if a customer relies on health care information accessed through its Care Management System website to their detriment. Even if claims do not result in liability to CareScience, CareScience could incur significant costs in investigating and defending against them and in implementing measures to reduce its exposure to any possible liability. CareScience’s insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify CareScience for all liability that may be imposed.

FORWARD LOOKING STATEMENTS

      This prospectus and other documents to which we refer you contain “forward-looking statements” concerning non-historical facts or matters that are subject to risks and uncertainties. These forward-looking statements may be preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “projections,” “estimates,” “may,” “will,” “should,” “could” or similar expressions. These forward-looking statements represent our expectations or beliefs concerning future events, many of which are outside of our control. Many possible events or factors could affect the actual financial results and performance of Quovadx and CareScience before the transaction and of the combined company after the transaction, and these factors or events could cause those results or performance to differ significantly from those expressed in our forward-looking statements. They include, among other things, statements with respect to:

•	the possibility that the offer and the merger may not be completed;

•	the successful integration of CareScience employees and technologies and the challenge of achieving anticipated benefits of the merger;

•	pro forma financial statements and projections of future financial performance; future sales and earnings;

•	sales success in rapidly changing markets;

•	product acceptance and demand;

•	efforts to grow revenue;

•	cost savings and economies of scale;

•	margin enhancement efforts;

•	product development efforts; market positioning;

•	operations and results of the combined company after the merger; and

•	future acquisitions and dispositions.

      We caution that these statements are further qualified by important factors, in addition to those under “Risk Factors” above and elsewhere in this prospectus and the documents which are incorporated by reference in this prospectus, that could cause actual results to differ significantly from those in the forward-looking statements.

      Forward-looking statements are not guarantees of performance. By their nature, they involve risks, uncertainties and assumptions. The future results and stockholder values of Quovadx and CareScience may differ significantly from those expressed in these forward-looking statements. Stockholders are cautioned not to put undue reliance on any forward-looking statement. Any such statement speaks only as of the date of this prospectus, and in the case of documents incorporated by reference, as of the date of those documents. We do not assume any obligation to update or release any revisions to any forward-looking statements, to report any new information, future event or other circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

BACKGROUND OF THE OFFER AND THE MERGER

      As part of their ongoing activities, the board of directors and management of CareScience have periodically explored and assessed alternatives to strengthen CareScience’s business and enhance shareholder value. In the last few years, CareScience’s board of directors and management have considered these alternatives in light of various trends in the healthcare information and technology industries and in light of external factors affecting these industries, including the economy generally, the heightened regulation of health information, changing political, economic and regulatory influences, and other factors.

      In December 2002, the CareScience board of directors decided to explore CareScience’s strategic alternatives to enhance shareholder value and formed a special committee of the board of directors in this regard, which consisted of two directors, Edward Antoian and Ronald Paulus. At a subsequent meeting, the CareScience board of directors approved the special committee’s engagement of Pepper Hamilton LLP to advise it on legal issues associated with its examination of strategic alternatives.

      In January 2003, the CareScience board of directors considered various candidates to serve as financial advisor to CareScience, and ultimately approved the special committee’s selection of William Blair & Company L.L.C. CareScience subsequently executed an engagement letter with William Blair pursuant to which William Blair agreed to provide investment banking services in connection with a prospective business combination and to render a fairness opinion in connection with any such transaction.

      The special committee then determined and recommended to the CareScience board of directors that CareScience pursue a private auction of CareScience with prospective strategic or financial buyers. William Blair researched possible merger partners and, between February and April 2003, began to contact a number of potentially interested merger partners. The contact with these prospects included signing of non-disclosure agreements, distribution of the information materials, limited due diligence and, in some cases, direct meetings between executives of the companies and CareScience management.

      In February 2003, representatives of William Blair met informally with a representative of Quovadx, but did not identify CareScience as the subject company.

      In April 2003, the special committee requested that William Blair obtain initial non-binding indications of interest from prospects to whom William Blair had provided a set of information materials. In May 2003, several companies, including Quovadx, provided written or verbal indications of interest.

      On May 19, 2003, Ms. Lorine Sweeney, chief executive officer of Quovadx, Mr. Gary Scherping, chief financial officer of Quovadx, and Dennis Hefter, the vice president, mergers and acquisitions of Quovadx, Dr. Ronald Paulus, the president of CareScience, Dr. J. Bryan Bushick, the senior vice president, business development of CareScience, Mr. Robb Tretter, the general counsel of CareScience, Mr. Thomas Zajac, the chief operating officer of CareScience, and representatives of William Blair met at the offices of Pepper Hamilton in Philadelphia, Pennsylvania, in order to review the business, strategy, financials and operations of CareScience and to discuss the possibility of a business combination between Quovadx and CareScience. Following this meeting, Ms. Sweeney and Messrs. Scherping and Hefter reviewed documents in a data room prepared by CareScience and its financial and legal advisors and had several telephone conferences with representatives of CareScience in order to conduct a business and financial due diligence investigation. Ms. Sweeney and Messrs. Scherping and Hefter were also provided with a copy of the proposed merger agreement.

      From May 2003 through June 2003, Messrs. Scherping and Hefter continued to conduct a due diligence review of CareScience through various telephone conferences and meetings with CareScience employees and representatives of William Blair.

      On July 10, 2003, the Quovadx board of directors, including the members of its acquisition committee, held a special meeting to consider submitting a proposal to acquire CareScience. At the conclusion of the meeting, the Quovadx board approved a proposal to acquire CareScience. Ms. Sweeney then delivered Quovadx’s non-binding proposal to acquire CareScience to a representative of William Blair.

      A representative of William Blair notified Quovadx that its proposal was not competitive at that time compared with the other bids received.

      On July 22, 2003, Ms. Sweeney delivered a letter to a representative of William Blair formally withdrawing Quovadx’s proposal to acquire CareScience.

      On July 31, 2003, Dr. Paulus telephoned Ms. Sweeney to indicate an interest in conducting further discussions with Quovadx regarding a potential acquisition of CareScience. On August 1, 2003, Ms. Sweeney and Dr. Paulus held a telephone conference to discuss the possible synergies of a potential business combination between Quovadx and CareScience.

      On August 4, 2003, the Quovadx board of directors, including the members of the acquisition committee, approved a revised proposal to acquire CareScience and Ms. Sweeney thereafter delivered a revised non-binding proposal to acquire CareScience to a representative of William Blair.

      On August 6, 2003, the CareScience board of directors approved and authorized CareScience to enter into an exclusivity agreement with Quovadx, effective through August 31, 2003, during which period CareScience would not be permitted to negotiate with, or provide information to, any other party regarding a business combination transaction.

      From August 8, 2003 to August 13, 2003, Quovadx representatives continued their business and legal due diligence review of CareScience. Concurrently, the parties negotiated the terms and conditions of the merger agreement and related agreements.

      On August 13, 2003, the CareScience board of directors held a special meeting to review and discuss the proposed business combination with Quovadx and the terms and conditions of the merger agreement. Representatives of William Blair attended the meeting and CareScience management updated the board on the status of management’s discussions with Quovadx. William Blair presented its analyses of the consideration to be received by CareScience shareholders in the offer and the merger and delivered its oral opinion, which was subsequently confirmed in writing, that as of the date of its written opinion and subject to the assumptions and limitations set forth therein, the per share merger consideration to be received by all holders of CareScience common stock in the offer and the merger pursuant to the merger agreement was fair from a financial point of view to such holders. Representatives of Pepper Hamilton gave a presentation with respect to the material terms of the merger agreement and related documents and advised the board of directors regarding their fiduciary duties. After considering the terms of the proposed transaction and considering the advice of its financial and legal advisors, the CareScience board of directors unanimously approved the merger agreement, the offer, the merger and the other transactions contemplated by the merger agreement.

      On August 13, 2003, after the conclusion of the CareScience board meeting, the Quovadx board of directors reconvened a board meeting telephonically to consider the proposed business combination with CareScience and the terms and conditions of the merger agreement. Representatives of Wilson Sonsini Goodrich & Rosati gave a presentation with respect to the material terms of the merger agreement and related documents and advised the directors regarding their fiduciary duties. After considering the terms of the proposed transaction, the presentation made by management and the advice of its advisors, the Quovadx board of directors approved the merger agreement, the offer, the merger and the other transactions contemplated by the merger agreement.

      On August 13, 2003, following both parties board meetings, Quovadx and CareScience executed the merger agreement on substantially the same terms as the draft distributed to the CareScience board of directors and the Quovadx board of directors.

      On August 14, 2003, Quovadx and CareScience issued a joint press release announcing the execution of the merger agreement.

REASONS FOR THE OFFER AND THE MERGER

Quovadx’s Reasons for the Offer and the Merger

      Our board of directors approved the offer and the merger and determined that the merger would provide us with increased breadth and depth across our products, market segments and industry coverage. The Quovadx board of directors consulted with Quovadx senior management, as well as its advisors, in reaching its decision to approve the merger agreement, the offer, the merger and the other transactions contemplated by the merger agreement. In approving the offer and the merger, our board considered the following expected benefits:

•	enhancing our ability to reach certain of our strategic objectives, which include extending our product and service offering to include CareScience products, enabling us to bring real time capabilities to care management application offerings;

•	enabling us to leverage our customer base and brand recognition to accelerate market penetration and growth;

•	enabling us to enhance our position in areas where Quovadx products and services are already strong by offering complementary products and services developed by CareScience; and

•	increasing our revenue stream.

      After taking into account these and other factors, the Quovadx board of directors determined that the merger agreement, the offer, the merger and the other transactions contemplated by the merger are in the best interest of Quovadx stockholders and that Quovadx should enter into the merger agreement.

      The foregoing discussion of factors considered by our board is not meant to be exhaustive but includes material factors considered by our board in approving the merger agreement, the offer, the merger and the other transactions contemplated by the merger agreement. Our board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Rather, the board made its determination based on the totality of the information presented to it, and the judgments of individual members of the board may have been influenced to a greater or lesser degree by different factors.

CareScience’s Reasons for the Offer and the Merger

      The CareScience board of directors believes that the offer and the merger are advisable, fair to and in the best interest of, CareScience and the CareScience shareholders. On August 13, 2003, the members of the CareScience board of directors unanimously approved the offer, the merger agreement and the merger. The directors unanimously recommend that the holders of shares of CareScience common stock accept the offer, tender their shares and approve the merger agreement and the merger.

      In the course of reaching its decision to approve the offer and the merger agreement, the CareScience board of directors consulted with CareScience’s management, as well as its outside legal counsel and its financial advisors, and considered the following material factors:

•	that based on the prices of CareScience and Quovadx common stock at the time the merger agreement was approved by the CareScience board, the transaction value represented a substantial premium over the price of CareScience common stock then prevailing in the market;

•	that the combination of the two companies presents a significant opportunity to combine complementary products and solutions that CareScience and Quovadx offer and to realize operational synergies; and

•	that a portion of the consideration to be paid to CareScience shareholders is Quovadx common stock which provides an opportunity for CareScience shareholders to participate in the future growth in value of the combined company following the merger as stockholders of Quovadx.

      In the course of its deliberations, the CareScience board of directors considered a number of additional factors relevant to the offer and the merger, including:

•	historical information concerning CareScience and Quovadx and their respective businesses, financial performance, condition, operations, technology, management and position in their respective industries, and information and evaluations regarding the two companies’ strengths, weaknesses and prospects, both before and after giving effect to the offer and the merger;

•	current industry, market and economic conditions, including the intensification of competition in the health care information technology industry in recent years;

•	the potential effect on shareholder value of CareScience continuing as an independent entity compared to the potential effect of a combination with Quovadx in light of the other possible strategic alternatives;

•	the presentations of CareScience’s financial advisor, William Blair, in connection with its opinion (which opinion is attached to this prospectus as Annex C) to the effect that, as of August 13, 2003, and subject to the assumptions, qualifications and limitations set forth in its written opinion, the per share merger consideration to be paid pursuant to the merger agreement was fair, from a financial point of view, to holders of CareScience common stock;

•	current financial market conditions and historical market prices, volatility and trading information for CareScience common stock and Quovadx common stock, and various factors that might affect the market value of Quovadx common stock in the future;

•	the premium represented by the offer consideration and the premiums paid in other recent transactions that could be viewed as comparable, as well as the negotiations between CareScience and Quovadx relating to the offer consideration;

•	that CareScience shareholders will share in any appreciation in the value of Quovadx common stock;

•	the effect of the offer and the merger on CareScience customers;

•	that Quovadx and Carlton Acquisition Corp. obligations under the offer are not subject to any financing condition, and the financial strength of Quovadx;

•	strategic alternatives available to CareScience; and

•	the terms of the offer, the merger agreement and related agreements, by themselves and in comparison to the terms of other transactions, and the intensive negotiations between Quovadx and CareScience including their negotiations relating to the details of the merger agreement, including but not limited to, the conditions to the parties’ obligations to complete the offer and the merger, the details of the non solicitation restrictions on CareScience and the scope of the CareScience “fiduciary out” from these restrictions, the parties’ termination rights, the termination fee that CareScience may be required to pay Quovadx in certain circumstances and the tender and voting agreement.

      The potential negative factors the CareScience board of directors considered include:

•	that because a portion of the consideration to be paid by Quovadx in the offer and the merger is Quovadx common stock, CareScience shareholders will be subject to the risks associated with being a Quovadx stockholder, as detailed in this prospectus under the caption “Risk Factors” beginning on page 22;

•	that because only a portion of the consideration to be paid by Quovadx in the offer and the merger is common stock, and because this common stock is of Quovadx and not of CareScience, that CareScience’s shareholders will no longer be entitled to share directly, exclusively and entirely in the growth and performance of the CareScience business, but CareScience shareholders will nonetheless have the right to continue to share indirectly in the future growth and performance of CareScience’s business after the closing of the offer and the merger as a part of Quovadx;

•	the risk of potential delay or reduction in customer orders;

•	that entering into a definitive agreement with Quovadx, and that certain provisions of the merger agreement, such as the non-solicitation and termination fee provisions, may have the effect of discouraging other prospective buyers from pursuing a more advantageous business combination with CareScience;

•	the substantial time and effort that CareScience management has devoted, and will continue to devote, to complete this transaction;

•	that the offer and the merger are subject to certain conditions, which may result in the offer or the merger not being completed;

•	that pursuant to the merger agreement, CareScience is required to obtain Quovadx’s consent before it can take a variety of actions during the period of time between the signing of the merger agreement and the closing of the merger;

•	the risk that potential benefits and synergies sought in the merger may not be fully realized, if at all;

•	the risk that despite the efforts of the combined company, key technical, sales and management personnel of CareScience might not choose to remain employed by the combined company;

•	the adverse effect on CareScience business, operating results and financial condition and the effect on CareScience’s ability to attract and retain key management and technical personnel in the event the offer and the merger were not consummated following public announcement that the merger agreement had been entered into; and

•	the risk that the operations of CareScience would be disrupted by employee uncertainty following announcement of the offer and the merger.

      The CareScience board of directors concluded, however, that many of these risks could be managed or mitigated by CareScience or by the combined company or were unlikely to have a material effect on the offer, the merger or the combined company, and that, overall, the risks, uncertainties, restrictions and potentially negative factors associated with the offer and the merger were outweighed by the potential benefits of the offer and the merger.

      The foregoing discussion of factors considered by the CareScience board of directors is not meant to be exhaustive but includes the material factors considered by the board in approving the merger agreement and the transactions contemplated by the merger agreement and in recommending that shareholders accept the offer, tender their shares and approve the merger agreement and the merger. The CareScience board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Rather, the directors made their respective determination based on the totality of the information presented to them, and the judgments of individual members of the board may have been influenced to a greater or lesser degree by different factors. In approving the merger agreement, the CareScience board of directors was aware of the interests of CareScience’s management in the merger, as described in the section entitled “Interests CareScience Officers and Directors in the Transaction.”

Recommendation of the CareScience Board of Directors

      At a meeting duly called and held on August 13, 2003, the CareScience board of directors unanimously:

•	approved the merger agreement and the transactions contemplated by the merger agreement;

•	determined that the merger agreement and the transactions contemplated by the merger agreement, including the offer and the merger, are advisable and fair to, and in the best interests of, CareScience and its shareholders; and

•	recommended that, as of the date of the meeting, CareScience shareholders accept the offer and tender their CareScience shares pursuant to the offer.

OPINION OF CARESCIENCE’S FINANCIAL ADVISOR

      William Blair & Company, L.L.C. was retained to act as a financial advisor to CareScience in connection with its proposed merger with Quovadx and related matters. As part of its engagement, CareScience requested William Blair to render an opinion as to whether the consideration to be received by the holders of the common stock of CareScience was fair to such holders from a financial point of view. On August 13, 2003, William Blair delivered its oral opinion, subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the assumptions and qualifications stated in its opinion, the consideration of $1.40 in cash and 0.1818 shares of Quovadx common stock, par value $0.01, per share of common stock of CareScience was fair, from a financial point of view, to the holders of CareScience common stock.

      William Blair provided the opinion described above for the information and assistance of the CareScience board of directors in connection with its consideration and approval of the merger. The terms of the merger agreement, however, were determined through negotiations between CareScience and Quovadx, and were approved by the CareScience board of directors.

      The full text of William Blair’s written opinion, dated August 13, 2003, is attached as Annex C to this prospectus and incorporated into this prospectus by reference. You are urged to read the entire opinion carefully to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by William Blair in rendering its opinion. William Blair’s opinion relates only to the fairness, from a financial point of view, of the consideration to be received by the holders of the outstanding shares of common stock of CareScience in the offer and the merger pursuant to the merger agreement, does not address any other aspect of the proposed merger or any related transaction, and does not constitute a recommendation to any shareholder as to whether that shareholder should tender shares in the offer. William Blair did not address the merits of the underlying decision by CareScience to engage in the merger. The following summary of William Blair’s opinion is qualified in its entirety by reference to the full text of the opinion. William Blair’s opinion was directed to the board of directors of CareScience for its benefit and use in evaluating the fairness of the merger consideration. We urge you to read the opinion carefully and in its entirety.

      In connection with its opinion, William Blair examined or discussed:

•	The draft merger agreement dated August 13, 2003;

•	Certain audited historical financial statements of CareScience and Quovadx for the three years ended December 31, 2002;

•	The unaudited financial statements of CareScience and Quovadx for the six months ended June 30, 2003;

•	The reports on Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003 for CareScience and Quovadx, as amended to date;

•	Certain internal business, operating and financial information of CareScience and Quovadx, prepared by the senior management of CareScience and Quovadx, respectively;

•	Certain short-term financial projections (the “Short-Term Projections”) prepared by the senior management of CareScience;

•	Certain long-term financial forecasts related to CareScience (the “Forecasts”) derived by William Blair which were based on discussions with members of senior management of CareScience;

•	Information regarding the strategic, financial and operational benefits anticipated from the merger prepared by the senior management of CareScience and Quovadx;

•	The pro forma impact of the merger on the earnings per share of Quovadx based on certain pro forma financial information prepared by the senior management of CareScience and Quovadx;

•	Information regarding the amount and timing of cost savings and related expenses and synergies that senior management of CareScience and Quovadx expect will result from the merger (the “Expected Synergies”);

•	The financial position and operating results of CareScience compared with those of certain other publicly traded companies William Blair deemed relevant;

•	Information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

•	Current and historical market prices and trading volumes of the common stock of CareScience and Quovadx; and

•	Certain other publicly available information related to CareScience and Quovadx including independent third-party financial projections for Quovadx.

      William Blair also held discussions with members of the senior management of CareScience to discuss the foregoing. In addition, William Blair considered other matters which it deemed relevant to its inquiry, and took into account the accepted financial and investment banking procedures and considerations that it deemed relevant. In connection with its engagement, William Blair was requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of CareScience.

      In rendering its opinion, William Blair assumed and relied upon, without independent verification, the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its opinion, including without limitation the Short-Term Projections provided by senior management and the Forecasts. William Blair has not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of CareScience or Quovadx. William Blair has been advised by the senior management of CareScience and Quovadx that the Short-Term Projections, the Forecasts and the Expected Synergies examined by William Blair have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of CareScience and Quovadx, as the case may be. In that regard, William Blair has assumed, with the consent of the board of directors of CareScience, that all material assets and liabilities (contingent or otherwise) of CareScience are as set forth in CareScience’s financial statements or other information made available to William Blair. William Blair expressed no opinion with respect to the Short-Term Projections, the Forecasts or Expected Synergies or the estimates and judgments on which they are based. William Blair also assumed that the definitive merger agreement would not differ in any material respects from the draft thereof dated August 13, 2003 furnished to William Blair.

      William Blair’s opinion did not address the relative merits of the merger as compared to any alternative business strategies that might exist for CareScience. William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, the date of such opinion. Although subsequent developments may affect its opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair relied as to certain legal matters on advice of counsel to CareScience, and assumed that the offer and the merger would be consummated on the terms described in the merger agreement, without any waiver of any material terms or conditions by CareScience.

      William Blair did not express any opinion as to the price at which the common stock of CareScience or Quovadx will trade at any future time. Such trading prices may be affected by a number of factors, including but not limited to:

•	dispositions of the common stock of Quovadx by stockholders within a short period of time after the effective date of the merger;

•	changes in the prevailing interest rates and other factors which generally influence the price of securities;

•	adverse changes in the current capital markets;

•	the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of CareScience or of Quovadx or in the healthcare information technology market;

•	any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities; and

•	timely completion of the offer and the merger on the terms and conditions that are acceptable to all parties at interest.

      The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with the CareScience board of directors the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion.

      Selected Public Company Analysis. William Blair reviewed and compared certain financial information relating to CareScience to corresponding financial information, ratios and public market multiples for certain publicly traded companies with operations in the healthcare information technology industry that William Blair deemed relevant. The companies selected by William Blair were:

•	ADAM Inc.;

•	Alternative Technology Resources, Inc.;

•	CareCentric, Inc.;

•	Cedara Software Corporation;

•	Creative Computer Applications, Inc.;

•	Global Med Technologies, Inc.;

•	Healthaxis, Inc.;

•	HealthStream Inc.;

•	Landacorp, Inc.;

•	LanVision Systems, Inc.;

•	Ophthalmic Imaging Systems, Inc.; and

•	VantageMed Corporation.

      Among the information William Blair considered was revenue for each company for the last twelve months (commonly referred to as “LTM”) and the respective performance for 2002. The operating results and the corresponding derived multiples for CareScience and each of the selected companies were based on each company’s most recent available publicly disclosed financial information and closing share prices as of August 12, 2003. The total value of the transaction is based on the common equity value implied by the purchase price plus total debt, less cash and cash equivalents.

      William Blair then compared the implied transaction multiples for CareScience to the range of trading multiples for the selected companies. Information regarding the multiples from William Blair’s analysis of selected publicly traded companies is set forth in the following table.

			Practice Management Software Selected
	Implied		Company Valuation Multiples
	Transaction
Multiple	Multiples		Minimum		Maximum		Median		Mean

Total Value/2002 Revenue	0.99	x	0.01	x	6.59	x	1.49	x	1.04x
Total Value/ LTM Revenue	1.03	x	0.01	x	3.23	x	1.22	x	1.00x

      None of the selected companies is identical to CareScience. Accordingly, any analysis of the selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

      Selected M&A Transactions Analysis. William Blair performed an analysis of selected recent business combinations consisting of transactions announced subsequent to January 1, 1998 and primarily involving healthcare information technology and other information technology companies based on publicly available information. The selected transactions were not intended to be representative of the entire range of possible transactions in the practice management software sector and the healthcare information technology industry. The twelve transactions examined were (target/acquirer):

•	Made2Manage Systems Inc./ Battery Ventures;

•	Dynamic Healthcare Technologies Inc./ Cerner Corp.;

•	Healthcare.com/ XCare.net (Quovadx);

•	Medplus, Inc./ Quest Diagnostics Inc.;

•	Health Systems Design Corporation/ Perot Systems Corporation;

•	Computer Research Inc./ Individual Investor.;

•	Citation Computer Systems, Inc./ Cerner Corp.;

•	Image Guided Technologies Inc./ Stryker Corp.;

•	Afcom Inc./ Questron Technology Inc.;

•	Stac, Inc.-Va/ BTG, Inc.;

•	Pace Health Management Systems Inc/3M Health Information Systems; and

•	Scientific Software-Intercomp, Inc./ Baker Hughes Oilfield Operations Inc.

      William Blair reviewed the consideration paid in the selected transactions in terms of the Total Value of such transactions as a multiple of LTM revenue prior to the announcement of these transactions. William Blair compared the resulting range of transaction multiples of revenue for the selected transactions to the implied transaction multiples for CareScience. Information regarding the multiples from William Blair’s analysis of selected transactions is set forth in the following table:

Quovadx-CareScience

	Implied		Selected Transaction Valuation Multiples
	Transaction
Multiple	Multiples		Minimum		Maximum		Median		Mean

Total Value/ LTM Revenue	1.03	x	0.40	x	2.90	x	1.20	x	0.96x

      Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of CareScience, none of these transactions or associated companies is identical to the merger or CareScience. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of CareScience versus the values of the companies in the selected transactions.

      Premiums Paid Analysis. William Blair reviewed data from 126 domestic publicly available transactions, in which 100% of the target was acquired, occurring since January 1, 2001 and with transaction equity values between $20 million and $50 million. Specifically, William Blair analyzed the acquisition price per share as a premium to the closing share price one day, one week and four weeks prior to the announcement of the transaction, for all 126 transactions. William Blair compared the range of resulting per share stock price premiums for the reviewed transactions to the premiums implied by the offer and the merger based on CareScience’s stock prices one day, one week and four weeks prior to an assumed announcement on August 13,

2003. Information regarding the premiums from William Blair’s analysis of selected transactions is set forth in the following table:

Quovadx-CareScience

	Implied	Premium Paid Data Percentile
	Transaction
Premium Period	Premium	Min	25th	50th	75th	Max

One Day Prior	73.7%	1.4%	26.8%	55.4%	90.1%	450.0%
One Week Prior	89.8%	1.5%	31.0%	57.0%	97.6%	292.9%
Four Weeks Prior	78.3%	7.8%	39.3%	68.3%	125.6%	739.3%

      Earnings Accretion/ Dilution Analysis. William Blair analyzed certain pro forma effects resulting from the merger, including the potential impact of the merger on projected 2003 and 2004 earnings per share of Quovadx following the merger, assuming a September 30, 2003 closing. William Blair utilized CareScience’s projected earnings for 2003 and 2004 according to the Short-Term Projections. William Blair utilized Quovadx’s projected earnings for 2003 and 2004 according to the average revenue and per share earnings estimates available from third party research analysts currently covering Quovadx. William Blair’s analysis included assumptions regarding, among other matters, various structural considerations, the estimated allocation of purchase price to amortizable intangible assets and Expected Synergies based on discussions with CareScience and Quovadx management. William Blair’s post-transaction pro forma analysis excludes one-time pre-tax transaction related expenses. William Blair’s analysis indicated that the transaction would be dilutive to 2003 earnings per share and accretive to 2004 earnings per share of Quovadx common stock.

      Discounted Cash Flow Analysis. William Blair utilized the Short-Term Projections and the Forecasts to perform a discounted cash flow analysis of CareScience’s projected future cash flows for the period commencing September 30, 2003 and ending December 31, 2007. Using discounted cash flow methodology, William Blair calculated the present values of the projected free cash flows for CareScience. In this analysis, William Blair assumed that CareScience’s free cash flows would grow in perpetuity beyond 2007 at an annual growth rate ranging from 3% to 5% and an assumed discount rate ranging from 17% to 21%. William Blair aggregated (1) the present value of the free cash flows over the applicable forecast period with (2) the present value of the range of terminal values. The aggregate present value of these items plus the excess cash of CareScience less any outstanding debt represented the equity value range. The implied range of equity values for CareScience implied by the discounted cash flow analysis ranged from approximately $24.3 million to $31.5 million, as compared to the implied equity value for CareScience of approximately $28.5 million.

      General. The preparation of an opinion regarding fairness is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the proposed merger and add to the total mix of information available. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the consideration to be received by the holders of the common stock of CareScience. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to CareScience or the merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

      William Blair is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of strategic combinations and acquisitions. William Blair is familiar with CareScience, having provided certain investment banking services to CareScience and its board of directors from time to time, including having acted as a financial advisor to CareScience in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Furthermore, in the ordinary course of its business, William Blair and its affiliates may beneficially own or actively trade common shares and other securities of CareScience or Quovadx for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in these securities.

      CareScience hired William Blair based on its qualifications and expertise in providing financial advice to companies and its reputation as a nationally recognized investment banking firm. Pursuant to a letter agreement dated January 8, 2003, CareScience agreed to pay William Blair a fee which at the announced transaction value of approximately $28 million is equal to approximately 2.86% of the total consideration received by CareScience and its shareholders as a result of the merger. This amount is approximately equal to $800,000 less the amount of $100,000 which was paid to William Blair as a retainer and the amount of $250,000 which was payable to William Blair upon the delivery of its opinion as to the fairness, from a financial point of view, of the consideration to be received by CareScience’s common stockholders. In addition, CareScience has agreed to reimburse William Blair for all of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against potential liabilities arising out of its engagement.

THE OFFER

General

      We are offering, through our wholly owned subsidiary, Carlton Acquisition Corp., to exchange cash in the amount of $1.40 and 0.1818 shares of Quovadx common stock for each outstanding share of CareScience common stock validly tendered and not properly withdrawn, subject to the terms and conditions described in this prospectus and the related letter of transmittal.

      CareScience shareholders will not receive any fractional shares of Quovadx common stock. Instead, you will receive cash in an amount equal to the closing price, on the first date Carlton Acquisition Corp. accepts shares of CareScience common stock for exchange in the offer, as reported on The Nasdaq National Market, of any fractional shares you would otherwise have been entitled to receive as described below.

      The expiration date shall refer to 12:00 midnight, New York City time, on Thursday, September 18, 2003, unless we extend the period of time for which the offer is open, in which case the term expiration date means the latest time and date on which the offer, as so extended, expires.

      If you are the record owner of your shares and you tender your shares directly to the exchange agent, you will not incur any brokerage commissions. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. We will be responsible for any transfer taxes on the exchange of CareScience common stock pursuant to the offer that are imposed on the acquirer of the CareScience stock. You will be responsible for any such transfer taxes that are imposed on the transferor.

      We are making this offer in order to acquire at least 80% of the total number of outstanding shares of CareScience common stock. We intend, as soon as possible after completion of the offer, to have Carlton Acquisition Corp., the purchaser in the offer, merge with and into CareScience. The purpose of the merger is to acquire all CareScience shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding share of CareScience common stock, except for treasury shares of CareScience and shares that we hold for our own account, and, if applicable, CareScience shares held by shareholders exercising dissenters’ rights, would be converted into the same amount of cash and number of Quovadx shares per CareScience share as are paid in the offer.

      Our obligation to exchange shares of Quovadx common stock for CareScience shares pursuant to the offer is subject to several conditions under the caption “The Offer — Conditions of the Offer” including the minimum tender condition and other conditions that are discussed below.

Shareholders List

      We have relied on CareScience’s shareholders list and security position listings to communicate with CareScience’s shareholders and to distribute the offer. We will send this prospectus, the related letter of transmittal and other relevant materials to CareScience shareholders and to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on CareScience’s shareholders list or, if applicable, who are listed as participants in a clearing agency’s security position listing.

Timing of Our Offer

      Our offer is scheduled to expire at 12:00 midnight, New York City time, on Thursday, September 18, 2003 but we may extend our offer from time to time. For more information, you should read the following discussion under the caption “The Offer — Extension, Termination and Amendment.”

Extension, Termination and Amendment

      If the conditions to the offer are not satisfied or waived on any scheduled expiration date of the offer, we may extend the offer:

•	from time to time, if at the scheduled expiration date of the offer any of the conditions to the offer have not been satisfied or waived, until such time as such conditions are satisfied or waived, but not beyond January 31, 2004; or

•	for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission, or the staff thereof, applicable to the offer.

      We expressly reserve the right, subject to the provisions of the merger agreement, at any time or from time to time, to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of an extension to the exchange agent. If we decide to so extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to the provisions of the merger agreement, we are not making any assurance that we will exercise our right to extend our offer. During an extension, all your CareScience shares previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your CareScience shares. You should read the discussion under the caption “The Offer — Withdrawal Rights” for more details. We reserve the right to increase the offer price or to make any other changes in the terms and conditions of the offer by giving oral or written notice of such change to the exchange agent and by making a public announcement provided that, without the prior written consent of CareScience, we cannot:

•	amend the offer to decrease the offer price or the cash portion or stock portion thereof;

•	change the form or combination of consideration to be paid in the offer;

•	reduce the number of shares to be purchased in the offer;

•	amend the conditions to the offer to broaden the scope of such conditions, add any additional conditions, or otherwise adversely affect the holders of the CareScience shares;

•	extend the offer except as provided in the merger agreement; or

•	amend or waive the minimum tender condition.

      We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, including Rules 14d-4(d) and 14d-6(c) under the Exchange Act, which require that any material change in the information published, sent or given to shareholders in connection with the offer be promptly sent to shareholders in a manner reasonably designed to inform shareholders of the change, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement other than by making a release to the Dow Jones News Service.

      If we make a material change in the terms of our offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required under the Exchange Act. If, prior to the expiration date, we change the percentage of CareScience shares being sought or the consideration offered to you, that change would apply to all holders whose CareScience shares are accepted for exchange pursuant to our offer. If at the time notice of that change is first published, sent or given to you, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, we will extend the offer until the expiration of that ten business day period. For purposes of our offer, a “business day” means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

Subsequent Offering Period

      We may, although we do not currently intend to, elect to provide a subsequent offering period of up to 20 business days after the acceptance of CareScience shares in the offer if the requirements under Exchange Act Rule 14d-11 have been met. You will not have the right to withdraw any shares of CareScience common stock that you tender in the subsequent offering period. If we elect to provide a subsequent offering period, we will make a public announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Exchange of CareScience Shares; Delivery of Consideration

      Upon the terms and subject to the conditions of our offer including, if the offer is extended or amended, the terms and conditions of the extension or amendment, we will accept for exchange, and will exchange, CareScience shares validly tendered and not properly withdrawn as promptly as practicable after the expiration date and promptly after they are tendered during any subsequent offering period. In addition, subject to applicable rules of the SEC, we expressly reserve the right to delay acceptance for payment or the exchange of CareScience shares in order to comply with any applicable law. In all cases, exchange of CareScience shares tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the exchange agent of:

•	certificates for those CareScience shares, or a confirmation of a book-entry transfer of those CareScience shares in the exchange agent’s account at The Depository Trust Company, which we refer to as DTC;

•	a properly completed and duly executed letter of transmittal or a manually signed facsimile of that document; and

•	any other required documents.

      For purposes of the offer, we will be deemed to have accepted for exchange CareScience shares validly tendered and not properly withdrawn if and when we notify the exchange agent of our acceptance of the tenders of those CareScience shares pursuant to the offer. The exchange agent will deliver Quovadx common stock and cash, including cash instead of any fractional shares of Quovadx common stock, in exchange for CareScience shares pursuant to the offer as soon as practicable after receipt of our notice. The exchange agent will act as agent for Quovadx for the purpose of receiving Quovadx common stock and cash to be paid, including cash instead of any fractional shares of Quovadx common stock, and transmitting the stock and cash to you. You will not receive any interest on any cash that we pay you, even if there is a delay in making the exchange.

      If we do not accept any tendered CareScience shares for exchange pursuant to the terms and conditions of the offer for any reason, or if certificates are submitted for more CareScience shares than are tendered, we will return certificates for the unexchanged CareScience shares to the tendering shareholder or, in the case of CareScience shares tendered by book-entry transfer of unexchanged CareScience shares into the exchange agent’s account at DTC pursuant to the procedures set forth below under the discussion under the caption “The Offer — Procedure for Tendering,” those CareScience shares will be credited to an account maintained within DTC, as soon as practicable following expiration or termination of the offer.

      If we increase the consideration offered to CareScience shareholders in the offer prior to the expiration date, such increased consideration will be given to all shareholders who tender shares of CareScience common stock in the offer, whether or not the shares of CareScience common stock were tendered or accepted for exchange prior to such increase in consideration.

Cash Instead of Fractional Shares of Quovadx Common Stock

      We will not issue certificates representing fractional shares of our common stock pursuant to the offer. Instead, each tendering shareholder who would otherwise be entitled to a fractional share of our common stock will receive cash in an amount equal to that fraction multiplied by the closing price of Quovadx common stock, as reported on The Nasdaq National Market, on the date the merger becomes effective.

Procedure for Tendering

      For you to validly tender CareScience shares pursuant to the offer;

•	the enclosed letter of transmittal, properly completed and duly executed, or manually executed facsimile of that document, along with any required signature guarantees, or an agent’s message in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the exchange agent at the address set forth on the back cover of this prospectus, and certificates for tendered CareScience shares must be received by the exchange agent at that address or those CareScience shares must be tendered pursuant to the procedures for book-entry tender set forth below, and a confirmation of receipt of the tender received, which confirmation we refer to below as a book-entry confirmation, in each case before the expiration date, or

•	you must comply with the guaranteed delivery procedures set forth below.

      The term agent’s message means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the CareScience shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against the participant.

      The exchange agent will establish accounts with respect to the CareScience shares at DTC for purposes of the offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the CareScience shares by causing DTC to transfer tendered CareScience shares into the exchange agent’s account in accordance with DTC’s procedure for the transfer. However, although delivery of CareScience shares may be effected through book-entry at DTC, the letter of transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an agent’s message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth on the back cover of this prospectus prior to the expiration date, or the guaranteed delivery procedures described below must be followed.

      Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which CareScience shares are tendered either by a registered holder of CareScience shares who has not completed the box titled “Special Issuance Instructions” on the letter of transmittal or for the account of an eligible institution.

      If the certificates for CareScience shares are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged CareScience shares are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

      The method of delivery of CareScience share certificates and all other required documents, including delivery through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

Guaranteed Delivery

      If you wish to tender CareScience shares pursuant to our offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your CareScience shares may nevertheless be tendered, so long as all of the following conditions are satisfied:

•	you make your tender by or through an eligible institution;

•	the enclosed notice of guaranteed delivery, properly completed and duly executed, substantially in the form enclosed with this prospectus, is received by the exchange agent as provided below on or prior to the expiration date; and

•	the certificates for all tendered CareScience shares, or a confirmation of a book-entry transfer of tendered shares into the exchange agent’s account at DTC as described above, in proper form for transfer, together with a properly completed and duly executed letter of transmittal or a manually signed facsimile thereof, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and all other documents required by the letter of transmittal are received by the exchange agent within three Nasdaq trading days after the date of execution of the notice of guaranteed delivery. You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent and you must include a signature guarantee by an eligible institution in the form set forth in that notice.

      In all cases, we will exchange CareScience shares tendered and accepted for exchange pursuant to our offer only after timely receipt by the exchange agent of certificates for CareScience shares, or timely confirmation of a book-entry transfer of tendered shares into the exchange agent’s account at DTC as described above, properly completed and duly executed letter(s) of transmittal, or a manually signed facsimile(s) thereof, or an agent’s message in connection with a book-entry transfer, and any other required documents.

      By executing a letter of transmittal as set forth above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your CareScience shares tendered and accepted for exchange by us. That appointment is effective if and when, and only to the extent that, Carlton Acquisition Corp. accepts the shares of CareScience common stock for exchange pursuant to the offer. All of these proxies shall be considered coupled with an interest in the tendered CareScience shares and therefore shall not be revocable. Upon the effectiveness of the appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies, and, if given, they will not be deemed effective. Our designees will, with respect to the CareScience shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of CareScience’s shareholders or otherwise. We reserve the right to require that, in order for CareScience shares to be deemed validly tendered, immediately upon our exchange of those CareScience shares, we must be able to exercise full voting rights with respect to the tendered CareScience shares.

      We will determine questions as to the validity, form, eligibility including time of receipt, and acceptance for payment of any tender of CareScience shares, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of CareScience shares that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any CareScience shares. No tender of those CareScience shares will be deemed to have been validly made until all defects and irregularities in tenders of those CareScience shares have been cured or waived. Neither we nor the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any CareScience shares or will incur any liability for failure to give notification. Our interpretation of the terms and conditions of our offer, including the letter of transmittal and instructions thereto, will be final and binding.

      The tender of CareScience shares pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

Withdrawal Rights

      Your tender of CareScience shares pursuant to the offer is irrevocable, except that, other than during a subsequent offering period, CareScience shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date, and, unless we previously accepted them for exchange pursuant to the offer, may also be withdrawn at any time after October 20, 2003. If we elect to provide a subsequent offering period under Exchange Act Rule 14d-11, you will not have the right to withdraw CareScience shares that you tender in the subsequent offering period.

      For your withdrawal to be effective, the exchange agent must receive from you a written, telex or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of CareScience shares to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those CareScience shares.

      A financial institution must guarantee all signatures on the notice of withdrawal unless those CareScience shares have been tendered for the account of any eligible institution. Most banks, savings and loan associations and brokerage houses are able to provide these signature guarantees for you. The financial institution must be a participant in the Securities Transfer Agents Medallion Program, an eligible institution. If CareScience shares have been tendered pursuant to the procedures for book-entry tender discussed under the caption “The Offer — Procedure for Tendering,” any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn CareScience shares and must otherwise comply with DTC’s procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the CareScience shares withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of the certificates. We will decide all questions as to the form and validity, including time of receipt, of any notice of withdrawal, in our sole discretion, and our decision shall be final and binding.

      Neither we nor the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any CareScience shares properly withdrawn will be deemed not to have been validly tendered for purposes of our offer. However, you may retender withdrawn CareScience shares by following one of the procedures discussed below under the captions “The Offer — Procedure for Tendering” or “The Offer — Guaranteed Delivery” at any time prior to the expiration date.

United States Federal Income Tax Considerations of the Offer and Merger

      The following discussion summarizes the material United States federal income tax consequences to holders of CareScience common stock who sell shares in the offer or the merger. This discussion is based on current federal income tax law, which is subject to change at any time (possibly with retroactive effect) in a manner that could affect the information set forth below.

      This discussion is intended only as a summary and does not purport to be a complete analysis of all of the potential tax effects of the offer or the merger for all categories of CareScience shareholders. In particular, this discussion does not deal with all United States federal income tax considerations that may be relevant to CareScience shareholders in light of their particular circumstances (such as shareholders who are insurance companies, tax-exempt organizations, dealers in securities, shareholders who hold their shares of CareScience common stock as part of a hedge, appreciated financial position, straddle, or conversion transaction, who are subject to the alternative minimum tax provisions of the Internal Revenue Code, who are foreign persons, who do not hold their shares as capital assets, or who acquired their shares upon exercise of stock options or in other compensatory transactions). In addition, the following discussion does not address the tax consequences of the offer or the merger under foreign, state, or local tax laws.

      The receipt of cash and shares of Quovadx common stock in exchange for shares of CareScience common stock pursuant to the offer or the merger will be a taxable transaction for federal income tax purposes. Each CareScience shareholder’s gain or loss per share of CareScience common stock will be equal to the difference between the fair market value of the consideration received in the offer and/or the merger and the shareholder’s adjusted tax basis in such shares. Gain or loss must be calculated separately for each block of CareScience shares (i.e., shares acquired at the same cost in a single transaction) exchanged pursuant to the offer or the merger. Assuming that such shares constitute capital assets in the hands of the CareScience shareholder, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shareholder’s holding period is more than one year. Capital losses are only deductible to the extent of capital gains plus, in the case of taxpayers other than corporations, $3,000 of ordinary income. Capital losses that are not currently deductible may be carried forward to other years, subject to certain limitations.

      CareScience shareholders who do not sell their shares of CareScience common stock pursuant to the offer or the merger and who exercise and perfect their appraisal rights under Pennsylvania law to demand fair value for such shares will recognize gain or loss (and may recognize an amount of interest income) attributable to any payment received pursuant to the exercise of such rights. Assuming that such shares constitute capital assets in the hands of the CareScience shareholder, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shareholder’s holding period is more than one year.

Backup Withholding

      Shareholders may be subject to backup withholding at the rate of 28% with respect to payments of cash consideration in the offer or the merger or as the result of the exercise of appraisal rights unless the shareholder provides a correct taxpayer identification number in the manner required or certifies that it is not subject to backup withholding or is an “exempt recipient.” Backup withholding is not an additional tax, but rather may be credited against the taxpayer’s tax liability for the year.

      The foregoing summary of federal income tax consequences is included herein for general information only. Accordingly, shareholders are urged to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences of the offer and the merger in light of their particular circumstances.

Purpose of the Offer; the Merger; Dissenters’ Rights

Purpose

      We are making the offer in order to acquire control of at least 80% of the outstanding common stock of CareScience. The offer is the first step in our acquisition of CareScience and is intended to facilitate the acquisition of all of the outstanding shares of CareScience common stock. We intend, as soon as practicable after completion of the offer, to have Carlton Acquisition Corp. merge with and into CareScience. The purpose of the merger is to acquire all CareScience shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding share of CareScience common stock, except for shares of CareScience common stock held in CareScience’s treasury and shares of CareScience common stock owned by Quovadx or Carlton Acquisition Corp., will be converted into cash in the amount of $1.40 and 0.1818 shares of Quovadx common stock, which is the same consideration as offered in exchange for each share of CareScience common stock in the offer.

Approval of the Merger

      Following satisfaction of the minimum tender condition and the other conditions to our and Carlton Acquisition Corp.’s obligation to complete the merger, no vote of CareScience shareholders will be required to effect the merger under applicable Pennsylvania law. The Pennsylvania Business Corporations Law, or PBCL, provides in Section 1924(b)(1)(ii) that if a company owns at least 80% of each class of stock of a subsidiary company, the company can effect a “short-form” merger with that subsidiary company without any action of the shareholders of the subsidiary. Accordingly, if, as a result of the offer, or otherwise, Carlton Acquisition Corp. acquires at least 80% of the outstanding shares of CareScience capital stock, Carlton Acquisition Corp. can, and intends to, complete the merger without prior notice to, or any action by, the other CareScience shareholders. The merger will be implemented by filing articles of merger with the Secretary of State of the Commonwealth of Pennsylvania following adoption of the plan of merger by the Carlton Acquisition Corp.’s board of directors pursuant to Sections 1924(b)(1)(ii) and 1924(b)(3) of the PBCL.

Dissenters’ Rights

      CareScience shareholders do not have dissenters’ rights as a result of the offer. However, if the merger is consummated, shareholders may have certain rights pursuant to the provisions of Subchapter 15D of the PBCL or any successor or replacement provision to dissent and demand appraisal of, and to receive payment in cash of the fair value of, their CareScience shares. The shareholders will only be entitled to dissenters’ rights in the merger if, prior to the merger, the shares are no longer quoted on Nasdaq or other securities exchange and the shares are held beneficially and of record by less than 2,000 persons. If the statutory procedures are complied with and dissenters’ rights are applicable, such rights could lead to a judicial determination of the fair value required to be paid in cash to such dissenting shareholders. Any such judicial determination of the fair value of the shares could be based upon considerations other than or in addition to the consideration paid in the offer and the merger or the market value of the shares, including asset values and the investment value of the shares. The fair value so determined could be more or less than the consideration paid in the offer and the merger.

      In circumstances in which dissenters’ rights are applicable, if any shareholder who demands appraisal but fails to perfect, or effectively withdraws or loses his right to appraisal and payment, as in accordance with the procedures of Subchapter 15D of the PBCL, the shares of such shareholder will be converted into the same amount of cash and fraction of a share of Quovadx common stock being issued in exchange for each share of CareScience common stock accepted in the offer.

      In addition, Subchapter 25E of the PBCL provides that, in the event that we or Carlton Acquisition Corp. (or a group of related persons, or any other person or group of related persons) were to acquire securities representing at least 20% of the voting power of CareScience, in connection with the offer or otherwise (a “Control Transaction”), CareScience shareholders would have the right to demand “fair value” for their shares and to be paid such fair value upon compliance with the requirements of Subchapter 25E. Under Subchapter 25E, “fair value” may not be less than the highest price per share paid by the controlling person or group at any time during the 90-day period ending on and including the date of the Control Transaction, plus an increment, if any, representing any value, including, without limitation, any proportion of value payable for acquisition of control of CareScience, that may not be reflected in such price. Upon acceptance by Carlton Acquisition Corp. for payment of CareScience shares in the offer, a Control Transaction shall have occurred with respect to CareScience and CareScience shareholders will be entitled to demand “fair value” for their shares upon compliance with the requirements of Subchapter 25E.

      The foregoing summary of the rights of shareholders is not a complete statement of the procedures to be followed by shareholders desiring to exercise any available dissenters’, appraisal or similar rights and is qualified in its entirety by reference to Subchapter 15D of the PBCL, a copy of which is attached to this prospectus as Annex D, and Subchapter 25E of the PBCL, a copy of which is attached to this prospectus as Annex E. The preservation and exercise of dissenters’ or appraisal rights require strict adherence to the applicable provisions of the PBCL.

Conditions of the Offer

      The offer is subject to a number of conditions, which are described below:

Minimum Tender Condition

      There must be validly tendered and not properly withdrawn prior to the expiration of the offer a number of shares of CareScience common stock which will constitute at least 80% of the total number of shares outstanding of CareScience common stock. Based on information supplied by CareScience, the number of shares of CareScience common stock needed to satisfy the minimum tender condition would have been approximately 10,633,169 as of August 18, 2003.

Consents, Waivers, Approvals Condition

      CareScience must have received the consents, waivers and approvals required to be obtained in connection with the consummation of the merger.

Registration Statement Effectiveness Condition

      The registration statement on Form S-4 of which this prospectus is a part must have become effective under the Securities Act of 1933 and not be the subject of any stop order or proceedings seeking a stop order.

Nasdaq Listing Condition

      The shares of Quovadx common stock issued to CareScience shareholders in the offer and the merger must have been approved for listing on Nasdaq, subject to official notice of issuance, or be exempt from such requirement under the then applicable laws, regulations and rules of Nasdaq.

Insurance Coverage Condition

      We must have received a certificate from CareScience’s insurance carrier to the effect that CareScience’s insurance policies are in full force and effect, all premiums due thereon have been paid and CareScience has complied with the provisions of such policies, no claims made by under such policies are being contested by the carrier and no notice of cancellation or non-renewal of CareScience’s policies or binders has been made.

Other Conditions

      In addition, Carlton Acquisition Corp. will not be obligated to accept CareScience shares of common stock in the offer if, between the commencement of the offer and before the time of acceptance for payment any of the following events have occurred:

•	There is pending or overtly threatened in writing any suit, action or proceeding by any governmental entity against us, Carlton Acquisition Corp., CareScience or any subsidiary of CareScience:

-	seeking to prohibit or impose any material limitations on our or Carlton Acquisition Corp.’s ownership or operation, or that of any of their respective subsidiaries or affiliates, of all or a material portion of their or CareScience’s businesses or assets, or to compel us, Carlton Acquisition Corp. or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of CareScience or Quovadx and their respective subsidiaries, in each case taken as a whole;

-	challenging the acquisition by us or Carlton Acquisition Corp. of any shares under the offer, seeking to restrain or prohibit the making or consummation of the offer or the merger or the performance of any of the other transactions contemplated by the merger agreement or the tender and voting agreement, including the voting provisions thereunder, or seeking to obtain from CareScience, Quovadx or Carlton Acquisition Corp. any damages that are material in relation to CareScience and its subsidiary taken as a whole;

-	seeking to impose material limitations on the ability of Carlton Acquisition Corp., or render Carlton Acquisition Corp. unable, to accept for payment, pay for or purchase some or all of the shares pursuant to the offer and the merger;

-	seeking to impose material limitations on the ability of us or Carlton Acquisition Corp. effectively to exercise full rights of ownership of the shares, including, without limitation, the right, to vote the shares purchased by it on all matters properly presented to CareScience shareholders;

-	compelling us or our affiliates to dispose of or hold separate any portion of the business or assets of CareScience or Quovadx and their respective subsidiaries which would be material in the context of CareScience and its subsidiary taken as a whole or Quovadx and its subsidiaries taken as a whole, whichever is applicable;

-	obligating CareScience, Quovadx or any of their respective subsidiaries to pay material damages in connection with the transactions contemplated by the merger agreement; or

-	which otherwise is reasonably likely to have a material adverse effect on CareScience or, as a result of the transactions contemplated by the merger agreement, on Quovadx;

•	There shall be any law, statute, rule, regulation, ordinance, judgment, order, decree or injunction enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a government entity, to the offer, or any other action shall be taken by any governmental entity, that could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in the seven bullet points of the paragraph directly above;

•	CareScience’s representations and warranties contained in the merger agreement shall not have been true and correct in all material respects as of the date of the merger agreement and shall not be true and correct in all material respects on and as of the date of the expiration of the offer with the same force and effect as if made on or of such date; except, in each case, for those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date;

•	CareScience shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of CareScience to be performed or complied with under the merger agreement;

•	The CareScience board of directors shall have withdrawn, or modified or changed in a manner adverse to us, including by amendment of CareScience’s Schedule 14D-9, or shall not have made, its recommendation of the offer, the merger agreement or the merger, or recommended another offer regarding an acquisition proposal, or shall have resolved to do any of the foregoing;

•	Dr. Ronald A. Paulus shall not continue to be employed by CareScience at the expiration of the offer or shall have given any notice or other indication that he is not willing or does not intend to be employed by us, CareScience or a subsidiary of Quovadx following the offer or the merger; or

•	The merger agreement shall have been terminated in accordance with its terms.

Possible Effects of Our Offer

Reduced Liquidity; Possibly no Longer Included for Quotation

      The tender of shares of CareScience common stock pursuant to the offer will reduce the number of holders of CareScience common stock and the number of shares of CareScience common stock that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining CareScience shares held by the public. CareScience common stock is included for quotation and principally traded on The Nasdaq SmallCap Market. Depending on the number of shares of CareScience common stock acquired pursuant to the offer, following consummation of the offer, CareScience common stock may no longer meet the requirements of The Nasdaq SmallCap Market for continued quotation. The requirements for continued inclusion in The Nasdaq SmallCap Market, among other things, require that an issuer have either:

•	at least 750,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $5 million and a minimum stockholders’ equity of $10 million, and at least two registered and active market makers for the shares; or

•	at least 1,100,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $15 million and at least four registered and active market markers, and either:

–	a market capitalization of at least $50 million; or

–	total assets and total revenue of at least $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

In addition, Nasdaq imposes a minimum bid price requirement for continued listing.

      CareScience common stock might nevertheless continue to be included in The Nasdaq SmallCap Market with quotations published in the Nasdaq “additional list” or in one of the “local lists,” but if the number of holders of the shares were to fall below 300, the number of publicly held shares were to fall below 500,000 or there were not at least two registered and active market makers for the shares, the rules relating to Nasdaq listing provide that the shares would no longer be “qualified” for Nasdaq reporting and Nasdaq would cease to provide any quotations. Shares held directly or indirectly by directors, officers or beneficial owners of more than 10% of the shares are not considered as being publicly held for this purpose. If, following the closing of the offer, the shares of CareScience no longer meet the requirements of the Nasdaq rules for continued inclusion in the Nasdaq

SmallCap Market or in any other tier of Nasdaq and the shares were no longer included in The Nasdaq SmallCap Market or in any other tier of Nasdaq, the market for CareScience shares could be adversely affected.

      If CareScience common stock no longer meets the requirements for continued inclusion in any tier of the Nasdaq, it is possible that the shares would continue to trade in the over-the-counter market and that price quotations would be reported by other sources. The extent of the public market for CareScience common stock and the availability of quotations for CareScience common stock would, however, depend upon the number of holders of CareScience common stock remaining at that time, the interest in maintaining a market in CareScience common stock on the part of securities firms, the possible termination of registration of the shares under the Exchange Act, as described below, and other factors. We cannot predict whether the reduction in the number of shares of CareScience common stock that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, CareScience common stock.

      According to CareScience, there were, as of August 18, 2003, approximately 13,291,461 shares of CareScience common stock outstanding.

Status as “Margin Securities”

      Shares of CareScience common stock are presently “margin securities” under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of CareScience common stock. Depending on the factors similar to those described above with respect to market quotations, following consummation of the offer, shares of CareScience common stock may no longer constitute “margin securities” for the purposes of the Federal Reserve Board’s margin regulations, in which event CareScience common stock would not be eligible as collateral for margin loans made by brokers.

Registration Under the Exchange Act

      CareScience common stock is currently registered under the Exchange Act. CareScience can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange, quoted on an automated inter-dealer quotation system or if there are fewer than 300 holders of record of CareScience common stock. Termination of registration of CareScience common stock under the Exchange Act would reduce the information that CareScience must furnish to its shareholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with shareholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to shareholders, no longer applicable with respect to CareScience common stock. In addition, if CareScience common stock is no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to “going-private” transactions would no longer be applicable to CareScience. Furthermore, the ability of “affiliates” of CareScience and persons holding “restricted securities” of CareScience to dispose of these securities pursuant to Rule 144 under the Securities Act of 1933 may be impaired or eliminated. If registration of CareScience common stock under the Exchange Act were terminated, Care Science common stock would no longer be eligible for Nasdaq reporting or for continued inclusion on the Federal Reserve Board’s list of “margin securities.”

Going Private Transactions

      The SEC has adopted Rule 13e-3 under the Exchange Act which is applicable to certain “going private” transactions and which may under certain circumstances be applicable to the merger or another business combination following the purchase of CareScience common stock pursuant to the offer in which we or Carlton Acquisition Corp. seek to acquire the remaining shares not held by it. We believe that Rule 13e-3 will not be applicable to the merger if it occurs within one year after the consummation of the offer. Rule 13e-3 requires, among other things, that certain financial information concerning CareScience and certain information relating to the fairness of the proposed transaction and the consideration offered to minority shareholders in such transaction be filed with the SEC and disclosed to shareholders before consummation of the transaction.

Source and Amount of Funds

      The total amount of funds required by Carlton Acquisition Corp. to consummate the offer and the merger and to pay related fees and expenses is estimated to be approximately $22.7 million. We will finance the offer and the merger with internally available funds.

Accounting Treatment

      We will use the purchase method of accounting for the merger with CareScience under accounting principles generally accepted in the United States of America. Therefore, the purchase price will be allocated to CareScience’s identifiable assets and liabilities based on their estimated fair values at the time of completion of the merger. Any excess of the purchase price over these fair values will be accounted for as goodwill. The reported financial condition and results of operations of Quovadx issued after the merger will reflect the combined company’s balances and results after completion of the merger.

Fees and Expenses

      We have retained StockTrans, Inc. as the exchange agent. We will pay the exchange agent reasonable and customary compensation for its services in connection with the offer, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the exchange agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

      Except as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of CareScience shares pursuant to the offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

Restrictions on Sales of Shares by Affiliates

      The shares of Quovadx common stock to be issued to CareScience shareholders in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for shares of Quovadx common stock issued to any person who is deemed to be an affiliate of either Quovadx or CareScience. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, either Quovadx or CareScience and may include some of each company’s respective officers and directors, as well as some of each company’s respective principal shareholders. Certain CareScience shareholders who may be considered affiliates of CareScience entered into affiliate agreements in connection with the merger. Such affiliates may not sell their shares of Quovadx common stock acquired in connection with the merger unless:

•	the sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) under the Securities Act;

•	the sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration; or

•	the affiliate delivers to Quovadx a written opinion of counsel, reasonably acceptable to Quovadx in form and substance, that the sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

      The registration statement of which this prospectus forms a part does not cover the resale of shares of Quovadx common stock to be received by affiliates in the merger.

      Under the affiliate agreements, Quovadx will be entitled to place appropriate legends on the certificates evidencing any Quovadx common stock to be received by each of the persons who has entered into an affiliate agreement and to issue stop transfer instructions to the transfer agent for Quovadx common stock. These persons have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act on shares of Quovadx common stock to be received by them in the merger.

State Antitakeover Statutes

      A number of states have adopted laws and regulations that purport, to varying degrees, to apply to attempts to acquire corporations that are incorporated in, or that have substantial assets, shareholders, employees, principal executive offices or principal places of business or whose business operations otherwise have substantial economic effects in, such states. CareScience, directly or through subsidiaries, conducts business in a number of states throughout the United States, some of which have enacted such laws. If any state takeover statute or similar statute, rule or regulation (Pennsylvania or otherwise) becomes applicable to the offer, the merger, the merger agreement, or the tender and voting agreement, CareScience and its board of directors will use commercially reasonable efforts to ensure that the offer, the merger and the other transactions contemplated thereby may be consummated as promptly as practicable on the terms contemplated by the merger agreement and the tender and voting agreement and otherwise to minimize the effect of such statute or regulation on the offer, the merger and the transactions contemplated thereby.

      In Edgar v. MITE Corp., the Supreme Court of the United States invalidated on constitutional grounds the Illinois Business Takeover Statute which, as a matter of state securities law, made takeovers of corporations meeting certain corporate acquisitions more difficult. However, in 1987 in CTS Corp. v. Dynamics Corp. of America, the Supreme Court held that the State of Indiana could, as a matter of corporate law and, in particular, with respect to those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining shareholders where, among other things, the corporation is incorporated in, and has a substantial number of shareholders in, the state. Subsequently, in TLX Acquisition Corp. v. Telex Corp., a Federal District Court in Oklahoma ruled that the Oklahoma statutes were unconstitutional insofar as they apply to corporations incorporated outside Oklahoma in that they would subject such corporations to inconsistent regulations. Similarly, in Tyson Foods, Inc. v. McReynolds, a Federal District Court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit.

      CareScience is incorporated under the laws of Pennsylvania. The Pennsylvania Takeover Disclosure Law, or PTDL, purports to regulate certain attempts to acquire a corporation either (1) organized under the laws of Pennsylvania or (2) having its principal place of business and substantial assets located in Pennsylvania. In Crane Co. v. Lam, the United States District Court for the Eastern District of Pennsylvania preliminarily enjoined, on grounds arising under the United States Constitution, enforcement of at least the portion of the PTDL involving the pre-offer waiting period thereunder. Section 8(a) of the PTDL provides an exemption for any offer to purchase securities as to which the board of directors of the target company recommends acceptance to its shareholders, if at the time such recommendation is first communicated to shareholders the offeror files with the Pennsylvania Securities Commission (“PSC”) a copy of the Schedule TO filed by the offeror in connection with the offer and the merger and certain other information and materials, including an undertaking to notify securityholders of the target company that a notice has been filed with the PSC which contains substantial additional information about the offering and which is available for inspection at the PSC’s principal office during business hours. The CareScience board of directors has approved the transactions contemplated by the merger agreement and recommended acceptance of the offer and the merger to CareScience shareholders. While reserving and not waiving its right to challenge the validity of the PTDL or its applicability to the offer, Carlton Acquisition Corp. is making a Section 8(a) filing with the PSC in order to qualify for the exemption from the PTDL. Carlton Acquisition Corp. will submit the appropriate notice filing fee along with the Section 8(a) filing. Additional information about the offer has been filed with the PSC pursuant to the PTDL and is available for inspection at the PSC’s office at Eastgate Office Building, 2nd Floor, 1010 North 7th Street, Harrisburg, PA 17102-1410 during business hours.

      Chapter 25 of the PBCL contains other provisions relating generally to takeovers and acquisitions of certain publicly owned Pennsylvania corporations such as CareScience that have a class or series of shares entitled to vote generally in the election of directors registered under the Exchange Act (a “registered corporation”). The following discussion is a general and highly abbreviated summary of certain features of Chapter 25, is not intended to be complete or to completely address potentially applicable exceptions or exemptions, and is qualified in its entirety by reference to the full text of Chapter 25 of the PBCL. CareScience is a registered corporation.

      In addition to other provisions not applicable to the offer or the merger, Subchapter 25D of the PBCL includes provisions requiring approval of a merger of a registered corporation with an “interested shareholder” in which the “interested shareholder” is treated differently from the other shareholders, by the affirmative vote of the shareholders entitled to cast at least a majority of the votes that all shareholders other than the interested shareholder are entitled to cast with respect to the transaction without counting the votes of the interested shareholder. This disinterested shareholder approval requirement is not applicable to a transaction (i) approved by a majority of disinterested directors, (ii) in which the consideration to be received by shareholders is not less than the highest amount paid by the interested shareholder in acquiring his shares, or (iii) effected without submitting the merger to a vote of shareholders as permitted in Section 1924(b)(1)(ii) of the PBCL. We currently believe that the disinterested shareholder approval requirement of Subchapter 25D will not be applicable to the merger because of prior approval of the merger by disinterested members of the CareScience board of directors. CareScience has represented to us that the disinterested shareholder approval requirement of Subchapter 25D will not be applicable to the merger.

      Subchapter 25E of the PBCL provides that, in the event that we or Carlton Acquisition Corp. (or a group of related persons, or any other person or group of related persons) were to acquire securities representing at least 20% of the voting power of CareScience, in connection with the offer or otherwise (a “Control Transaction”), CareScience shareholders would have the right to demand “fair value” for their shares and to be paid such fair value upon compliance with the requirements of Subchapter 25E. Under Subchapter 25E, “fair value” may not be less than the highest price per share paid by the controlling person or group at any time during the 90-day period ending on and including the date of the Control Transaction, plus an increment, if any, representing any value, including, without limitation, any proportion of value payable for acquisition of control of the company, that may not be reflected in such price. Upon acceptance by Carlton Acquisition Corp. for payment of CareScience shares in the offer, a Control Transaction shall have occurred with respect to CareScience and CareScience shareholders will be entitled to demand “fair value” for their shares upon compliance with the requirements of Subchapter 25E.

      Subchapter 25F of the PBCL prohibits under certain circumstances certain “business combinations,” including mergers and sales or pledges of significant assets, of a registered corporation with an “interested shareholder” for a period of five years. An “interested shareholder” includes a shareholder who is the beneficial owner of 20% of the shares entitled to vote in an election of directors. At the time of the merger, Carlton Acquisition Corp. will be an “interested shareholder” within the meaning of this Subchapter, because of its acquisition of shares in the tender offer. Subchapter 25F provides an exception for a “business combination” approved by the board of directors prior to the interested shareholder’s share acquisition date, or where the purchase of the shares by the interested shareholder on the share acquisition date has been approved by the board of directors prior to the interested shareholder’s share acquisition date. On August 13, 2003, the CareScience board of directors approved the merger as well as the acquisition of shares in the tender offer as contemplated by this Subchapter. CareScience has represented to that Subchapter 25F is not applicable to the transactions contemplated by the merger agreement.

      Subchapter 25G of the PBCL relating to “control-share acquisitions,” prevents under certain circumstances the owner of a control-share block of shares of a registered corporation from voting such shares unless a majority of both the “disinterested” shares and all voting shares approve such voting rights. Failure to obtain such approval may result in a forced sale by the control-share owner of the control-share block to the corporation at a possible loss. We do not believe that Subchapter 25G is applicable to the transactions contemplated by the merger agreement because upon completion of the offer, assuming that the parties do not waive the condition that at least 80% outstanding CareScience shares having been validly tendered and not properly withdrawn from the offer prior to accepting shares in the offer, a vote of CareScience shareholders will not be required to complete the merger.

      Subchapter 25H of the PBCL, relating to disgorgement by certain controlling shareholders of a registered corporation following attempts to acquire control, provides that under certain circumstances any profit realized by a controlling person from the disposition of shares of the corporation to any person (including to the corporation under Subchapter 25G or otherwise) will be recoverable by the corporation. CareScience has represented to

Carlton Acquisition Corp. and us that Subchapter 25H is not applicable to the transactions contemplated by the merger agreement.

      Subchapter 25I of the PBCL entitles “eligible employees” of a registered corporation to a lump sum payment of severance compensation under certain circumstances if the employee is terminated, other than for willful misconduct, within 90 days before voting rights lost as a result of a control-share acquisition are restored by a vote of disinterested shareholders. Subchapter 25J of the PBCL provides protection against termination or impairment under certain circumstances of “covered labor contracts” of a registered corporation as a result of a “business combination transaction” if the business operation to which the covered labor contract relates was owned by the registered corporation at the time voting rights are restored by shareholder vote after a control-share acquisition.

      Section 2504 of the PBCL provides that the applicability of Chapter 25 of the PBCL to a registered corporation having a class or series of shares entitled to vote generally in the election of directors registered under the Exchange Act or otherwise satisfying the definition of a registered corporation under Section 2502(l) of the PBCL shall terminate immediately upon the termination of the status of the corporation as a registered corporation. We intend to seek to cause CareScience to terminate the registration of its shares of common stock under the Exchange Act as soon after consummation of the offer as the requirements for termination of the registration of the CareScience common stock are met.

      We do not believe that the antitakeover laws and regulations of any state other than the Commonwealth of Pennsylvania will by their terms apply to the offer, and, except as set forth above with respect to the PBCL, we have not attempted to comply with any state antitakeover statute or regulation. We reserve the right to challenge the applicability or validity of any state law purportedly applicable to the offer and the merger, and nothing in this prospectus or any action taken in connection with the offer or the merger is intended as a waiver of such right. If it is asserted that any state antitakeover statute is applicable to the offer or the merger and an appropriate court does not determine that it is inapplicable or invalid as applied to the offer or the merger, we might be required to file certain information with, or to receive approvals from, the relevant state authorities, and Carlton Acquisition Corp. might be unable to accept for payment or pay for CareScience shares tendered pursuant to the offer or may be delayed in consummating the offer.

Listing on Nasdaq of Quovadx Common Stock to be Issued in the Merger

      Quovadx has agreed that the shares of Quovadx common stock to be issued in the offer and merger shall have been approved for listing on Nasdaq, subject to official notice of issuance, or shall be exempt from such requirement under the then applicable laws, regulations and rules of Nasdaq.

INTERESTS OF CARESCIENCE OFFICERS AND DIRECTORS IN THE TRANSACTION

      In considering the recommendations of the CareScience board of directors regarding the offer and the merger, CareScience shareholders should be aware that certain directors and certain executive officers of CareScience have interests in the merger that differ from those of other shareholders of CareScience, as described below. The CareScience board of directors was aware of these matters and considered them in approving and the merger agreement, the offer and the merger and recommending that the CareScience shareholders accept the offer and tender their shares of CareScience common.

      The information contained in the Information Statement attached as Annex A to the Solicitation/ Recommendation Statement on Schedule 14D-9 of CareScience dated August 21, 2003, as amended, is incorporated herein by reference.

Treatment of Stock Options

Acceleration of Option Grants

      All outstanding options to purchase shares of CareScience common stock and all restricted shares issued under CareScience’s 1995 Equity Compensation Plan and 1998 Time Accelerated Restricted Stock Option Plan will immediately vest upon the consummation of the offer. Prior to the consummation of the proposed merger, participants in each plan will have the ability to choose to exercise their outstanding options and thereby acquire shares of CareScience common stock, which will then be converted in connection with the merger, or surrender their outstanding options in exchange for a cash payment equal to the excess, if any, of the value of the merger consideration over the applicable exercise price.

      The value of the consideration to be paid to CareScience option holders who elect to cash out their options immediately prior to the merger will depend on the last closing price as reported on Nasdaq of Quovadx common stock prior to the expiration of the offer. The cash value presented in the table assumes that the merger was consummated on August 20, 2003 and is based on $4.11, the closing price of Quovadx common stock on that date. The following table sets forth the number of shares of CareScience common stock subject to options held by each of the executive officers and directors of CareScience that will be cashed out in connection with the offer and exercise prices of such options.

	Outstanding Options & Respective Cash Value
	(grouped by different exercise prices, if
	applicable)

	Number of Shares	Exercise Price	Cash
Name	Subject to Options	Per Share	Value

Kristine Martin Anderson	3,000	$0.25	$5,692
	16,000	1.25	14,355
	10,000	1.32	8,272
	10,000	0.80	13,472
Edward Antoian	12,000	1.25	10,766
	15,000	1.62	7,908
Nicholas Augustinos	30,000	1.06	32,616
J. Bryan Bushick	20,000	1.62	10,544
Bruce M. Fried	20,000	1.35	15,944
C. Martin Harris	12,000	1.25	10,766
	15,000	1.62	7,908
Jeffrey R. Jay	15,000	1.62	7,908
LeRoy E. Jones	55,000	0.98	64,196
Christopher R. McCleary	15,000	1.62	7,908
Ronald A. Paulus	20,000	1.62	10,544
Robb L. Tretter	85,000	1.62	44,812
Thomas H. Zajac	20,000	1.62	10,544

      The actual amount of the consideration to be paid in exchange for CareScience options to holders who elect to cash out their options will not be determined until the time of the expiration of the offer.

Employment Agreements and Change of Control Provisions

      CareScience has entered into employment agreements with certain of its executive officers, which contain provisions setting forth terms of employment, base salary and change of control payments. Upon consummation of the merger, Quovadx will assume and agree to perform such employment agreements. The merger will constitute a change of control event within the meaning of the relevant employment agreements.

      Ronald A. Paulus. Pursuant to Dr. Paulus’ amended and restated employment agreement dated April 11, 2003, he will be employed by CareScience until December 31, 2004, and will receive an annual base salary of at least $248,889. If the term is not extended and he remains employed upon expiration of the term, then he is entitled to a payment of $150,000. He will receive $175,000 upon the consummation of the merger. In addition, following his termination of employment other than for cause, death or disability or in the event he leaves his employment for good reason, he will receive (a) severance payment equal to the greater of (1) his base salary payments through December 31, 2004 and (2) $150,000 and (b) the continuation for a period equal to the greater of the remaining number of days in his employment term or six months following his last day of employment of certain employee benefits that had been provided to him under CareScience employee benefits plans prior to his termination.

      J. Bryan Bushick. Pursuant to Dr. Bushick’s amended and restated employment agreement dated April 11, 2003, he will be employed by CareScience until December 31, 2004, and will receive an annual base salary of $167,632. If the term is not extended and he remains employed upon expiration of the term, then he is entitled to a payment of $55,000. He will receive $85,000 upon the consummation of the merger. In addition, following his termination of employment other than for cause, death or disability or in the event he leaves his employment for good reason, he will receive (a) a severance payment equal to the lesser of (1) $83,816 and (2) his base salary payments through December 31, 2004 plus $55,000 and (b) the continuation for a period of not more than nine months following his last day of employment of certain employee benefits provided to him under CareScience benefits plans prior to his termination.

      Robb L. Tretter. Pursuant to Mr. Tretter’s amended and restated employment agreement dated April 11, 2003, he will be employed by CareScience until December 31, 2004, and will receive an annual base salary of $148,783. If the term is not extended and he remains employed upon expiration of the term, then he is entitled to a payment of $35,000. He will receive $50,000 upon the consummation of the merger. In addition, following his termination of employment other than for cause, death or disability or in the event he leaves his employment for good reason, he will receive (a) a severance payment equal to the lesser of (1) $74,392 and (2) his base salary payments through December 31, 2004 plus $35,000 and (b) the continuation for a period of not more than six months following his last day of employment of certain employee benefits provided to him under CareScience benefits plans prior to his termination.

      Thomas H. Zajac. Pursuant to Mr. Zajac’s amended and restated employment agreement dated April 11, 2003, he will be employed by CareScience until December 31, 2004, and will receive an annual base salary of $231,750. If the term is not extended and he remains employed upon expiration of the term, then he is entitled to a payment of $75,000. He will receive $120,000 upon the consummation of the merger. In addition, following his termination of employment other than for cause, death or disability or in the event he leaves his employment for good reason, he will receive (a) a severance payment equal to the lesser of (1) $173,813 and (2) his base salary payments through December 31, 2004 plus $75,000 and (b) the continuation for a period of not more than nine months following his last day of employment of certain employee benefits provided to him under CareScience benefits plans prior to his termination.

Severance Agreements

      Immediately prior to the signing of the merger agreement and in contemplation of the transactions pursuant to the merger agreement, CareScience entered into severance agreements with certain employees, including two executive officers, LeRoy E. Jones and Kristine Martin Anderson. These agreements provide that, in the event

CareScience terminates their employment without cause within one year of the merger, CareScience will pay Mr. Jones four months base salary, and Ms. Martin Anderson six months base salary, following the date of such termination. The obligation to pay severance is conditioned upon the named executives’ execution of an agreement releasing any claims they may have against CareScience. Upon the consummation of the merger, Quovadx will assume the obligations of CareScience with respect to such severance agreements.

Indemnification

      We have agreed, pursuant to the terms of the merger agreement, that for six years after the effective time of the merger, to the extent not covered by insurance and as permitted by law, we will, or we will cause CareScience, to indemnify and hold harmless the persons who were officers, directors, employees and agents of CareScience prior to the effective time of the merger in respect of acts or omissions occurring on or prior to the merger or arising out of or pertaining to the transactions contemplated by the merger to the extent provided under CareScience’s articles of incorporation and bylaws in effect on the date of the merger agreement. We will pay any expenses incurred by such persons in advance of the final disposition of any such action or proceeding, provided that such indemnification shall not be provided in violation of applicable law. We have further agreed that neither we nor CareScience will amend the articles of incorporation or bylaws of CareScience following the merger to amend the indemnification provisions therein for a period of six years following the merger. In addition, for six years after the effective time of the merger, we will cause CareScience to use its best efforts to provide officers’ and directors’ liability insurance in respect of acts or omissions occurring on or prior to the merger covering each such person covered by CareScience’s officers’ and directors’ liability insurance policy as of the date of the merger agreement on terms substantially similar to those of such policy in effect on the date of the merger agreement, provided that we will not be obligated to cause CareScience to pay premiums in excess of 200% of the annual premium CareScience paid in its last full fiscal year. If we or CareScience are unable to obtain the insurance for this amount, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

THE MERGER AGREEMENT

      This section of the prospectus describes the merger agreement. While we believe that the description covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. The merger agreement is attached to this prospectus as Annex A, and we urge you to read it carefully in its entirety.

The Offer

Terms of the Offer

      The merger agreement provides for the commencement by Carlton Acquisition Corp., a wholly owned subsidiary of Quovadx, of the offer to exchange all outstanding shares of CareScience common stock for cash and shares of Quovadx common stock. The merger agreement provides that the consideration that we will pay in the offer will be cash in the amount of $1.40 and 0.1818 shares of Quovadx common stock for each share of CareScience common stock. The merger agreement provides that the initial expiration date of the offer is the twentieth business day following commencement of the offer and that the offer is subject to a number of conditions, including the minimum tender condition. For a description of those matters, refer to the discussion under the section titled “The Offer” of this prospectus.

Prompt Payment for CareScience Shares After the Closing of the Offer

      Subject to the conditions of the offer, Carlton Acquisition Corp. will accept for payment and pay for, as promptly as practicable after the expiration of the offer, all shares of CareScience common stock validly tendered and not properly withdrawn pursuant to the offer.

Designation of Directors Upon Acceptance of Shares

      Upon the acceptance for payment of shares of CareScience common stock pursuant to the offer, and from time to time thereafter, if the minimum condition has been met, Quovadx shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the CareScience board of directors as will give Quovadx representation on the CareScience board of directors equal to the product of:

•	the total number of directors on CareScience board of directors, giving effect to the election of additional directors, and

•	the percentage that the number of shares beneficially owned by Quovadx and Carlton Acquisition Corp. bears to the total number of shares of CareScience common stock outstanding.

CareScience shall use its best efforts to, upon request by Quovadx, promptly, at CareScience’s election, either increase the size of its board of directors or secure the resignation of such number of directors as is necessary to enable Quovadx’s designees to be elected to the CareScience board of directors and to cause Quovadx’s designees to be so elected. In addition, CareScience shall use its best efforts to cause the individuals designated by Quovadx to constitute the same percentage as is on the CareScience board of directors of (i) each committee of the CareScience board of directors, (ii) each board of directors of each CareScience subsidiary, subject to certain exceptions and (iii) each committee of each such board of directors. Notwithstanding the foregoing, CareScience shall use its commercially reasonable efforts to ensure that two of the CareScience directors as of the date of the merger agreement shall remain members of the CareScience board of directors until the effective time of the merger which we refer to as the continuing directors. If either of the continuing directors resigns from the CareScience board of directors, Quovadx, Carlton Acquisition Corp. and CareScience shall permit the remaining continuing director to appoint the resigning director’s successor who shall be deemed to be a continuing director.

      CareScience’s obligation to appoint our designees to its board of directors is subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. CareScience has agreed to promptly take all action required pursuant to such Section and Rule in order to fulfill its obligations thereunder to appoint designees to its board of directors and has agreed to include in the Schedule 14D-9 such information with respect to CareScience and its officers and directors as is required under such Section and Rule in order to fulfill its obligations to appoint our designees to its board of directors. We have agreed to promptly supply to CareScience in writing and be solely responsible for any information with respect to ourselves and our nominees, officers, directors and affiliates required by such Section and Rule.

      After the acceptance for payment of shares of CareScience common stock pursuant to the offer, if there are any continuing directors, the concurrence of a majority of such continuing directors will be required for any amendment of the merger agreement, any termination of the merger agreement by CareScience, any extension by CareScience of the time for the performance of any of the obligations or other acts of Quovadx or Carlton Acquisition Corp. or any waiver of any of CareScience’s rights under the merger agreement or any other determination with respect to any action to be taken or not to be taken by CareScience relating to the merger agreement.

The Merger

The Merger

      The merger agreement provides that, in the event Quovadx and Carlton Acquisition Corp. acquire at least 80% of the then outstanding shares of CareScience in the offer, the parties will take all necessary and appropriate action to cause the merger to become effective as soon as practicable after such acquisition, without a meeting of CareScience in accordance with Section 1924(b) of the PBCL.

      The merger agreement further provides that Carlton Acquisition Corp. will be merged with and into CareScience, with CareScience as the surviving corporation of the merger, no later than the third business day following the satisfaction or waiver of the conditions set forth in the merger agreement unless the parties agree to another date. Under the terms of the merger agreement, at the effective time of the merger, each share of CareScience common stock will be converted into the right to receive from Carlton Acquisition Corp. cash in the amount of $1.40 and 0.1818 shares of Quovadx common stock, the same per share consideration paid to holders of CareScience common stock who exchanged their CareScience shares in the offer. Notwithstanding the foregoing, the merger consideration will not be payable in respect of CareScience shares held by CareScience, Quovadx or Carlton Acquisition Corp.

Effective Time of the Merger

      The merger will become effective upon the filing of the articles of merger with the Secretary of State of the Commonwealth of Pennsylvania or such later time as is agreed by CareScience and Quovadx and specified in the articles of merger. The filing of the articles of merger will take place at the time of the closing of the merger. From and after the effective time of the merger, the surviving corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of CareScience and Carlton Acquisition Corp., all as provided under the PBCL.

Treatment of CareScience Stock Options

      Each outstanding option to purchase shares of CareScience stock granted under CareScience’s equity compensation plans shall become fully vested pursuant to its terms at or before the effectiveness of the merger. CareScience agrees to take all actions reasonably necessary to provide that, upon the effectiveness of the merger, the CareScience stock options held by all holders who so agree will be cancelled, and that in exchange for such cancellation, the holders of such cancelled options will receive an amount in cash equal to the value of such options, calculated as the spread (if any) of the per share value of the cash and shares of Quovadx common stock paid in the merger over the exercise price per share of the cancelled options. CareScience will provide any notices required to be give to stock option holders under CareScience’s equity compensation plans and will obtain any consents necessary to effectuate the foregoing cash-out of stock options for all of the stock option holders who agree to such cash-out. CareScience will also take all actions that are necessary or appropriate to ensure that all options to purchase CareScience common stock will be cancelled or otherwise terminated as of the effective time of the merger.

Representations and Warranties

      Quovadx and CareScience each made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger. Each of the companies made representations and warranties as to:

•	corporate organization, good standing and qualification to do business;

•	authorization of the merger agreement by the respective companies;

•	the effect of the merger on obligations of the respective companies under applicable laws;

•	capitalization;

•	filings and reports with the Securities and Exchange Commission;

•	the absence of certain changes in their respective businesses since December 31, 2002; and

•	payments, if any, required to be made to brokers and agents on account of the merger.

      In addition, CareScience made representations and warranties as to:

•	its subsidiaries;

•	licenses and approvals required to conduct its business;

•	real property leases and title to personal property that is material to conduct its business;

•	intellectual property;

•	environmental compliance;

•	litigation;

•	compliance with applicable laws and regulation;

•	employee benefit plans and ERISA compliance;

•	taxes;

•	contracts and debt instruments;

•	insurance;

•	the applicability of state takeover laws to the offer and merger;

•	employment matters;

•	any contractual or legal restrictions on the conduct of its business; and

•	transactions with its directors and officers.

      In addition, Quovadx and Carlton Acquisition Corp. made representations and warranties as to the availability of funds to complete the offer and the merger.

      The representations and warranties contained in the merger agreement will not survive the merger or the termination of the merger agreement, but they form the basis of certain conditions to our and CareScience’s obligations to complete the offer and the merger, as applicable.

Conduct of Business Pending the Merger

CareScience

      The merger agreement obligates CareScience, until the merger becomes effective, to conduct its operations in the ordinary course of business in substantially the same manner as it has been previously conducted, and to the extent consistent therewith, to use reasonable efforts to preserve intact its current business organizations, keep available the services of its present officers and employees, as a group, and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others with whom it has business dealings. The merger agreement expressly restricts the ability of CareScience to do any of the following without the prior written consent of Quovadx:

•	declare, set aside or pay any dividends on, or make any other distributions, whether in cash, stock or property, in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of CareScience to its parent;

•	adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

•	purchase, redeem or otherwise acquire any shares of CareScience capital stock or its subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, other than in connection with the cancellation of CareScience stock options in accordance with the terms thereof or as contemplated by the merger agreement or repurchases from employees following their termination pursuant to the terms of preexisting agreements at prices not exceeding fair market value on the date of such repurchases;

•	issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options, including stock option, to acquire, any such shares, voting securities or convertible securities, other than the issuance of a customary number of options consistent with past practice to any new non-executive employees or the issuance of shares upon the exercise of stock options;

•	amend its articles of incorporation, bylaws or other comparable charter or organizational documents;

•	mortgage or otherwise encumber or subject to any material lien or, except in the ordinary course of business consistent with past practice and pursuant to existing contracts or commitments, sell, lease, license, transfer or otherwise dispose of any material properties or assets;

•	incur, assume, guarantee or become obligated with respect to any material indebtedness in excess of $100,000 individually or $200,000 in the aggregate, or incur, assume, guarantee or become obligated with respect to any other material obligations other than in the ordinary course of business and consistent with past practice;

•	make or agree to make any new capital expenditures or acquisitions of assets or property or other acquisitions or commitments in excess of $100,000 individually or $200,000 in the aggregate or otherwise acquire or agree to acquire any material assets or property other than in the ordinary course and consistent with past practice;

•	make any material tax election or take any material tax position, unless required by law, or change its fiscal year or accounting methods, policies or practices, except as required by changes in U.S. generally accepted accounting principles, or settle or compromise any material income tax liability;

•	make any loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $100,000 for any one transaction or $200,000 in the aggregate, and other than investments in cash equivalents made in the ordinary course of business consistent with past practice;

•	pay, discharge or satisfy any claims, liabilities or obligations, absolute, accrued, asserted or unasserted, contingent or otherwise, other than the payment, discharge or satisfaction thereof, in the ordinary course of business consistent with past practice and in accordance with their terms, modify, amend or terminate any material contract or agreement to which it is a party, or release or waive any material rights or claims, or subject to the fiduciary duties of the CareScience board of directors, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which CareScience or its subsidiary is a party;

•	grant to any current or former director, officer or employee of CareScience or its subsidiary, any increase in compensation, cash, equity or otherwise, or benefits, provided that CareScience may increase the compensation of non-executive employees in the ordinary course of business consistent with past practice;

•	grant to any current or former director, officer, or employee of CareScience any increase in severance or termination pay, cash, equity or otherwise, or adopt any new severance plan or amend or modify in any respect any severance plan, agreement or arrangement existing on the date of the merger agreement;

•	adopt or amend any benefit plan or enter into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer, or employee, except as required by law;

•	waive any stock repurchase right, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plan or authorize cash payments in exchange for any options granted under any such plans, except as provided in the merger agreement;

•	transfer or license to any person or entity or otherwise extend, amend or modify any rights to CareScience’s intellectual property, or enter into grants to transfer or license to any person future rights to its intellectual property other than non-exclusive licenses granted to end-users and non-exclusive distribution, reseller and similar commercial agreements entered into in the ordinary course of business and consistent with past practice; provided that in no event shall CareScience (i) license, or enter into a distribution, reseller or similar arrangement, on an exclusive basis, or sell, any of its intellectual property; or (ii) enter into any contract (v) providing for any site licenses, (w) containing pricing or discounting terms or provisions other than in the ordinary course of business consistent with past practice, (x) requiring CareScience to use its “best efforts” or (y) limiting CareScience’s right to engage in any line of business or to compete with any person;

•	enter into any contract or commitment (i) requiring CareScience to purchase a minimum amount of products or services with aggregate commitments over the life of all such contracts in excess of $100,000 individually or $200,000 in the aggregate, or (ii) except in the ordinary course of business consistent with past practice, requiring CareScience to (x) provide a minimum amount of products or services with aggregate commitments over the life of such contract in excess of $500,000, or (y) provide products or services at a later date at a fixed price;

•	take or agree or commit to take any action that would make any of CareScience’s representations or warranties contained in the merger agreement inaccurate in any material respect at, or as of any time prior to, the completion of the merger or to omit or agree or commit to omit to take any action necessary to prevent any such representations or warranties from being inaccurate in any material respect at any such time; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.

Quovadx

      The merger agreement provides that until the merger becomes effective, without the written consent of CareScience, Quovadx shall not:

•	declare, set aside or pay any extraordinary dividends on, or make any other extraordinary distributions, whether in cash, stock or property, in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of Quovadx to its parent;

•	adjust, split, combine or reclassify any of its capital stock;

•	purchase, redeem or otherwise acquire any shares of its capital stock;

•	amend its articles of incorporation, bylaws or other comparable charter or organizational documents in such a manner as to materially adversely affect the rights of holders of Quovadx common stock;

•	take or agree or commit to take any action that would make any of Quovadx’s representations or warranties contained in the merger agreement inaccurate in any material respect at, or as of any time prior to, the completion of the merger or omit or agree or commit to omit to take any action necessary to prevent any such representations or warranties from being inaccurate in any material respect at any such time; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.

No Solicitation of Alternative Transactions

      CareScience has agreed that neither CareScience nor its subsidiary nor any of the respective officers, directors, employees, agents and representatives of CareScience or its subsidiary, including any investment banker, attorney or accountant retained by CareScience or its subsidiary shall:

•	initiate, continue, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer, including, without limitation, any proposal or offer to CareScience shareholders, with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, CareScience or its subsidiary, which we refer to as an acquisition proposal; or

•	engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, or otherwise facilitate any effort or attempt to make or implement an acquisition proposal or enter into any agreement or understanding with any other person or entity with the intent to effect any acquisition proposal.

      However, the merger agreement provides that, prior to the acceptance for payment by Carlton Acquisition Corp. of CareScience shares pursuant to the offer, in the event that a third party has made, and not withdrawn, a bona fide acquisition proposal that the CareScience board of directors reasonably concludes in good faith, after consultation with its financial advisor, constitutes, or is likely to lead to, a superior proposal, CareScience may:

•	engage or participate in discussions or negotiations with such third party; and/or

•	furnish to such third party nonpublic information relating to CareScience and/or its subsidiary pursuant to a confidentiality agreement with terms no less favorable to CareScience than those contained in the confidentiality agreement between CareScience and Quovadx;

provided, that in each case (a) neither CareScience nor any representative of CareScience and its subsidiary have violated any of the restrictions set forth in the merger agreement related to non-solicitation, (b) the CareScience board of directors reasonably concludes in good faith, after consultation with its outside legal counsel, that in light of such superior proposal the failure to take such action would reasonably be expected to be a violation of the fiduciary obligations of the CareScience board of directors to the CareScience shareholders, and (c) contemporaneously with furnishing any such information to such person or group, CareScience furnishes such information to Quovadx.

      CareScience has further agreed to take all necessary steps to inform the officers, directors, employees, agents and representatives of CareScience and its subsidiary of the non-solicitation obligations under the merger agreement. CareScience will notify Quovadx promptly, orally and in writing (including the names of any party making, the principal terms of, and any written materials provided in connection with, any such proposal, request or inquiry), if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with CareScience. CareScience will keep Quovadx fully and promptly informed of the status and details (including amendments or proposed amendments) of, and will promptly provide copies of any written materials provided in connection with, any such request, proposal or inquiry.

      A “superior proposal” is any bona fide acquisition proposal (a) to acquire, directly or indirectly, all of the shares of CareScience common stock then outstanding, or all or substantially all of the assets of CareScience, (b) that contains terms and conditions that the CareScience board of directors reasonably determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to the

CareScience shareholders than the offer and the merger, (c) that the CareScience board of directors reasonably determines in its good faith judgment, after consultation with its financial advisor and its legal counsel, to be reasonably capable of being completed taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, (d) that does not contain a “right of first refusal” or “right of first offer” with respect to any counter-proposal that Quovadx might make, and (e) that does not contain any “due diligence” condition and for which any financing upon which it is conditioned is committed.

      Except as set forth above, the CareScience board of directors shall not make a change in its recommendation that the CareScience shareholders accept the offer, tender their CareScience shares thereunder to Carlton Acquisition Corp. and adopt the merger agreement and the merger. However, if the CareScience board of directors determines in its reasonable good faith judgment prior to the acceptance for payment by Carlton Acquisition Corp. of CareScience shares pursuant to the offer, after consultation with outside legal counsel, that the failure to make a change in its recommendation would be a violation of its fiduciary duties to the CareScience shareholders, then the CareScience board of directors may change its recommendation, but only (i) after providing written notice to Quovadx advising Quovadx that the CareScience board of directors has received a superior proposal, specifying the material terms and conditions of such superior proposal and identifying the person making such superior proposal and (ii) if Quovadx does not, within two business days of its receipt of the notice of the superior proposal, make an offer that the CareScience board of directors determines in its good faith judgment, after consultation with its financial advisors, to be at least as favorable to the CareScience shareholders as such superior proposal.

Preparation of Registration Statement and Prospectus and Offer Documents

      We are obligated to prepare and file a tender offer statement on Schedule TO with respect to the offer and a registration statement on Form S-4 with the SEC, of which this prospectus is a part, to register the offer and issuance of the shares of our common stock pursuant to the offer and the merger. We have filed a tender offer statement on Schedule TO with respect to the offer and a registration statement on Form S-4 to register the shares of our common stock to be issued in the offer and the merger. We are obligated to have this prospectus and the tender offer documents disseminated to CareScience shareholders as required by applicable federal securities laws.

      We are obligated to use all reasonable efforts to have the registration statement on Form S-4 declared effective under the Securities Act of 1933 as promptly as practicable after its filing and to maintain such effectiveness for so long as shall be required for the issuance of shares of our common stock pursuant to the offer. Following the time the registration statement is declared effective, we shall file the final prospectus included therein under Rule 424(b) under the Securities Act.

      CareScience is obligated to prepare and file a Solicitation/ Recommendation Statement on Schedule 14D-9 with the SEC, containing a recommendation to the CareScience shareholders to accept the offer, tender their shares of CareScience common stock in the offer, and adopt the merger agreement and the merger. CareScience has filed a Solicitation/ Recommendation Statement on Schedule 14D-9 regarding the offer.

      Quovadx and CareScience are obligated to provide each other with copies of any written comments and advise the other party as to any oral comments received from the SEC regarding this prospectus, the registration statement or any of the tender offer documents. In addition, each of Quovadx and CareScience will provide the other with a reasonable opportunity to review and comment on any amendment or supplement to this prospectus, the registration statement or any of the tender offer documents before the amendment or supplement is filed with the SEC.

      Each of Quovadx and CareScience has agreed promptly to correct any information provided by it for use in the registration statement, Schedule 14D-9 or the tender offer documents if and to the extent that such information becomes false or misleading in any material respect, including by amending any such documents filed with the SEC and disseminating such information to the CareScience shareholders, in each case as and to the extent required by applicable federal securities laws.

Employee Benefits

      Pursuant to the merger agreement, CareScience will terminate, effective as of the day immediately preceding the effective time of the merger, any and all group severance, separation or salary continuation plans, programs, or arrangements.

      We have agreed to provide the employees of CareScience and its subsidiary retained by us, for a period of six months following the effective time of the merger, with employee benefits substantially equivalent to those benefits provided to our similarly situated employees; provided that we are under no obligation to retain any employee or group of employees of CareScience or its subsidiary. In addition, we have agreed to assume and to perform all obligations under the employment, change in control and severance agreements as described under the caption “Interested of CareScience Officers and Directors in the Transaction.”

Conditions of the Offer

      For a description of the conditions to the offer see “The Offer-Conditions of the Offer.”

Conditions to Completion of the Merger

      The obligations of CareScience, Quovadx and Carlton Acquisition Corp. to consummate the merger are subject to the satisfaction of the following conditions:

•	if required by the PBCL, the merger agreement shall have been approved and adopted by the holders of outstanding CareScience shares in accordance with the PBCL;

•	the registration statement on Form S-4, of which this prospectus is a part, shall have become effective prior to the acceptance for payment by Carlton Acquisition Corp. of CareScience shares pursuant to the offer and no stop order or proceeding seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC;

•	Carlton Acquisition Corp. or Quovadx shall have purchased all of the CareScience shares validly tendered pursuant to the offer;

•	the shares of Quovadx common stock issuable in the offer and the merger shall be approved for listing on the Nasdaq National Market, subject to official notice of issuance; and

•	no provision of any applicable law or regulation and no judgment, injunction, order, decree or other legal restraint shall prohibit the consummation of the merger.

Termination of the Merger Agreement

Termination by Mutual Agreement

      The merger agreement may be terminated at any time prior to the effective time of the merger by mutual written agreement of Quovadx and CareScience.

Termination by Either Quovadx or CareScience

      Either Quovadx or CareScience may terminate the merger agreement by giving notice of termination to the non-terminating party if:

•	the offer shall have expired, terminated or been withdrawn in accordance with the terms of the merger agreement without Quovadx or Carlton Acquisition Corp. having accepted for exchange any shares pursuant to the offer, unless a principal cause of the offer having expired or having been terminated or withdrawn is a breach by the party seeking to terminate the merger agreement of any of its obligations thereunder;

•	the offer has not been consummated on or before January 31, 2004, unless a principal cause of the Offer not being consummated by such date is a breach by the party seeking to terminate the merger agreement of any of its obligations under the merger agreement; or

•	there shall be any law or regulation that makes consummation of the merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Quovadx or CareScience from consummating the merger is entered and such judgment, injunction, order or decree shall become final and non-appealable.

Termination by Quovadx

      Quovadx can terminate the merger agreement at any time prior to the effective time of the merger if:

•	CareScience breaches the non-solicitation provisions of the merger agreement in any material respect; or

•	the CareScience board of directors withdraws, or modifies or changes in a manner adverse to Quovadx, including by amendment of the CareScience Schedule 14D-9, or has not made, its recommendation of the offer, the merger agreement, or the merger, or has recommended another offer regarding an acquisition proposal by a third party other than Quovadx, or has resolved to do any of the foregoing.

Termination by CareScience

      CareScience may terminate the merger agreement at any time prior to the effective time of the merger if CareScience receives an unsolicited superior proposal, and the CareScience board of directors reasonably determines in good faith in compliance with the terms of the merger agreement to make a change in its recommendation; provided, however, that in such event CareScience is not permitted to terminate the merger agreement unless Quovadx receives the fees described below immediately prior to any such termination, by wire transfer in same day funds.

Termination Fee

      If the merger agreement is terminated:

•	By Quovadx as a result of the CareScience board of directors having withdrawn, or modified or changed in a manner adverse to Quovadx, including by amendment of the CareScience Schedule 14D-9, or having not made, its recommendation of the offer, the merger agreement, or the merger, or having recommended another offer regarding an acquisition proposal by a third party other than Quovadx, or having resolved to do any of the foregoing;

•	By CareScience as a result of having received an unsolicited superior proposal, and the CareScience board of directors having reasonably determined in good faith in compliance with the terms of the merger agreement to make a change in its recommendation; or

•	By Quovadx or CareScience as a result of:

-	the offer having expired, terminated or been withdrawn in accordance with the terms of the merger agreement without Quovadx or Carlton Acquisition Corp. having accepted for exchange any shares pursuant to the offer; or

-	the offer having not been consummated on or before January 31, 2004;

then CareScience shall promptly, but in no event later than two days after the date of any request therefor, pay to Quovadx a fee of $1.1 million. However, if CareScience terminates the merger agreement in order to change its recommendation as described in the second bullet above, the termination fee shall be paid prior to any termination by wire transfer in same day funds. In the case of a termination by either party as a result of either of the events described under the third bullet above, the termination fee shall be made only if (A) following the date of the merger agreement and prior to the termination of merger agreement, any acquisition proposal has been publicly announced or became publicly known, and (B) within six months following the termination of the merger agreement, either an acquisition proposal is consummated or CareScience enters into an agreement providing for an acquisition proposal and such acquisition proposal is later consummated, and (2) such payment shall be made at or prior to the consummation of such acquisition proposal.

      For purposes of the preceding paragraph, “acquisition proposal” means any proposal or offer, including any proposal or offer to CareScience shareholders, with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, CareScience or its subsidiary, other than the transactions contemplated by the merger agreement.

Amendments and Waivers

      Any provision of the merger agreement may be amended or waived prior to the effective time of the merger if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by CareScience, Quovadx and Carlton Acquisition Corp. or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of the merger agreement by the CareScience shareholders, no such amendment or waiver shall, without the further approval of such shareholders, alter or change the amount or kind of consideration to be received in exchange for CareScience shares.

AGREEMENTS RELATED TO THE OFFER AND THE MERGER

Tender and Voting Agreement

      As an inducement for Quovadx and Carlton Acquisition Corp. to enter into the merger agreement, immediately prior to the signing of the merger agreement, David J. Brailer, a former CareScience director and officer, and entities affiliated with him entered into a tender and voting agreement with Quovadx. This section of the prospectus describes the tender and voting agreement. While we believe that this description covers the material terms of the tender and voting agreement, this summary may not contain all of the information that is important to you. The agreement is attached to this prospectus as Annex B, and we urge you to read it carefully.

      As of August 18, 2003, the individuals and entities who are party to the tender and voting agreement held approximately 18.64% of the outstanding shares of CareScience common stock. These shareholders were not paid nor will they be paid additional consideration in connection with entering into the tender and voting agreement.

      The shareholders who signed a tender and voting agreement agreed, with respect to their shares of CareScience common stock:

•	to tender in the offer and not withdraw the shares pursuant to and in accordance with the terms of the offer not later than the fifth business day after actual receipt of the preliminary prospectus and other documents in connection with the offer pursuant to the terms of the merger agreement and Rule 14d-2 under the Exchange Act;

•	not to tender the shares into any exchange or tender offer commenced by a third party other than Quovadx, Carlton Acquisition Corp. or any other subsidiary of Quovadx;

•	not to exercise any rights to demand appraisal of any shares that may arise with respect to the merger;

•	not to cause or permit any transfer of any of the Shares to be effected except with respect to the exercise of stock options, transfers pursuant to the laws of testate or intestate succession or involuntary transfers by operation of law, and any transfer whereby each transferee of such shares shall have executed the tender and voting agreement, and agreed in writing to hold such transferred shares subject to all of the terms and provisions of the tender and voting agreement;

•	not to deposit, or permit the deposit of, any shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the shareholder under this tender and voting agreement with respect to any of the shares;

•	to vote the shares at every meeting of CareScience shareholders called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the CareScience shareholders:

-	in favor of the adoption of the merger agreement, and in favor of each of the other actions contemplated by the merger agreement;

-	against approval of any proposal made in opposition to, or in competition with, consummation of the offer, the merger or any other transactions contemplated by the merger agreement; and

-	against any of the following actions, other than those actions that relate to the offer, the merger and any other transactions contemplated by the merger agreement: (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of CareScience or its subsidiary with any party, (B) any sale, lease or transfer of any significant part of the assets of CareScience or its subsidiary, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of CareScience or its subsidiary, (D) any material change in the capitalization of CareScience or its subsidiary, or the corporate structure of CareScience or its subsidiary, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the offer, the merger or any other transactions contemplated by the merger agreement.

      In addition, the shareholders who signed a tender and voting agreement appointed Carlton Acquisition Corp. and Quovadx, or any of their nominees, with full power of substitution and resubstitution, at any time prior to the completion of the merger or termination of the merger agreement, as the shareholders’ true and lawful attorney and proxy for and in the shareholders’ name, place and stead, to vote each of the shares held by the shareholders as the shareholders’ proxy, and to exercise all voting, consent and similar rights of the shareholders with respect to the shares at every annual, special, adjourned or postponed meeting of CareScience shareholders at which any proposal described in the sixth bullet in the list immediately above this paragraph is considered, including the right to sign the shareholders’ name (as shareholder) to any written consent, certificate or other document in lieu of any such meeting that Pennsylvania law may permit or require.

      All obligations under the voting and tender agreement terminate upon the earlier of the termination of the merger agreement in accordance with its terms, such date and time as the merger agreement has been amended by the parties thereto to lower or change the form or mix of the consideration, the effective time of the merger or January 31, 2004.

Affiliate Agreements

      As a condition to Quovadx entering into the merger agreement, each member of the CareScience board of directors, each in his or her capacity as a shareholder, and certain officers of CareScience executed affiliate agreements. By executing the affiliate agreements, these persons have acknowledged the resale restrictions imposed by Rule 145 under the Securities Act of 1933 on any shares of Quovadx common stock to be received by them in the offer and the merger. Under the affiliate agreements, Quovadx will be entitled to place appropriate legends on the certificates evidencing any Quovadx common stock to be received by each of the persons who have entered into an affiliate agreement and to issue stop transfer instructions to the transfer agent for Quovadx common stock.

COMPARISON OF RIGHTS OF HOLDERS OF QUOVADX COMMON STOCK

AND CARESCIENCE COMMON STOCK

      This section of the prospectus describes certain differences between the rights of holders of Quovadx common stock and CareScience common stock. Currently, CareScience’s articles of incorporation and bylaws and Pennsylvania law govern the rights of CareScience shareholders and Quovadx’s certificate of incorporation and bylaws and Delaware law currently govern the rights of Quovadx stockholders. After the completion of the merger, CareScience shareholders will become stockholders of Quovadx. As a result, former CareScience shareholders’ rights will be governed by Quovadx’s certificate of incorporation and bylaws and Delaware law. The following paragraphs summarize certain differences between the rights of CareScience shareholders and Quovadx stockholders under the articles of incorporation and bylaws of CareScience and certificate of incorporation and bylaws of Quovadx and Pennsylvania and Delaware law.

      While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to CareScience stockholders, including the articles of incorporation and bylaws of CareScience and the certificate of incorporation and bylaws of Quovadx.

Authorized and Outstanding Capital Stock

      Quovadx. The authorized capital stock of Quovadx consists of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of August 18, 2003, there were 30,537,391 shares of Quovadx common stock outstanding and no shares of Quovadx preferred stock outstanding. Quovadx has designated 200,000 shares of its preferred stock as series A participating preferred. See “— Quovadx Stockholder Rights Plan” below.

      CareScience. The authorized capital stock of CareScience consists of 100,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, no par value. As of August 18, 2003, there were 13,291,461 shares of CareScience common stock outstanding and no shares of CareScience preferred stock outstanding.

Dividends

      Quovadx. Under Delaware law, a corporation may pay dividends out of surplus, defined as the excess of net assets over capital. If no such surplus exists, dividends may be paid out of its net profits for the fiscal year, provided that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon distribution of assets. Quovadx’s board of directors may declare dividends from time to time at its discretion, out of legally available funds.

      Since its initial public offering in February 2000, Quovadx has not declared any cash dividends. Quovadx currently intends to retain earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future.

      CareScience. Under Pennsylvania law, a corporation may pay dividends unless doing so would make the corporation unable to pay its debts as they become due in the usual course of business, or unless, as a result of paying such dividends, the corporation’s total assets would be less than its total liabilities plus the amount that would be needed to pay the holders of shares having a liquidation preference if the corporation were dissolved. CareScience’s articles of incorporation provide that dividends may be declared and paid on CareScience common stock from funds lawfully available therefor as and when determined by the CareScience board of directors, in its discretion, and subject to any preferential dividend rights of any then outstanding preferred stock.

Number of Directors and Vacancies

      Quovadx. Under the Delaware law, a corporation’s board of directors must consist of at least one member with the number fixed by or in the manner provided in the bylaws of the corporation. The number of directors on the Quovadx board has been fixed by resolution of the board at seven members. Delaware law provides that vacant director positions may be filled by a majority of the directors then in office, even though less than a quorum, unless:

•	otherwise provided in the certificate of incorporation or bylaws of the corporation; or

•	the certificate of incorporation directs that a particular class elects such director.

The Quovadx certificate of incorporation and bylaws do not provide for either of the above. In addition, at the time of filling any vacant director position, if the directors then in office constitute less than a majority of the board, the Delaware Court of Chancery may, upon application of stockholders holding at least 10% of shares outstanding, summarily order an election to be held to fill any such vacant director positions, or to replace the directors chosen by the directors then in office.

      CareScience. The number of directors on the CareScience board has been fixed by resolution of the board at seven members. Under Pennsylvania law and the CareScience bylaws, vacancies in the board of directors may be filled by a majority vote of the remaining directors though less than a quorum, or by a sole remaining director.

Classification of Directors

      Quovadx. The Quovadx certificate of incorporation provides for three classes of directors, of which one class shall stand for election at every annual meeting and shall be appointed for approximately three years. Directors added to the Quovadx board of directors between annual meetings of stockholders by reason of an increase in the authorized number of directors shall belong to the class designated by the board of directors; provided however, that the number of board seats designated to belong to each class must be as nearly equal in number as possible.

      CareScience. The CareScience bylaws provide for three classes of directors, of which one class shall stand for election at every annual meeting and shall be appointed for approximately three years. No one class shall have more than one director more than any other class. The term of each director is three years.

Removal of Directors

      Quovadx. Delaware law provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in an election of directors, unless the certificate of incorporation limits such removal only for cause. The Quovadx certificate of incorporation provides that stockholders may effect the removal of a director only for cause.

      CareScience. Under Pennsylvania law, if the bylaws of a corporation provide for a classified board of directors, the entire board of directors, or any class of the board or any individual director of a corporation may be removed from office by vote of the shareholders entitled to vote thereon only for cause, unless otherwise provided by the corporation’s articles of incorporation. The CareScience articles of incorporation do not provide for an exception to this provision. Pennsylvania law further provides that the repeal of a provision of the articles or bylaws prohibiting, or the addition of a provision to the articles or bylaws permitting, the removal by the shareholders of the board, a class of the board or a director of the board without assigning cause shall not apply to any incumbent director for the balance of such director’s term. Pennsylvania law also provides that a corporation’s articles of incorporation may not prohibit the removal of directors by the shareholders for cause.

Limitations on Director Liability

      Quovadx. Delaware law allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for a breach of fiduciary duty as a director. However, a corporation may not limit or eliminate the personal liability of a director for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law;

•	intentional or negligent payments of unlawful dividends or unlawful stock purchases or redemption; or

•	any transaction in which the director derives an improper personal benefit.

      CareScience. Pennsylvania law allows a corporation to limit a director’s personal liability by including in its bylaws a provision, adopted by a vote of its shareholders, that eliminates the personal liability of its directors, as such, for monetary damages for any action taken or the failure to take any action unless:

•	such directors have breached or failed to perform their duties under the Pennsylvania corporate law; and

•	the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

      A Pennsylvania corporation may not eliminate personal liability where the responsibility or liability of a director is pursuant to any criminal statute or is for the payment of taxes pursuant to any federal, state or local law.

Indemnification of Officers and Directors

      Quovadx. Delaware law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to:

•	any action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and reasonable settlement amounts if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interests of such corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; or

•	any derivative action or suit on behalf of such corporation against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action or suit, if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interest of such corporation.

      In the event that a person is adjudged to be liable to the corporation in a derivative suit, Delaware law prohibits indemnification unless either the Delaware Court of Chancery or the court in which such derivative suit was brought determines that such person is entitled to indemnification for those expenses which such court deems proper. To the extent that a representative of a corporation has been successful on the merits or otherwise in the defense of a third party or derivative action, indemnification for actual and reasonable expenses incurred is mandatory. The Quovadx certificate of incorporation provides that Quovadx shall indemnify Quovadx directors to the maximum extent permitted by Delaware law. The Quovadx certificate of incorporation also provides that Quovadx will also indemnify officers, employees and agents of Quovadx.

      CareScience. Pennsylvania law regarding indemnification is substantially similar to those of Delaware law. Unlike Delaware law, however, Pennsylvania law expressly permits indemnification in connection with any action, including a derivative action, unless a court determines that the acts or omissions giving rise to the claim constituted willful misconduct or recklessness. The CareScience articles of incorporation provide that CareScience shall, to the fullest extent permitted by Pennsylvania law relating to the indemnification and advancement of expenses indemnify and advance expenses for the benefit of any and all directors, and other representatives of CareScience with respect to any and all of the expenses (including attorney’s fees), judgments, fines and amounts paid in settlements reasonably incurred in each case as referred to in or covered by said provisions.

Special Meetings of the Stockholders

      Quovadx. Delaware law provides that special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation’s certificate of incorporation or bylaws. Under the Quovadx bylaws, the president, the board of directors or the chairman of the board of directors may call a special meeting of stockholders.

      CareScience. Pennsylvania law provides that special meetings of shareholders may be called by the board of directors, by any officer or other persons as provided in the bylaws, and, unless otherwise provided in the articles, by shareholders entitled to cast at least 20 percent of the votes that all shareholders are entitled to cast at a particular meeting. Under the CareScience bylaws, the board of directors, the chairman of the board of directors, the chief executive officer or the president may call a special meeting of shareholders. The CareScience articles of incorporation do not prohibit the calling of a special meeting by a 20% shareholder vote.

Charter Amendments

      Quovadx. Delaware law provides that the certificate of incorporation of a corporation may be amended by resolution of the board of directors and the affirmative vote of the holders of a majority of the outstanding shares of voting stock then entitled to vote. Delaware law also permits a corporation to make provision in its certificate of incorporation requiring a greater proportion of the voting power to approve a specified amendment. The Quovadx certificate of incorporation does not contain a provision requiring a greater proportion of voting power to amend the charter. Any amendment to the charter of a corporation that adversely affects a particular class or series of stock requires the separate approval of the holders of the affected class or series of stock.

      CareScience. Pennsylvania law provides that the articles of incorporation may be amended by resolution of the board of directors and the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each such class vote, at a meeting at which a quorum is present. The CareScience articles of incorporation require the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of CareScience capital stock in order to amend or repeal, or to adopt any provision in the articles of incorporation and bylaws; provided, however, and the provisions of Pennsylvania law otherwise applicable shall apply, to an amendment or repeal approved by the CareScience board of directors by resolution adopted by a two-thirds vote of all directors then in office.

Bylaw Amendments

      Quovadx. Delaware law provides that the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote. A corporation may, in its certificate of incorporation, confer such powers on the board of directors. The Quovadx certificate of incorporation authorizes the Quovadx board of directors to make, alter, amend or repeal the Quovadx bylaws.

      CareScience. Pennsylvania law provides that a corporation’s bylaws may be adopted, amended and repealed by the shareholders entitled to vote thereon. This authority may be expressly vested in the board of directors by the bylaws, subject to the power of the shareholders to change such action, unless the subject of the amendment is solely within the province of the shareholders. The CareScience bylaws vest the board of directors with the authority to adopt, amend or repeal bylaws subject to the power of the shareholders to make or repeal bylaws. The CareScience articles of incorporation and bylaws require the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of CareScience capital stock in order to amend or repeal, or to adopt any provision in the bylaws; provided, however, the provisions of Pennsylvania law otherwise applicable shall apply to an amendment or repeal approved by the CareScience board of directors by resolution adopted by a two-thirds vote of all directors then in office. In the case of a meeting of shareholders to amend or repeal the CareScience bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws.

State Antitakeover Statutes

      Quovadx. Section 203 of the Delaware General Corporation Law contains certain “antitakeover” provisions that apply to a Delaware corporation unless, among other things, the corporation elects not to be governed by such provisions in its certificate of incorporation or bylaws. Neither the Quovadx certificate of incorporation nor bylaws contains such an election. As a result, Quovadx is governed by Section 203, which precludes a corporation from engaging in any “business combination” with any person that owns 15% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 15% of the outstanding voting stock of the corporation. A business combination includes, among other things, any merger, consolidation, or sale of ten percent or more of a corporation’s assets.

      The three-year waiting period does not apply, however, if any of the following conditions are met:

•	the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 15% of such stock before the stockholder obtained ownership of more than 15% of the corporation’s stock;

•	once the transaction which resulted in the stockholder owning more than 15% of the outstanding voting stock of the corporation is completed, such stockholder owns at least 85% of the voting stock of the corporation outstanding at the time that the transaction commenced; or

•	at or after the time the stockholder obtains more than 15% of the outstanding voting stock of the corporation, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the acquiring stockholder.

      In addition, Section 203 does not apply to any person who became the owner of more than 15% of a corporation’s stock if it was as a result of action taken solely by the corporation. Section 203 also does not apply to the corporation itself or to any of the corporation’s majority-owned subsidiaries.

      CareScience. CareScience is incorporated under the laws of Pennsylvania. The Pennsylvania Takeover Disclosure Law, or PTDL, purports to regulate certain attempts to acquire a corporation either (1) organized under the laws of Pennsylvania or (2) having its principal place of business and substantial assets located in Pennsylvania. In Crane Co. v. Lam, the United States District Court for the Eastern District of Pennsylvania preliminarily enjoined, on grounds arising under the United States Constitution, enforcement of at least the portion of the PTDL involving the pre-offer waiting period thereunder. Section 8(a) of the PTDL provides an exemption for any offer to purchase securities as to which the board of directors of the target company recommends acceptance to its shareholders, if at the time such recommendation is first communicated to shareholders the offeror files with the Pennsylvania Securities Commission (“PSC”) a copy of the Schedule TO filed by the offeror in connection with the offer and the merger and certain other information and materials, including an undertaking to notify securityholders of the target company that a notice has been filed with the PSC which contains substantial additional information about the offering and which is available for inspection at the PSC’s principal office during business hours. The CareScience board of directors has approved the transactions contemplated by the merger agreement and recommended acceptance of the offer and the merger to CareScience shareholders. While reserving and not waiving its right to challenge the validity of the PTDL or its applicability to the offer, Carlton Acquisition Corp. is making a Section 8(a) filing with the PSC in order to qualify for the exemption from the PTDL. Carlton Acquisition Corp. will submit the appropriate notice filing fee along with the Section 8(a) filing. Additional information about the offer has been filed with the PSC pursuant to the PTDL and is available for inspection at the PSC’s office at Eastgate Office Building, 2nd Floor, 1010 North 7th Street, Harrisburg, PA 17102-1410 during business hours.

      Chapter 25 of the PBCL contains provisions relating generally to takeovers and acquisitions of certain publicly owned Pennsylvania corporations such as CareScience that have a class or series of shares entitled to vote generally in the election of directors registered under the Exchange Act (a “registered corporation”). The following discussion is a general and highly abbreviated summary of certain features of Chapter 25, is not intended to be complete or to address further potentially applicable exceptions or exemptions, and is qualified in its entirety by reference to the full text of Chapter 25 of the PBCL. CareScience is a registered corporation.

      Subchapter 25D of the PBCL includes provisions requiring approval of a merger of a registered corporation with an “interested shareholder,” by the affirmative vote of the shareholders entitled to cast at least a majority of the votes that all shareholders other than the interested shareholder are entitled to cast with respect to the transaction without counting the votes of the interested shareholder. This disinterested shareholder approval requirement is not applicable to a transaction (i) approved by a majority of disinterested directors, (ii) in which the consideration to be received by shareholders is not less than the highest amount paid by the interested shareholder in acquiring his shares, or (iii) effected without submitting the merger to a vote of shareholders as permitted in Section 1924(b)(1)(ii) of the PBCL.

      Subchapter 25E of the PBCL provides that, in the event that we or Carlton Acquisition Corp. (or a group of related persons, or any other person or group of related persons) were to acquire securities representing at least 20% of the voting power of CareScience, in connection with the offer or otherwise (a “Control Transaction”), CareScience shareholders would have the right to demand “fair value” for their shares and to be paid such fair value upon compliance with the requirements of Subchapter 25E. Under Subchapter 25E, “fair value” may not be less than the highest price per share paid by the controlling person or group at any time during the 90-day period ending on and including the date of the Control Transaction, plus an increment, if any, representing any value, including, without limitation, any proportion of value payable for acquisition of control of the company, that may not be reflected in such price.

      Subchapter 25F of the PBCL prohibits under certain circumstances certain “business combinations,” including mergers and sales or pledges of significant assets, of a registered corporation with an “interested shareholder” for a period of five years. An “interested shareholder” includes a shareholder who is the beneficial owner of 20% of the shares entitled to vote in an election of directors. At the time of the merger, Carlton Acquisition Corp. will be an “interested shareholder” within the meaning of this Subchapter, because of its acquisition of shares in the tender offer and its beneficial ownership of shares in connection with the Note. Subchapter 25F provides an exception for a “business combination” approved by the board of directors prior to the interested shareholder’s share acquisition date, or where the purchase of the shares by the interested shareholder on the share acquisition date has been approved by the board of directors prior to the interested shareholder’s share acquisition date.

      Subchapter 25G of the PBCL relating to “control-share acquisitions,” prevents under certain circumstances the owner of a control-share block of shares of a registered corporation from voting such shares unless a majority of both the “disinterested” shares and all voting shares approve such voting rights. Failure to obtain such approval may result in a forced sale by the control-share owner of the control-share block to the corporation at a possible loss.

      Subchapter 25H of the PBCL, relating to disgorgement by certain controlling shareholders of a registered corporation following attempts to acquire control, provides that under certain circumstances any profit realized by a controlling person from the disposition of shares of the corporation to any person (including to the corporation under Subchapter 25G or otherwise) will be recoverable by the corporation.

      Subchapter 25I of the PBCL entitles “eligible employees” of a registered corporation to a lump sum payment of severance compensation under certain circumstances if the employee is terminated, other than for willful misconduct, within 90 days before voting rights lost as a result of a control-share acquisition are restored by a vote of disinterested shareholders. Subchapter 25J of the PBCL provides protection against termination or impairment under certain circumstances of “covered labor contracts” of a registered corporation as a result of a “business combination transaction” if the business operation to which the covered labor contract relates was owned by the registered corporation at the time voting rights are restored by shareholder vote after a control-share acquisition.

      Section 2504 of the PBCL provides that the applicability of Chapter 25 of the PBCL to a registered corporation having a class or series of shares entitled to vote generally in the election of directors registered under the Exchange Act or otherwise satisfying the definition of a registered corporation under Section 2502(l) of the PBCL shall terminate immediately upon the termination of the status of the corporation as a registered corporation.

      Because the CareScience articles of incorporation do not include any provision to “opt-out” of the Pennsylvania business combination statute, the statute will apply to business combinations involving CareScience.

Quovadx Stockholder Rights Plan

      On July 12, 2000, pursuant to a preferred stock rights agreement between Quovadx and ChaseMellon Shareholder Services, L.L.C., as rights agent, the Quovadx board of directors declared a dividend of one right to purchase one one-thousandth share of the Quovadx series A participating preferred stock for each outstanding share of Quovadx common stock, par value $0.01 per share. The dividend is payable on August 10, 2000, the record date, to stockholders of record as of the close of business on that date. Each right entitles the registered holder to purchase from the Quovadx one one-thousandth of a share of series A participating preferred at an exercise price of $60.00, subject to adjustment.

      The following summary of the principal terms of the rights agreement is a general description only and is subject to the detailed terms and conditions of the rights agreement. A copy of the rights agreement is incorporated by reference into this prospectus.

Rights Evidenced by Common Share Certificates

      The rights will not be exercisable until the distribution date, as described below. Certificates for the rights will not be sent to stockholders and the rights will attach to and trade only together with the shares of Quovadx common stock. Accordingly, certificates for shares of Quovadx common stock outstanding on the record date will evidence the rights related thereto, and certificates for shares of Quovadx common stock issued after the record date will contain a notation incorporating the rights agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender or transfer of any certificates for shares of Quovadx common stock, outstanding as of the record date, even without notation or a copy of the summary of rights being attached thereto, also will constitute the transfer of the rights associated with the shares of Quovadx common stock represented by such certificate.

Distribution Date

      The rights will be separate from the shares of Quovadx common stock, rights certificates will be issued and the rights will become exercisable upon the earlier of: (i) the tenth day (or such later date as may be determined by the Quovadx board of directors) after a person or group of affiliated or associated persons (“acquiring person”) has acquired, or obtained the right to acquire, acquires beneficial ownership of 15% or more of the shares of Quovadx common stock then outstanding, or the tenth business day (or such later date as may be determined by the Quovadx board of directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the shares of Quovadx common stock then outstanding. The earlier of such dates is referred to as the “distribution date.”

Issuance of Rights Certificates; Expiration of Rights

      As soon as practicable following the distribution date, a summary of the rights will be mailed to holders of record of the shares of Quovadx common stock as of the close of business on the distribution date and such separate rights certificates alone will evidence the rights from and after the distribution date. All shares of Quovadx common stock issued after the distribution date will be issued with rights. The rights will expire on the earliest of (i) August 10, 2010 (the “final expiration date”), or (ii) redemption or exchange of the rights as described below.

Initial Exercise of the Rights

      Following the distribution date, and until one of the further events described below, holders of the rights will be entitled to receive, upon exercise and the payment of the exercise price, one one-thousandth share of the series A participating preferred. In the event that Quovadx does not have sufficient series A participating preferred available for all rights to be exercised, or the board decides that such action is necessary and not contrary to the interests of rights holders, Quovadx may instead substitute cash, assets or other securities for the series A participating preferred for which the rights would have been exercisable under this provision or as described below.

Right to Buy Company Common Shares

      Unless the rights are earlier redeemed, in the event that an acquiring person obtains 15% or more of the Quovadx common stock then outstanding, then each holder of a right which has not theretofore been exercised (other than rights beneficially owned by the acquiring person, which will thereafter be void) will thereafter have the right to receive, upon exercise, Quovadx common stock having a value equal to two times the exercise price. Rights are not exercisable following the occurrence of an event as described above until such time as the rights are no longer redeemable by Quovadx as set forth below.

Right to Buy Acquiring Company Stock

      Similarly, unless the rights are earlier redeemed, in the event that, after an acquiring person obtains 15% or more of the Quovadx common stock then outstanding, (i) Quovadx is acquired in a merger or other business combination transaction, or (ii) 50% or more of Quovadx’s consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a right which has not theretofore been exercised (other than rights beneficially owned by the acquiring person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the exercise price.

Exchange Provision

      At any time after the acquisition by an acquiring person obtains a threshold amount and prior to the acquisition by such acquiring person of 50% or more of Quovadx’s outstanding common stock, the Quovadx board of directors may exchange the rights (other than rights owned by the acquiring person), in whole or in part, at an exchange ratio of one share of Quovadx common stock per right.

Redemption

      At any time on or prior to the close of business on the earlier of (i) the fifth day following the shares acquisition (or such later date as may be determined by action of the Quovadx board of directors and publicly announced by the company), or (ii) the final expiration date, Quovadx may redeem the rights in whole, but not in part, at a price of $0.001 per right.

Adjustments to Prevent Dilution

      The exercise price payable, the number of rights, and the number of series A participating preferred or Quovadx common stock or other securities or property issuable upon exercise of the rights are subject to adjustment from time to time in connection with the dilutive issuances by Quovadx as set forth in the rights agreement. With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments require an adjustment of at least 1% in such exercise price.

Cash Paid Instead of Issuing Fractional Shares

      No fractional shares of Quovadx common stock will be issued upon exercise of a right and, in lieu thereof, an adjustment in cash will be made based on the market price of Quovadx common stock on the last trading date prior to the date of exercise.

No Stockholders’ Rights Prior to Exercise

      Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of Quovadx (other than any rights resulting from such holder’s ownership of Quovadx common stock), including, without limitation, the right to vote or to receive dividends.

Amendment of Rights Agreement

      The terms of the rights and the rights agreement may be amended in any respect without the consent of the rights holders on or prior to the distribution date; thereafter, the terms of the rights and the rights agreement may be amended without the consent of the rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of rights holders (other than the acquiring person).

Rights and Preferences of the Series A Participating Preferred

      Each one one-thousandth of a share of series A participating preferred has rights and preferences substantially equivalent to those of one Common Share.

Certain Antitakeover Effects

      The rights approved by the Quovadx board of directors are designed to protect and maximize the value of the outstanding equity interests in the company in the event of an unsolicited attempt by an acquirer to take over the company in a manner or on terms not approved by the Quovadx board of directors. Takeover attempts frequently include coercive tactics to deprive the company’s board of directors and its stockholders of any real opportunity to determine the destiny of the company. The rights have been declared by the Quovadx board of directors in order to deter such tactics, including a gradual accumulation of shares in the open market of 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

      The rights are not intended to prevent a takeover of Quovadx and will not do so. Subject to the restrictions described above, Quovadx may redeem the rights at $0.001 per right at any time prior to the distribution date. Accordingly, the rights should not interfere with any merger or business combination approved by the Quovadx board of directors.

      Issuance of the rights does not in any way weaken the financial strength of Quovadx or interfere with its business plans. The issuance of the rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to Quovadx or to its stockholders, and will not change the way in which Quovadx’s shares are presently traded. The Quovadx board of directors believes that the rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

      However, the rights may have the effect of rendering more difficult or discouraging an acquisition of the company deemed undesirable by the Quovadx board of directors. The rights may cause substantial dilution to a person or group that attempts to acquire Quovadx on terms or in a manner not approved by the Quovadx board of directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the rights.

DESCRIPTION OF QUOVADX CAPITAL STOCK

Common Stock

      Subject to preferences that may be applicable to any class or series of capital stock with prior rights as to dividends that may be issued in the future, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. There are no redemption or sinking fund provisions available to the common stock. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, but must take actions at a duly called annual meeting or special meeting of stockholders.

Preferred Stock

      Quovadx’s board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series, to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. Such issued preferred stock could adversely affect the voting power and other rights of the holders of common stock. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in control of Quovadx. At present, there are no outstanding shares of preferred stock and Quovadx has no present plans to issue any preferred stock other than series A participating preferred stock in connection with the stockholder rights plan described under the caption “Comparison of Rights of Holders of Quovadx Common Stock and CareScience Common Stock — Quovadx Stockholder Rights Plan.”

LEGAL MATTERS

      The validity of the shares of Quovadx common stock offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation. The U.S. federal income tax consequences of the offer and the merger will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation and Pepper Hamilton LLP.

EXPERTS

      The consolidated financial statements of Quovadx, Inc. appearing in Quovadx, Inc.’s Annual Report (Form 10-K) for the years ended December 31, 2002 and 2001 have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Quovadx, Inc. (formerly XCare.net, Inc.) for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      Because CareScience has not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to the incorporation by reference into this prospectus of their reports included in CareScience’s annual report on Form 10-K for the year ended December 31, 2001, we have dispensed with the filing of their consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their reports in this prospectus, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements.

      The consolidated financial statements of CareScience, Inc. as of December 31, 2002, and for the year ended December 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The audit report covering the December 31, 2002 consolidated financial statements refers to the audit of the adjustments that were applied and disclosures that were added to revise the 2001 and 2000 consolidated financial statements. However, KPMG LLP was not engaged to audit, review, or apply any procedures to 2001 and 2000 consolidated financial statements other than with respect to such adjustments and disclosures.

WHERE YOU CAN FIND MORE INFORMATION

      This prospectus incorporates other reports by reference, which are not presented in or delivered with this document.

      The following documents, which have been filed by Quovadx with the Securities and Exchange Commission, are incorporated by reference into this prospectus:

•	Quovadx’s annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 31, 2003.

•	Quovadx’s quarterly report on Form 10-Q for the quarter ended March 31, 2003, filed with the Securities and Exchange Commission on May 13, 2003.

•	Quovadx’s quarterly report on Form 10-Q for the quarter ended June 30, 2003, filed with the Securities and Exchange Commission on August 5, 2003.

•	Quovadx’s current report on Form 8-K, dated August 14, 2003, filed with the Securities and Exchange Commission on August 14, 2003.

•	The description of Quovadx’s common stock contained in its registration statement on Form 8-A, filed with the Securities and Exchange Commission on February 1, 2000 and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

•	The description of Quovadx’s preferred share purchase rights contained in its registration statement on Form 8-A, filed with the Securities and Exchange Commission on July 28, 2000 and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

•	Quovadx’s proxy statement for its 2003 annual meeting of stockholders, filed with the SEC on April 30, 2003.

      The following documents, which have been filed by CareScience with the Securities and Exchange Commission, are also incorporated by reference into this prospectus:

•	CareScience’s annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 28, 2003 (a copy of this annual report is included with this prospectus).

•	CareScience’s amended annual report on Form 10-K/ A, for the year ended December 31, 2002, filed with the Securities and Exchange Commission on April 25, 2003 (a copy of this amended annual report is included with this prospectus).

•	CareScience’s quarterly report on Form 10-Q for the quarter ended March 31, 2003, filed with the Securities and Exchange Commission on May 1, 2003.

•	CareScience’s quarterly report on Form 10-Q for the quarter ended June 30, 2003, filed with the Securities and Exchange Commission on August 8, 2003 (a copy of this quarterly report is included with this prospectus).

•	CareScience’s current report on Form 8-K, dated July 3, 2003, filed with the Securities and Exchange Commission on July 3, 2003.

•	CareScience’s current report on Form 8-K, dated August 13, 2003, filed with the Securities and Exchange Commission on August 14, 2003.

      In addition, all information filed by Quovadx and CareScience under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date of this prospectus and before the earliest of the date of the merger following completion of the offer or the earlier termination of the merger agreement, will be deemed incorporated into this document by reference and will constitute a part of this document from the date of filing of that information.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

      The reports of Quovadx incorporated by reference into this prospectus (not including exhibits, unless those exhibits are specifically incorporated by reference into this document) are available from Quovadx upon request without charge. Request should be directed to: Investor Relations, Quovadx, Inc., 6400 S. Fiddler’s Green Circle, Suite 1000, Englewood, Colorado, 80111, or by calling (800) 723-3033, extension 310. Any request for reports should be made by September 11, 2003 to ensure timely delivery.

      Quovadx and CareScience each file reports, proxy statements and other information with the Securities and Exchange Commission which may be inspected and copied at the public reference facilities maintained by the SEC at:

Judiciary Plaza Room 1024 450 Fifth Street, NW Washington, D.C. 20549	Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661

      Copies of these materials may also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549 or by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding Quovadx and CareScience. The address of the SEC website is http://www.sec.gov.

      Reports, proxy statements and other information regarding Quovadx and CareScience may also be inspected at The National Association of Securities Dealers, Inc., 1735 K Street, NW, Washington, D.C. 20006.

      We have filed a registration statement on Form S-4 under the Securities Act of 1933 with the SEC with respect to our common stock to be issued to CareScience shareholders in the offer and the merger. This prospectus is filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement because parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying at the SEC’s offices as set forth above.

      You should rely only on the information contained in this document and its annexes in considering adoption of the merger agreement. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction in which it is not lawful to make any such offer or to any person to whom it is not lawful to make any such offer or solicitation.

ANNEX A

AGREEMENT AND PLAN OF MERGER

dated as of
August 13, 2003
by and among
CARESCIENCE, INC.
QUOVADX, INC.
and
CARLTON ACQUISITION CORP.

ANNEX A

A-i

A-ii

      AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of August 13, 2003, among CareScience, Inc., a Pennsylvania corporation (the “Company”), Quovadx, Inc., a Delaware corporation (“Parent”), and Carlton Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”).

      WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer (as defined herein) and the Merger (as defined herein), are fair to and in the best interests of the shareholders of the Company, (ii) determined that the consideration to be paid in the Offer and the Merger is fair to and in the best interests of the shareholders of the Company, (iii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and (iv) resolved to recommend that the shareholders of the Company accept the Offer and tender their Shares (as defined below) to Merger Subsidiary and, if necessary, approve and adopt this Agreement, the Merger and the other transactions contemplated hereby;

      WHEREAS, the respective Boards of Directors of Parent and Merger Subsidiary have approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger;

      WHEREAS, in furtherance thereof, it is proposed that Merger Subsidiary shall, as promptly as practicable, commence an exchange offer (the “Offer”) to acquire all of the outstanding shares of common stock, no par value per share, of the Company (the “Shares”), at a price for each Share of (i) $1.40 in cash (such price, or such higher price per share in cash that may be made pursuant to the Offer, is referred to as the “Cash Portion”), and (ii) 0.1818 of a share of Common Stock, par value $0.01 per share (the “Parent Common Stock”), of Parent (such fraction of a share, or such higher fraction of a share that may be made pursuant to the Offer, is referred to as the “Stock Portion”) (subject to adjustment as set forth in Section 2.2 hereof) (such Cash Portion and Stock Portion being hereinafter referred to as the “Offer Price”), in accordance with the terms and subject to the conditions provided herein;

      WHEREAS, also in furtherance thereof, it is proposed that, following the consummation of the Offer, Merger Subsidiary will merge with and into the Company (the “Merger”) and that the Shares not tendered and accepted pursuant to the Offer will thereupon be converted into the right to receive both cash and a fraction of a share of Parent Common Stock in the amounts set forth in Section 2.1 hereof;

      WHEREAS, concurrently with the execution of this Agreement, the officers and directors of the Company listed on Schedule A, in their capacity as shareholders, are entering into Affiliate Agreements in substantially the form attached hereto as Exhibit A;

      WHEREAS, Parent, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to consummation of the Merger.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE OFFER AND THE MERGER

      SECTION 1.1     The Offer.

      (a) Provided that (i) this Agreement shall not have been terminated in accordance with Section 9.1 and (ii) none of the events set forth in Annex A hereto that would entitle Parent and Merger Subsidiary to fail to consummate the Offer shall have occurred and be continuing (and shall not have been waived by Parent), as promptly as practicable, Merger Subsidiary shall (and Parent shall cause Merger Subsidiary to) commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), the Offer for any and all of the Shares, at the Offer Price. The obligation of Merger Subsidiary to accept for payment and to pay for any Shares tendered (and the obligation of Parent to cause Merger Subsidiary to accept for payment and to pay for any Shares tendered) shall be subject only to (i) the condition that at least 80% of the outstanding Shares be validly tendered and not withdrawn (the “Minimum Condition”), and (ii) the other conditions set forth in Annex A. Merger Subsidiary expressly reserves the right to increase the Offer Price or to make any other changes in the terms and conditions of the Offer; provided, however, that unless previously approved by the Company in writing, no change may be made that (i) decreases the Offer Price or the Cash Portion or the Stock Portion thereof, (ii) changes the form or combination of consideration to be paid in the Offer, (iii) reduces the number of Shares to be purchased in the Offer, (iv) amends the conditions set forth in Annex A to broaden the scope of such conditions, add any additional conditions, or otherwise adversely affect the holders of Shares, (v) extends the Offer except as provided in Section 1.1(b), or (vi) amends or waives the Minimum Condition. It is agreed that the conditions set forth in Annex A are for the sole benefit of Parent and Merger Subsidiary and may be waived by Parent and Merger Subsidiary, in whole or in part at any time and from time to time, in their sole discretion, other than the Minimum Condition, as to which prior written Company approval is required. The failure by Parent and Merger Subsidiary at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. The Company agrees that no Shares held by the Company or its Subsidiary will be tendered in the Offer.

      (b) Subject to the terms and conditions thereof, the Offer shall expire at midnight, New York City time, on the date that is twenty (20) business days after the date the Offer is commenced; provided, however, that without the consent of the Company Board (the “Company Board”), Merger Subsidiary may (i) from time to time extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to the Offer shall not have been satisfied or waived, until such time as such conditions are satisfied or waived, but not beyond the termination of this Agreement pursuant to Article IX; (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the “SEC”) or the staff thereof applicable to the Offer; or (iii) include a subsequent offering period (as such term is defined in Rule 14d-1 under the Exchange Act) to the Offer for a period up to twenty (20) business days. Subject to the terms and conditions of the Offer and this Agreement, Merger Subsidiary shall (and Parent shall cause Merger Subsidiary to) accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Merger Subsidiary becomes obligated to accept for payment and pay for pursuant to the Offer, as promptly as practicable after the expiration of the Offer. No fraction of a share of Parent Common Stock will be issued in connection with the payment of the Stock Portion upon consummation of the Offer, but in lieu thereof each tendering shareholder who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) in the Offer shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying such fraction by the closing price of one (1) share of Parent Common Stock on the first date Merger Subsidiary accepts Shares for exchange in the Offer, as reported on the Nasdaq National Market (“Nasdaq”). With respect to any such Shares the Cash Portion shall be net to the seller thereof in cash, subject to reduction only for any applicable federal back-up withholding or stock transfer taxes payable by such seller.

      (c) As soon as practicable after the date of this Agreement, Parent shall prepare and file with the SEC a registration statement on Form S-4 to register the offer and sale of Parent Common Stock pursuant to the Offer (the “Registration Statement”). The Registration Statement will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the “Preliminary Prospectus”). As soon as practicable on the date the Offer is commenced, Parent and Merger Subsidiary shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, and including all exhibits thereto, the “Schedule TO”) with respect to the Offer and shall cause the Offer Documents to be disseminated to holders of Shares. The Schedule TO shall contain as an exhibit or incorporate by reference the Preliminary Prospectus (or portions thereof) and forms of the related letter of transmittal and summary advertisement, if any. Parent and Merger Subsidiary agree that they shall cause the Schedule TO, the Preliminary Prospectus and all amendments or supplements thereto (which together constitute the “Offer Documents”) to comply in all material respects with the Exchange Act and the rules and regulations thereunder and other applicable Laws (as defined in Section 4.1(c)). Parent and Merger Subsidiary further agree that the Offer Documents, on the date first published, sent or given to the Company’s shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Merger Subsidiary with respect to information supplied by the Company or any of its shareholders in writing specifically for inclusion or incorporation by reference in the Offer Documents. The Company agrees that the information provided by the Company in writing specifically for inclusion or incorporation by reference in the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Subsidiary and the Company agrees promptly to correct any information provided by it for use in the Registration Statement or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Merger Subsidiary further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Company’s shareholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment on the Schedule TO, the Registration Statement and the Offer Documents prior to the filing thereof with the SEC. Parent and Merger Subsidiary agree to provide in writing to the Company and its counsel with any comments Parent, Merger Subsidiary or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments and shall provide Company and its counsel with a reasonable opportunity to participate in the response of Parent or Merger Subsidiary to such comments. Parent shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after its filing and to maintain such effectiveness for so long as shall be required for the issuance of Parent Common Stock pursuant to the Offer. Following the time the S-4 is declared effective, Parent shall file the final prospectus included therein under Rule 424(b) promulgated pursuant to the Securities Act.

      SECTION 1.2     Company Actions With Respect to the Offer.

      (a) The Company hereby approves of and consents to the Offer and represents that the Company Board, at a meeting duly called and held, subject to the terms and conditions set forth herein, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, taken together, are at a price and on terms that are advisable and fair to and in the best interests of the Company and its shareholders; (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in all respects; and (iii) resolved to recommend that the shareholders of the Company accept the Offer, tender their Shares thereunder to Merger Subsidiary and approve and adopt this Agreement and the Merger, provided that such recommendation may be withdrawn, amended or modified in accordance with Section 5.4 hereof. To the extent that such recommendation is not withheld, withdrawn, amended or modified in accordance with Section 5.4 hereof, the Company consents to the inclusion of such recommendation and approval in the Offer Documents. In addition, William Blair & Company, L.L.C. has delivered to the Company Board its opinion referred to in Section 4.1(t). The Company has been advised by each of its directors and executive officers that they each intend to tender all Shares beneficially owned by them to Merger Subsidiary pursuant to the Offer.

      (b) The Company shall file with the SEC, concurrently with the filing of the Schedule TO, a Solicitation/ Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, and including all exhibits thereto, the “Schedule 14D-9”) containing the recommendations and opinion described in Section 1.2(a) (unless withdrawn in accordance with Section 5.4 hereof, or as modified or amended in accordance with Section 5.4 hereof) and shall cause the Schedule 14D-9 to be mailed to the shareholders of the Company, together with the Offer Documents, promptly after the commencement of the Offer; provided, that the Company Board may withhold, withdraw, amend or modify its recommendation and recommend a Superior Proposal in accordance with the terms of Section 5.4. The Company agrees that it shall cause the Schedule 14D-9 to comply in all material respects with the Exchange Act and the rules and regulations thereunder and other applicable Laws. The Company further agrees that the Schedule 14D-9, on the date first published, sent or given to the Company’s shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Subsidiary in writing specifically for inclusion or incorporation by reference in the Schedule 14D-9. Parent and Merger Subsidiary agree that the information provided by them specifically in writing for inclusion or incorporation by reference in the Schedule 14D-9 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company, Parent and Merger Subsidiary agrees promptly to correct any information provided by it for use in the Schedule 14D-9 or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and be disseminated to the Company’s shareholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment on the Schedule 14D-9 prior to the filing thereof with the SEC. The Company agrees to provide in writing to Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments and shall provide Parent and Merger Subsidiary and their counsel with a reasonable opportunity to participate in the response of Company to such comments.

      (c) In connection with the Offer, the Company shall, or shall cause its transfer agent, promptly following a request by Parent, to furnish Parent with such information, including updated lists of the shareholders of the Company, mailing labels and updated lists of security positions, and such assistance as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to any applicable Laws, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Merger Subsidiary and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will deliver, and will use their reasonable efforts to cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

      (d) Solely in connection with the tender and purchase of Shares pursuant to the Offer and the consummation of the Merger, the Company hereby waives any and all rights of first refusal it may have with respect to Shares owned by, or issuable to, any person, other than rights to repurchase unvested shares, if any, that may be held by persons pursuant to the grant of restricted stock purchase rights or following exercise of employee stock options.

      SECTION 1.3     Boards of Directors and Committees.

      (a) Effective upon the acceptance for payment by Merger Subsidiary of Shares pursuant to the Offer (the “Appointment Date”) and from time to time thereafter, if the Minimum Condition has been met, and subject to the second to last sentence of this Section 1.3(a), Parent shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Company Board as will give Parent representation on the Company Board equal to the product of the number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to this Section 1.3) and the percentage that such number of Shares so purchased bears to the total number of outstanding Shares, and the Company shall use its best efforts to, upon request by Parent, promptly, at the Company’s election, either increase the size of the Company Board or secure the resignation of such number of directors as is necessary to enable Parent’s designees to be elected to the Company Board and to cause Parent’s designees to be so elected. At such times, and subject to the second to last sentence of this Section 1.3(a), the Company shall use its best efforts to cause the individuals designated by Parent to constitute the same percentage as is on the Company Board of (i) each committee of the Company Board, (ii) each board of directors of each subsidiary of the Company (subject to applicable Laws and except to the extent described in Schedule 1.3(a)) and (iii) each committee of each such board of directors. Notwithstanding the foregoing, the Company shall use its commercially reasonable efforts to ensure that two of the members of the Company Board as of the date hereof (the “Continuing Directors”) shall remain members of such Board until the Effective Time. If a Continuing Director resigns from the Company Board, Parent, Merger Subsidiary and the Company shall permit the remaining Continuing Director or Directors to appoint the resigning Director’s successor who shall be deemed to be a Continuing Director.

      (b) The Company’s obligation to appoint designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all action required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3. Parent shall promptly supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by such Section and Rule.

      (c) Following the Appointment Date, if there shall be any Continuing Directors, any amendment of this Agreement, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Merger Subsidiary or any waiver of any of the Company’s rights hereunder or any other determination with respect to any action to be taken or not to be taken by the Company relating to this Agreement, will require the concurrence of a majority of such Continuing Directors.

      SECTION 1.4     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Pennsylvania Business Corporation Law of 1988 (the “PBCL”), Merger Subsidiary shall be merged with and into the Company at the Effective Time (as defined herein). At the Effective Time, the separate corporate existence of Merger Subsidiary shall cease, and the Company (i) shall continue as the surviving corporation as a direct wholly-owned subsidiary of Parent (Merger Subsidiary and the Company are sometimes hereinafter referred to as “Constituent Corporations” and, as the context requires, the Company, after giving effect to the Merger, is sometimes hereinafter referred to as the “Surviving Corporation”), (ii) shall succeed to and assume all the rights and obligations of Merger Subsidiary in accordance with the PBCL, (iii) shall continue under the name “CareScience, Inc.” and (iv) shall be governed by the laws of the Commonwealth of Pennsylvania.

      SECTION 1.5     Merger Without Shareholder Vote. In the event that Parent, Merger Subsidiary or any other Subsidiary of Parent, shall acquire at least eighty percent (80%) of the then-outstanding Shares pursuant to the Offer or otherwise, each of the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of shareholders of the Company, in accordance with Section 1924(b) of the PBCL.

      SECTION 1.6     Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Pepper Hamilton LLP, Two Logan Square, Philadelphia, Pennsylvania 19103 as soon as practicable, but in any case on or prior to the third business day after all of the conditions set forth in Article VIII hereof shall have been fulfilled or waived in accordance with this Agreement. At the time of the Closing, the Company and Merger Subsidiary will file a articles of merger with the Department of State of the Commonwealth of Pennsylvania and make all other filings or recordings required by the PBCL in connection with the Merger.

      SECTION 1.7     Effective Time of the Merger. The Merger shall, subject to the PBCL, become effective as of such time as the articles of merger are duly filed with the Department of State of the Commonwealth of Pennsylvania or at such later time as is specified in the articles of merger (the “Effective Time”).

      SECTION 1.8     Effects of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under the PBCL.

      SECTION 1.9     Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Subsidiary, the officers and directors of the Company and Merger Subsidiary will take all such lawful and necessary action.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF THE CONSTITUENT CORPORATIONS

      SECTION 2.1     Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Merger Subsidiary:

(a) each Share owned by the Company or owned by Parent, Merger Subsidiary or any subsidiary of any of the Company, Parent or Merger Subsidiary immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

(b) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

(c) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.1(a) or as provided in Section 2.3 with respect to dissenting shares, be converted into the right to receive (x) the Cash Portion in cash per Share, without any interest thereon and (y) a fraction of a share of Parent Common Stock equal to the Stock Portion (subject to adjustment as set forth in Section 2.2(h) hereof) (the Cash Portion and the Stock Portion, and cash in lieu of fractional shares as specified below, are collectively referred to as the “Merger Consideration”) upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 2.2.

      SECTION 2.2     Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint a bank or trust company (the “Exchange Agent”) for the purpose of exchanging certificates representing Shares for the Merger Consideration. Parent will, or will cause Merger Subsidiary to, make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Shares (the “Exchange Fund”). For purposes of determining the Merger Consideration to be made available, Parent shall assume that no holder of Shares will perfect his right to demand cash payment of the fair market value of his Shares pursuant to Chapter 15 of the PBCL. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent). The Exchange Agent shall, pursuant to irrevocable instructions, make the payments provided in this Section 2.2. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

      (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares and other customary documentation, will be entitled to receive the Merger Consideration payable in respect of such Shares. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate previously representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, upon surrender of the certificates representing such Shares, as contemplated hereby.

      (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

      (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

      (e) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of the Shares such amounts as may be required to be deducted or withheld therefrom under the U.S. Internal Revenue Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

      (f) Lost, Stolen or Destroyed Certificates. In the event that any certificates representing Shares (“Certificates”) shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable with respect thereto; provided, however, that Parent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable and customary amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      (g) Any portion of the Exchange Fund made available to the Exchange Agent pursuant to this Agreement that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Parent, upon Parent’s demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section 2.2 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of his Shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to and in accordance with the requirements of applicable abandoned property, escheat or similar laws.

      (h) In the event that Parent changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Parent Common Stock issued and outstanding prior to the Appointment Date or the Effective Time, as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Stock, and the record date therefore shall be prior to the Appointment Date or the Effective Date, the Stock Portion per Share of the Offer Price or the Merger Consideration, respectively, shall be adjusted accordingly to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction. In the event that the Company changes (or establishes a record date for changing) the number of, or provides for the exchange of, the Shares issued and outstanding prior to the Appointment Date or the Effective Time, as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to the Shares, and the record date therefore shall be prior to the Appointment Date or the Effective Date, the Offer Price or the Merger Consideration per Share, respectively, shall be adjusted accordingly to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction.

      (i) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.2(a) to pay for Shares for which the right to a determination of fair market value, as contemplated by Section 2.3, have been perfected shall be returned to Parent upon Parent’s demand.

      (j) Fractional Shares. No fraction of a share of Parent Common Stock will be issued in connection with the payment of the Stock Portion of the Merger Consideration, but in lieu thereof each holder of a Certificate who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) in the Merger shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying such fraction by the closing price of one (1) share of Parent Common Stock on the Effective Time, as reported on the Nasdaq.

      SECTION 2.3     Dissenting Shares. Notwithstanding Section 2.1, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to and has demanded cash payment of the fair value for such Shares in accordance with Subchapter D of Chapter 15 or Subchapter E of Chapter 25 of the PBCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1 of this Agreement, unless and until such holder fails to perfect or withdraws or otherwise loses his right to a determination of the fair value of the shares and payment under Subchapter D of Chapter 15 of the PBCL or Subchapter E of Chapter 25, as applicable. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to a determination of the fair value of the Shares under the PBCL, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which the holder of such Shares is entitled, without interest thereon. As soon as practicable after the approval of the Merger by the Company’s shareholders, to the extent required by the PBCL, and in any event not later than ten (10) days following such approval, the Surviving Corporation shall mail to each shareholder of the Company who is entitled to such notice pursuant to Subchapter D of Chapter 15 or Subchapter E of Chapter 25 of the PBCL, a notice of such approval of the Merger, such notification to include the information and materials required by the applicable provisions of the PBCL. The Company shall give Parent (i) prompt written notice of any dissenters’ demands for payment, attempted withdrawals of such demands and any other instruments served pursuant to applicable Laws received by the Company relating to dissenters’ rights and (ii) the opportunity to direct all negotiations with respect to dissenters. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to any demands for payment of Dissenting Shares, offer to settle any such demands or approve any withdrawal of such demands.

      SECTION 2.4     Stock Options and Stock Plans. Each option (each a “Company Option”) to purchase Shares issued pursuant to the Company’s Amended and Restated 1995 Equity Compensation Plan (the “1995 Plan”) and Amended and Restated 1998 Time Accelerated Restricted Stock Option Plan (the “1998 Plan,” and collectively with the 1995 Plan, the “Option Plans”) shall vest pursuant to its terms on or before the Effective Time. The Company shall take all actions reasonably necessary to provide that, as to those holders of Company Options (each a “Holder”) who so agree at the Effective Time, (i) each Company Option surrendered, shall be cancelled, and (ii) in consideration of such cancellation, the Company shall pay to each such holder of Company Options an amount in cash in respect thereof equal to the product of (1) the excess, if any, of the Merger Consideration over the per share exercise price thereof and (2) the number of Shares subject thereto immediately prior to the Effective Time; provided, however, that with respect to those Holders who do not agree to such cash-out, the Company shall abide by the terms and conditions of the 1995 Plan and the 1998 Plan, as applicable, with respect to such Holders. The Company will provide any notices required to be provided under the 1995 Plan and the 1998 Plan and will obtain any consents necessary to effectuate the foregoing cash-out of Company Options for those Holders who so agree to the cash-out. The Company will take all actions that are necessary or appropriate to insure that all Company Options will be cancelled or otherwise terminated as of the Effective Time.

ARTICLE III

THE SURVIVING CORPORATION

      SECTION 3.1     Articles of Incorporation. The articles of incorporation of the Merger Subsidiary in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable Laws, except that the name of the Surviving Corporation shall be “CareScience, Inc.”

      SECTION 3.2     Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Laws.

      SECTION 3.3     Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Laws, the officers and directors of Merger Subsidiary at the Effective Time shall be the officers and directors of the Surviving Corporation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

      SECTION 4.1     Representations and Warranties of the Company. The Company represents and warrants to Parent and Merger Subsidiary, subject to the exceptions and qualifications set forth in the application subsection of the Schedules, as follows (for purposes of this Section 4.1, references of to the “Knowledge of the Company” shall mean the actual knowledge of any one of the following officers of the Company: Ronald A. Paulus, Robb L. Tretter, LeRoy Jones, Kurt Palek and Thomas H. Zajac; provided that such officer shall have made reasonable due and diligent inquiry of the Company employee or employees responsible for such matter in question):

(a) Organization, Standing and Corporate Power. Each of the Company and its subsidiary, Better Care Corporation, a Delaware corporation (the “Subsidiary”) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and, except as disclosed in Schedule 4.1(a), its Subsidiary, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to (i) have a material adverse effect on the value, condition (financial or otherwise), business or results of operations of the Company and its Subsidiary, taken as a whole, (ii) impair the ability of any party hereto to perform its obligations under this Agreement or (iii) prevent or materially delay consummation of any of the transactions contemplated by this Agreement (a “Material Adverse Effect”). The Company has delivered to Parent complete and correct copies of its articles of incorporation and bylaws, the articles of incorporation and bylaws of its Subsidiary, in each case as amended to the date of this Agreement.

(b) Subsidiaries. The Company has no subsidiaries other than the Subsidiary. The Subsidiary constitutes a Significant Subsidiary (as defined below) of the Company. All the outstanding shares of capital stock or other ownership interests of the Subsidiary have been validly issued and are fully paid and nonassessable and, all such shares or ownership interests indicated as being owned by the Company are owned by the Company, free and clear of all Liens (as defined below) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or equity interests). Except for the capital stock of its Subsidiary, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any person. For purposes of this Agreement, a “subsidiary” of any person means another person in which such first person, directly or indirectly, owns 50% or more of the equity interests or has the right, through ownership of equity, contractually or otherwise, to elect at least a majority of its board of directors or other governing body; a “Significant Subsidiary” means any subsidiary of a person that constitutes a significant subsidiary of such person within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the “SEC”); and “Liens” means all mortgages, liens, claims, charges, security interests, easements, restrictive covenants, rights-of-way, leases, purchase agreements, options and other encumbrances.

(c) Capital Structure. The authorized capital stock of the Company consists of 100,000,000 Shares and 20,000,000 shares of Preferred Stock, no par value per share. As of the date hereof, (i) 13,291,461 Shares are issued and outstanding, (ii) no Shares are held by the Company or by its Subsidiary, (iii) 1,804,199 Shares are subject to issuance pursuant to outstanding Company Options, and (iv) no shares of Preferred Stock were issued, reserved for issuance or outstanding. Except as set forth above, no shares of capital stock of the Company are issued, reserved for issuance or outstanding, except for Shares referred to in clause (iii) above which may be issued upon exercise of the outstanding Company Options. All outstanding shares of capital stock of the Company are, and all Shares which may be issued pursuant to the outstanding Company Options will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. All of the Shares, all outstanding Company Options and all outstanding shares of capital stock of each subsidiary of the Company have been issued or granted, as the case may be, in compliance with (i) all applicable securities laws and other applicable Laws (as defined below) and (ii) all requirements set forth in applicable contracts. For the purposes of this Agreement, “Laws” means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, order, judgment, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 4.1(d) hereof). There are not any bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or its Subsidiary is a party or by which any of them is bound obligating the Company or its Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or its Subsidiary or obligating the Company or its Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or its Subsidiary to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock of the Company or its Subsidiary or any securities of the type described in the two immediately preceding sentences.

(d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Shareholder Approval (as defined below), if required in connection with the consummation of the Merger, to consummate the transactions contemplated by this Agreement. Unless the provisions of Section 1924(b) of the PBCL are applicable, approval of the Merger requires the affirmative vote of the holders of a majority of the votes cast by the holders of Shares entitled to vote thereon (the “Company Shareholder Approval”), which approval is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve the Merger and this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, except for the Company Shareholder Approval in connection with the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Parent and Merger Subsidiary, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or its Subsidiary under, (i) the articles of incorporation or bylaws of the Company or the comparable charter or organizational documents of its Subsidiary, (ii) except for those consents listed in Schedule 4.1(d), any loan or credit agreement, note, bond, mortgage, indenture, lien, lease or any other contract, agreement, instrument, permit, commitment, concession, franchise or license applicable to the Company or its Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its Subsidiary or their respective properties or assets other than, in the case of clauses (ii) and (iii) above, any such conflicts, violations, defaults, rights, losses or Liens that could not reasonably be expected to have a Material Adverse Effect. No consent, approval, franchise, order, license, permit, waiver or authorization of, or registration, declaration or filing with or exemption, notice, application, or certification by or to (collectively, “Consents”) any federal, state or local government or any arbitral panel or any court, tribunal, administrative or regulatory agency or commission or other governmental authority, department, bureau, commission or agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company or its Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the

Company of the transactions contemplated by this Agreement, except for (i) the required consents listed in Schedule 4.1(d), (ii) the filing of the documents referred to in Section 1.3 hereof in accordance with the PBCL and similar documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and (iv) such other Consents at to which the failure to obtain or make would not reasonably be expected to (A) materially and adversely affect the properties or assets of the Company or (B) hinder or delay the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.

(e) SEC Documents; Financial Statements; No Undisclosed Liabilities.

(i) The Company has filed, and delivered to Parent, true and complete copies of all reports, schedules, forms, statements, exhibits and other documents filed by the Company with the SEC since January 1, 2000 (the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), or the Exchange Act, as the case may be, applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (“GAAP”) (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiary as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(iii) Except as set forth in the SEC Documents or in Schedule 4.1(e) or for liabilities incurred in connection with this Agreement and the transactions contemplated hereby, neither the Company nor its Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred in the ordinary course of business consistent with past practice as reflected on the consolidated balance sheet of the Company dated as of June 30, 2003.

(iv) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(v) Since January 1, 2000, neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or its Subsidiary has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or its Subsidiary has engaged in questionable accounting or auditing practices, except for any complaint, allegation, assertion or claim as has been resolved without any resulting change to the Company’s accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiary or their respective internal accounting controls. No attorney representing the Company or its Subsidiary, whether or not employed by the Company or its Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

(vi) To the Knowledge of the Company, no employee of the Company or its Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Applicable Law. Neither the Company nor its Subsidiary nor any officer, employee, contractor, subcontractor or agent of the Company or its Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or its Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

(f) Affiliate Agreements. Other than those officers and directors of the Company listed on Schedule A, each officer and director of the Company has executed an Affiliate Agreement in substantially the form attached hereto as Exhibit A.

(g) Licenses, Approvals, etc. Each of the Company and its Subsidiary possesses or has been granted all registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, franchises, orders, qualifications, authorizations and waivers of any Governmental Entity (federal, state and local) necessary to entitle it to conduct its business in the manner in which it is presently being conducted (the “Licenses”), except as set forth in Schedule 4.1(g) and except those Licenses whose failure to possess or have granted could not reasonably be expected to cause the Company or its Subsidiary to lose any material benefit or incur any material liability. No complaint, claim, prosecution, indictment, action, suit, arbitration, investigation or proceeding by or before any Governmental Entity or arbitrator or mediator (an “Action”) is pending or, to the Knowledge of the Company, threatened, seeking the revocation or limitation of any of the Licenses.

(h) Real Properties.

(i) The Company and its Subsidiary do not own any real property in fee.

(ii) Schedule 4.1(h) lists all real property (including all land and buildings) which is leased by the Company or its Subsidiary as lessee or sublessee (the “Leased Real Estate”). The Company is in compliance in all material respects with all obligations on its part to be performed or observed under each lease relating to Leased Real Estate and is not aware of the failure by any other party to such leases to comply in all material respects with all of its obligations and the Company has not received any written notice of a default (which has not been cured), offset or counterclaim under any such lease.

(i) Tangible Personal Property. Except as disclosed in Schedule 4.1(i), the Company and its Subsidiary (1) have good and valid title to all the tangible personal property material to the conduct of the business of the Company and its Subsidiary, as presently conducted (the “Business”), and reflected in the latest audited financial statements included in the SEC Documents as being owned by the Company and its Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of in the ordinary course of business since the date thereof), free and clear of all Liens except (A) statutory Liens securing payments not yet due and (B) such imperfections or irregularities of title or Liens as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (2) are collectively the lessee of all tangible personal property material to the Business and reflected as leased in the latest audited financial statements included in the SEC Documents (or on the books and records of the Company as of the date thereof) or acquired after the date thereof (except for leases that have expired by their terms) and are in possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without material default thereunder by the lessee or the lessor.

(j) Intellectual Property.

(i) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(A) “Intellectual Property” shall mean any or all of the following: (a) works of authorship, including without limitation, computer programs, algorithms, routines, source code and executable code, whether embodied in firmware, software or otherwise, documentation, designs, files, records and data (“Software”); (b) inventions (whether or not patentable), improvements, and technology; (c) proprietary and confidential information, including technical data, customer and supplier lists and data, trade secrets, show-how, know-how and techniques; (d) databases, data compilations and collections and technical data; (e) tools, methods, processes, devices, prototypes, schematics, bread boards, net lists, mask works, test methodologies and hardware and Software development tools; (f) World Wide Web addresses (“WWW”), uniform resource locators and domain names; and (g) all instantiations of the foregoing in any form and embodied in any media.

(B) “Intellectual Property Rights” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States and foreign patents (if any) and utility models and applications therefor, and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries, including without limitation, invention disclosures (“Patents”); (b) all trade secrets and other rights in privacy, data, know-how and confidential or proprietary information; (c) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (d) all industrial designs and any registrations and applications therefor throughout the world; (e) all rights in WWW addresses, uniform resource locators and domain names and applications and registrations therefor (“Internet Properties”); (f) all rights in all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (“Trademarks”); and (g) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(C) “IP Licenses” means all the contracts, licenses and agreements to which the Company or its Subsidiary is a party with respect to any Intellectual Property or Intellectual Property Rights licensed to or by, or created for or by, the Company or its Subsidiary.

(D) “Company Intellectual Property” shall mean any Intellectual Property and Intellectual Property Rights, including the Company Registered Intellectual Property Rights (as defined below), that are owned by, or exclusively licensed to, the Company or its Subsidiary.

(E) “Company Products” shall mean any product, software or service offering of the Company or its Subsidiary.

(F) “Registered Intellectual Property Rights” shall mean all United States, international and foreign: (a) Patents, including applications therefor; (b) registered Trademarks, applications to register Trademarks, including intent-to-use applications, other registrations or applications related to Trademarks; (c) registrations of, and applications for the use of, Internet Properties; (d) Copyrights registrations and applications to register Copyrights; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any private, state, government or other public legal authority or Governmental Entity at any time.

(ii) Schedule 4.1(j) lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company or its Subsidiary (the “Company Registered Intellectual Property Rights”) and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

(iii) To the Knowledge of the Company, each item of Company Registered Intellectual Property Right is currently in compliance with all formal legal requirements (including payment of filing, examination and maintenance fees and proofs of use) and is valid and subsisting. All necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark, Internet, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of applying for, perfecting, prosecuting and maintaining such Company Registered Intellectual Property Rights.

(iv) To the Knowledge of the Company, the Company’s and the Subsidiary’s use or distribution of any data, information, content or other works (including data, information content or works belonging to third parties) does not, has not, and following the Transactions will not when conducted in substantially the same manner by the Parent: (i) infringe or violate the rights (including Intellectual Property Rights or rights under contract or policy) of any person or (ii) violate any law or regulation of any country or jurisdiction, and neither the Company nor its Subsidiary has received any notice of any infringement or violation with respect thereto.

(v) In each case in which any person other than the Company or its Subsidiary has created any Intellectual Property for the Company or its Subsidiary, the Company or its Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in and to all such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company or its Subsidiary. To the extent that any third party has assigned a Registered Intellectual Property Right to the Company or its Subsidiary, the Company or its Subsidiary has recorded each such assignment with the relevant Governmental Entity.

(vi) Neither the Company nor its Subsidiary have any Knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable, nor has the Company or its Subsidiary taken, or failed to take, any action in the application for or prosecution of any Company Registered Intellectual Property that would render such Company Registered Intellectual Property invalid or unenforceable.

(vii) Each item of Company Intellectual Property is free and clear of any liens or encumbrances.

(viii) The Company or its Subsidiary is the exclusive owner or exclusive licensee of all Company Intellectual Property.

(ix) Neither the Company nor any of its Subsidiary have (i) transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Right that is or was Company Intellectual Property, to any other person, or (ii) permitted Company’s or such subsidiary’s rights in such Company Intellectual Property to lapse or enter the public domain.

(x) The Company Intellectual Property and the IP Licenses constitute all the Intellectual Property and Intellectual Property Rights used in or necessary to the conduct of the business of the Company and its Subsidiary as it currently is conducted, and as it is currently planned or contemplated to be conducted by the Company and its Subsidiary, including, without limitation, the operation, design, development, use, import, distribution, license and sale of Company Products.

(xi) Company and its Subsidiary has the right to use, pursuant to valid licenses, all data (including personal data of third parties), all software development tools, library functions, operating systems, data bases, compilers and all other third-party Software that are used in the operation of the Company and its Subsidiary or that are required to create, modify, compile, operate or support any software that is Company Intellectual Property or is incorporated into any Company Product.

(xii) No open source or public library software, including without limitation, any version of any software licensed pursuant to any GNU public license, was used in the development or modification of any software that is or was Company Intellectual Property or is incorporated into any Company Product, except as would not materially negatively affect the value of the Company Products.

(xiii) Neither the Company nor any subsidiary of the Company have received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company or such subsidiary infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the Laws of any jurisdiction (nor does the Company or its Subsidiary have Knowledge of any basis therefor).

(xiv) No Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or its Subsidiary or may affect the validity, use or enforceability of such Company Intellectual Property.

(xv) The Company has provided to Parent, full and legible copies of: (a) all inbound IP Licenses relating to Intellectual Property Rights that are required to create, modify, compile, operate, test or support any Company Product or that are incorporated into any Company Product (other than standard off-the-shelf license agreements that relate to software used by the Company in its ordinary course of business solely for internal purposes), and (b) all material outbound IP Licenses.

(xvi) To the Knowledge of the Company, all IP Licenses are in full force and effect. Neither the Company nor its Subsidiary is in breach of nor have the Company or its Subsidiary failed to perform under, and neither the Company nor its Subsidiary have received any notice of any breach or failure to perform under, any of the IP Licenses and, to the Company’s and its Subsidiary’s Knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder. The consummation of the Transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of any IP Licenses or entitle the other party or parties to such IP Licenses to terminate such IP Licenses. Under the terms of the IP Licenses, following the Effective Date, both the Parent and the Surviving Corporation will be permitted to exercise all of Company’s and its Subsidiary’s rights under the IP Licenses to the same extent Company and its Subsidiary would have been able to had the Transactions contemplated by this Agreement not occurred and without the payment of any material additional amounts or consideration other than ongoing fees, royalties or payments which Company or such subsidiary would otherwise be required to pay. Neither the Transactions nor any merger of the Surviving Company with the Parent, will result in any third party being granted any rights to any Company Intellectual Property Rights that are in addition to, or greater than, such third party currently has under such IP Licenses, including any access to or release of any source code owned by or licensed to the Company or its Subsidiary.

(xvii) To the Knowledge of the Company and its Subsidiary, there are no contracts, licenses or agreements between the Company or any such subsidiary and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company or such subsidiary thereunder.

(xviii) To the Knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property Right.

(xix) The Company and its Subsidiary have taken all steps that are reasonably required to protect the Company’s and its Subsidiary’s rights in confidential information and trade secrets of the Company or its Subsidiary or provided by any other person to the Company or its Subsidiary.

(xx) Neither this Agreement nor the Transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which the Company or its Subsidiary is a party, will result in (i) either Parent’s or the Surviving Corporation’s granting to any third party any right to or with respect to any Intellectual Property or Intellectual Property Right owned by, or licensed to, either of them, (ii) either the Parent’s or the Surviving Corporation’s being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either the Parent’s or the Surviving

Corporation’s being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Surviving Corporation, respectively, prior to the Closing.

(k) Environmental Compliance. The assets and operations of the Company and its Subsidiary are in compliance with applicable Environmental Laws (as defined herein), except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiary have obtained, and are in compliance with all Licenses necessary under any Environmental Law for the conduct of the Business in the manner currently conducted, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiary nor any of their respective assets or operations has received or is subject to any outstanding order, decree, judgment, complaint, agreement, claim, citation, notice or proceeding indicating that the Company or its Subsidiary is or may be liable for a violation of any Environmental Law which liability could reasonably be expected to have a Material Adverse Effect, nor, to the Knowledge of the Company, has any such order, decree, judgment, complaint, claim, citation, notice or proceeding been threatened. As used herein, “Environmental Law” means any law, regulation, decree, judgment, permit or authorization relating to works or public safety and the indoor and outdoor environment, including, without limitation, pollution, contamination, clean-up, regulation and protection of air, water or soils in the indoor or outdoor environment.

(l) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed prior to the date hereof or in Schedule 4.1(l), since December 31, 2002, the Company and its Subsidiary have conducted the Business only in the ordinary course consistent with past practice, and there has not been: (i) other than any event relating to the economy or securities markets in general, any event, occurrence or development of a state of circumstances which has had or could reasonably be expected to have a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s or its Subsidiary’s capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or its Subsidiary or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements; (iii) any split, combination or reclassification of any of the Company’s or its Subsidiary’s capital stock; (iv) any granting by the Company or its Subsidiary of any increase in compensation or fringe benefits or any payment by the Company or its Subsidiary of any bonus, or any granting by the Company or its Subsidiary of any increase in severance or termination pay or any entry by the Company or its Subsidiary into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby; (v) entry by the Company or its Subsidiary into (x) any licensing or other contract relating to the use, acquisition or disposition of any Intellectual Property other than (1) end-user licenses of commercially available software applications for internal use by the Company in the ordinary course of business consistent with past practice, and (2) commercial licenses of the Company’s software in the ordinary course of business consistent with past practice, or (y) any amendment or consent with respect to any material licensing or other contract relating to the use, acquisition or disposition of any Intellectual Property; (vi) any change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; (vii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business consistent with past practice; (viii) entry by the Company or its Subsidiary into any contract filed or required to be filed by the Company with the SEC and not so filed; (ix) any negotiation or agreement by the Company or its Subsidiary to do any of the things described in the preceding clauses (i) through (viii).

(m) Litigation. Except as disclosed in Schedule 4.1(m), there is no Action or proceeding pending or, to the Knowledge of the Company, threatened, against or affecting the Company or its Subsidiary or any of their respective officers or directors. There is not any judgment, decree, injunction, rule or order of any Governmental Entity or any arbitrator or mediator outstanding against or affecting the Company or its Subsidiary or any of their respective officers or directors which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, no Governmental Entity has at any time within the past three years challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted. The Company has provided to Parent true, correct and complete copies of all complaints regarding the litigation referred to in Schedule 4.1(m) and has made available to Parent true, correct and complete copies of all pleadings, motions and written correspondence regarding the litigation referred to in Schedule 4.1(m).

(n) Compliance with Laws. Except as set forth in Schedule 4.1(n), the conduct by the Company and its Subsidiary of the Business is and has been in compliance with all Laws applicable thereto, including without limitation the Health Insurance Portability and Accountability Act of 1996, except for violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to cause the Company or its Subsidiary to lose any material benefit or incur any material liability. The Company has not received any notice or other communications relating to any alleged violation of any Law, or of any investigation with respect thereto, applicable to the Company or its Subsidiary which has not been satisfactorily addressed except for violations, if any, that could not reasonably be expected to give rise to material fines or other material civil penalties or any criminal liability whatsoever.

(o) Benefit Plans; ERISA Compliance.

(i) Schedule 4.1(o) contains a list of all collective bargaining agreements or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, death benefit, hospitalization, medical, worker’s compensation, disability, supplementary unemployment benefits, or other plan, arrangement or understanding (whether or not legally binding) or any employment agreement providing compensation or benefits to any current or former employee, officer, director or independent contractor of the Company or any of its ERISA Affiliates (as defined below) or any beneficiary thereof or entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates (collectively, “Benefit Plans”), including “employee pension benefit plans” (defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), “employee welfare benefit plans” (defined in Section 3(l) of ERISA) and all other “employee benefit plans” (as defined in Section 3(3) of ERISA). With respect to each Benefit Plan, on or prior to the Appointment Date, the Company shall have delivered or made available to Parent a true, correct and complete copy of: (A) each writing constituting a part of such Benefit Plan, including without limitation all plan documents, benefit schedules, trust agreements, administrative service agreements (including group annuity contracts, group insurance contracts and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Benefit Plan) and insurance contracts and other funding vehicles; (B) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; (C) the current summary plan description, if any, together with the summary of material modifications thereto, of any required under ERISA; (D) the most recent annual financial report, if any; (E) the most recent determination, opinion, notification or advisory letter from the United States Internal Revenue Service, if any; (F) the most recent annual actuarial valuations, if any; (G) if the Benefit Plan is funded, the most recent annual and periodic accounting of Benefit Plan assets; (H) all communications material to any current of former employee, officer, director or independent contractor relating to any Benefit Plan and any proposed Benefit Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (I) all correspondence to or from any governmental agency relating to any Benefit Plan; (J) all forms and related notices required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (or such forms and notices as required under comparable law); (K) the three (3) most recent plan years discrimination tests for each Benefit Plan; and (L) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Benefit Plan.

(ii) Except as set forth in Schedule 4.1(o)(ii), the Company and its Subsidiary have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Internal Revenue

Code of 1986, as amended (the “Code”), and all laws and regulations applicable to the Benefit Plans. All contributions required to be made to any Benefit Plan by applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have, to the extent required by applicable Laws, been fully reflected in the Company SEC Documents. Each Benefit Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Benefit Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Benefit Plan. There are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Benefit Plan or against the assets of any Benefit Plan. Except as identified on Schedule 4.1(o)(ii), each Benefit Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Parent, Company or any of its ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or any ERISA Affiliates, threatened by the IRS or Department of Labor with respect to any Benefit Plan. Neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Benefit Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

(iii) No Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. None of the Company nor its ERISA Affiliates has at any time since September 2, 1974, contributed to or been obligated to contribute to any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or any plan with two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability (as defined below) that would be a liability of the Company or its Subsidiary following the Closing. “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. “Controlled Group Liability” means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Benefit Plans.

(iv) Except as set forth in the SEC Documents or Schedule 4.1(o), neither the Company nor any of its ERISA Affiliates has any current or prospective liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its ERISA Affiliates.

(v) Except as set forth in Schedule 4.1(o)(v), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan (other than pursuant to the Option Plans as referenced in Section 2.4 hereof), trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer, director or independent contractor. Except as set forth in Schedule 4.1(o)(v), no payment or benefit which will or may be made by the Company or its ERISA Affiliates with respect to any current or former employee, officer, director or independent contractor or any other “disqualified individual” (as defined in Code Section 280G and the regulations thereunder) will be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code.

(vi) The Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any Benefit Plan for current of former employees, officers, directors or independent contractors of the Company or its ERISA Affiliates who perform services outside of the United States of America.

(p) Taxes. As used in this Agreement, “tax” or “taxes” shall include all federal, state and local income, property, sales, excise and other taxes, tariffs or governmental charges or assessments of any nature whatsoever as well as any interest, penalties and additions thereto. Except as disclosed in Schedule 4.1(p):

(i) The Company and its Subsidiary have timely filed all income tax returns, statements, reports and forms and all other material tax returns (collectively, “Returns”) required to be filed with any tax authority and in accordance with all applicable Laws. All such Returns are correct and complete in all material respects. All material taxes owed by the Company and its Subsidiary (whether or not shown on any tax return) have been paid. There are no material Liens on any of the assets of the Company or its Subsidiary that arose in connection with any failure (or alleged failure) to pay any tax.

(ii) The Company and its Subsidiary has withheld and timely paid all material taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(iii) Neither the Company nor its Subsidiary expects any authority to assess any additional material taxes against the Company or its Subsidiary for any period for which tax returns have been filed. No dispute or claim concerning any material tax liability of the Company or its Subsidiary has been proposed or claimed in writing by any authority, nor, to the Knowledge of the Company, has any such dispute or claim been threatened.

(q) Contracts; Debt Instruments.

(i) Except as set forth in Schedule 4.1(q), neither the Company nor its Subsidiary is a party to or subject to any contract, agreement, loan, note, bond, mortgage, indenture, lease or other obligation or commitment (collectively, “Contracts”) required to be described in or filed as an exhibit to the SEC Documents that is not described or filed as required by the rules and regulations of the Securities Act or the Exchange Act, as the case may be. Except as set forth in Schedule 4.1(q), and except for matters that could not reasonably have a Material Adverse Effect, (x) none of the Company, its Subsidiary and, to the Knowledge of the Company, none of the other parties to any Contract is in default under or has terminated any Contract to which the Company is a party, or expressed in writing its intent to terminate such Contract.

(ii) Set forth in Schedule 4.1(q) is a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or its Subsidiary is outstanding or may be incurred in excess of $100,000. Except as set forth in Schedule 4.1(q), all such indebtedness is prepayable at any time without penalty, subject to the notice provisions of the agreements governing such indebtedness. For purposes of this Section 4.1(q)(ii), “indebtedness” shall mean, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person’s business), (F) all capitalized lease obligations of such person, (G) all obligations of others secured by any Lien on property or assets owned by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency swap transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business), (J) all obligations of such person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, and (K) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

(r) Insurance. The Company and its Subsidiary are covered by valid and currently effective insurance policies issued in favor of the Company that are customary for companies of similar size and financial condition. Except as set forth in Schedule 4.1(r), all such policies are in full force and effect, all premiums due thereon have been paid and the Company has complied with the provisions of such policies. Except as set forth in Schedule 4.1(r), the Company has not been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the Company under or in connection with any of its extant insurance policies. The Company has not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company and its Subsidiary that there will be a cancellation or non-renewal of existing policies or binders.

(s) State Takeover Statutes. The Board of Directors of the Company has approved this Agreement, the Company Voting Agreements and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to this Agreement, Company Voting Agreements and the transactions contemplated hereby and thereby the provisions of subchapters D (Section 2538), F and H of Chapter 25 of the PBCL to the extent, if any, that such subchapters would otherwise be applicable to this Agreement, the Company Voting Agreements and the transactions contemplated hereby and thereby. To the actual knowledge of the Company’s officers (without inquiry thereof), no other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Company Voting Agreements or the transactions contemplated hereby and thereby. This Agreement shall not require the approval of the shareholders of the Company if immediately prior to the approval and adoption of a plan of merger meeting the requirements of the PBCL and at all times thereafter prior to the Effective Time, Merger Subsidiary owns, directly or indirectly, 80% or more of the Shares. Otherwise the adoption of this Agreement requires the affirmative vote of a majority of the votes cast by all holders of Shares entitled to vote thereon and no higher or additional vote is required pursuant to the Company’s Articles of Incorporation or otherwise to adopt this Agreement, or to approve the Merger or any of the other transactions contemplated hereby.

(t) Brokers. The Company Board has received the opinion of William Blair & Company, L.L.C. (“William Blair”) that the Merger Consideration to be received by the holders of Shares is fair from a financial point of view to such holders, and such opinion has not been withdrawn or materially adversely modified. True and complete copies of all agreements between the Company and William Blair relating to the transactions contemplated by this Agreement have been provided to Parent. Other than William Blair, no broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Subsidiary.

(u) Employment Matters.

(i) To the Company’s Knowledge, the Company: (A) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to current or former employee, officer, director or independent contractor; (B) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to current or former employee, officer, director or independent contractor; (C) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (D) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the Knowledge of the Company, threatened or reasonably anticipated, claims or actions against the Company under any worker’s compensation policy or long-term disability policy.

(ii) No work stoppage or labor strike against the Company is pending, or to the Knowledge of the Company, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any employees of the Company or its Subsidiary. Except as set forth in Schedule 4.1(u)(ii), there are no actions, suits, claims, labor arbitrations or grievances pending, or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any current or former employee of the Company or its Subsidiary, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor its Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to current or former employees and no collective bargaining agreement is being negotiated by the Company.

(v) Restrictions on Business Activities. There is no contract (noncompete or otherwise), commitment, judgment, injunction, order or decree binding upon the Company or its Subsidiary or to which the Company or its Subsidiary is a party which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or its Subsidiary, any acquisition of property by the Company or its Subsidiary or the conduct of business by the Company or its Subsidiary as currently conducted. Without limiting the foregoing, except as set forth in Schedule 4.1(v), neither the Company nor its Subsidiary has entered into any contract under which it is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

(w) Interested Party Transactions. Except as set forth in Schedule 4.1(w), no officer or director of the Company (nor, to the Knowledge of the Company, any spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company or its Subsidiary furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company or its Subsidiary, any goods or services, or (iii) any interest in any entity that makes loans to or guaranties on behalf of, or borrows or seeks guaranties from, the Company or its Subsidiary, (iv) a beneficial interest in any Contract to which the Company or its Subsidiary is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an “interest in any entity” for purposes of this Section 4.1(w).

      SECTION 4.2     Representations and Warranties of Parent and Merger Subsidiary. Parent and Merger Subsidiary represent and warrant to the Company as follows:

(a) Organization, Standing and Corporate Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Parent and Merger Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to (i) have a material adverse effect on the value, condition (financial or otherwise), business, or results of operations of Parent and its Subsidiary taken as a whole, (ii) impair the ability of any party hereto to perform its obligations under this Agreement or (iii) prevent or materially delay consummation of any of the transactions contemplated by this Agreement (a “Parent Material Adverse Effect”).

(b) Authority; Noncontravention. Parent and Merger Subsidiary have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or its Subsidiary under, (i) the articles of incorporation or bylaws Parent or the comparable charter or organizational documents of Merger Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, instrument, permit, concession, franchise or license applicable to Parent or Merger Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law applicable to Parent or Merger Subsidiary. Other than those Consents referred to in the Schedules on the part of the Company, no Consent of any Governmental Entity is required by or with respect to Parent, Merger Subsidiary or any other subsidiary of Parent in connection with the execution and delivery of this Agreement or the consummation by Parent or Merger Subsidiary, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of the documents referred to in Section 1.3 hereof in accordance with the PBCL and similar documents with the relevant authorities of other states in which the Company is qualified to do business and (ii) compliance with any applicable requirements of the Exchange Act.

(c) Capital Structure. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock, $0.01 par value per share (“Parent Preferred Stock”). As of the date hereof, (i) 30,537,391 shares of Parent Common Stock are issued and outstanding, (ii) 6,081,000 shares of Parent Common Stock are subject to issuance pursuant to outstanding stock options issued under Parent’s equity compensation plans, (iii) 116,000 shares of Parent Common Stock are subject to issuance pursuant to outstanding warrants exercisable on or before March 13, 2004 at exercise price of $4.21 per share, (iv) 18,000 shares of Parent Common Stock are subject to issuance pursuant to outstanding warrants exercisable on or before December 31, 2004 at exercise price of $3.19 per share, and (v) no shares of Parent Preferred Stock were issued or outstanding. Except as set forth above, no shares of capital stock of Parent are issued, reserved for issuance or outstanding, except for shares of Parent Common Stock referred to in clause (ii) above which may be issued upon exercise of the outstanding options to acquire Parent Common Stock. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to the outstanding options to acquire Parent Common Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness or securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote. Except as set forth above, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or its Subsidiary is a party or by which any of them is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating Parent to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock of Parent or any securities of the type described in the two immediately preceding sentences.

(d) SEC Documents; Financial Statements; No Undisclosed Liabilities.

(i) Parent has filed, and delivered to the Company, true and complete copies of all reports, schedules, forms, statements, exhibits and other documents filed by Parent with the SEC since January 1, 2000 (the “Parent SEC Documents”). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) The financial statements of Parent included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(iii) Except as set forth in the Parent SEC Documents or in Schedule 4.2(e) or for liabilities incurred in connection this Agreement and the transactions contemplated hereby, neither Parent nor its Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 2003 or which could not reasonably be expected to have a Parent Material Adverse Effect.

(iv) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by Parent’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(v) Since January 1, 2000, neither Parent nor, to Parent’s knowledge, any director, officer, employee, auditor, accountant or representative of Parent has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or its internal accounting controls, including any complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices, except for any complaint, allegation, assertion or claim as has been resolved without any resulting change to Parent’s accounting or auditing practices, procedures, methodologies or methods of Parent or its internal accounting controls. No attorney representing Parent, whether or not employed by Parent, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to Parent or any committee thereof or to any director or officer of Parent.

(vi) To the knowledge of Parent, no employee of Parent has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Applicable Law. Neither Parent nor any officer, employee, contractor, subcontractor or agent of Parent has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Parent in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

(e) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents or Schedule 4.2(e), since December 31, 2002, Parent and its subsidiaries have conducted the Parent Business only in the ordinary course consistent with past practice, and there has not been, other than any event relating to the economy or securities markets in general, any event, occurrence or development of a state of circumstances which has had or could reasonably be expected to have a Parent Material Adverse Effect.

(f) Brokers. Other than First Albany Corporation, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Subsidiary.

(g) Financing. Parent will have available sufficient financing and provide or cause to be provided to Merger Subsidiary the funds necessary to consummate the Merger in accordance with the terms of this Agreement.

ARTICLE V

COVENANTS OF THE COMPANY

      The Company agrees that:

      SECTION 5.1     Conduct of Business. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its Subsidiary to, carry on their business in the ordinary course of business in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees (as a group) and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit its Subsidiary to, without the prior written approval of Parent:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly-owned subsidiary of the Company to its parent, (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or its Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than in connection with the cancellation of Company Options in accordance with the terms thereof as in effect on the date hereof or as contemplated by Section 2.4 hereof) or repurchases from employees following their termination pursuant to the terms of preexisting agreements at prices not exceeding fair market value on the date of such repurchase;

(b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options, including Company Options, to acquire, any such shares, voting securities or convertible securities (other than (i) the issuance of a customary number of Company Options consistent with past practice to any new non-executive employee who commences employment with the Company after the date hereof but prior to the Effective Time or (ii) the issuance of Shares upon the exercise of Company Options outstanding as of the date hereof);

(c) amend its articles of incorporation, bylaws or other comparable charter or organizational documents;

(d) mortgage or otherwise encumber or subject to any material Lien or, except in the ordinary course of business consistent with past practice and pursuant to existing contracts or commitments, sell, lease, license, transfer or otherwise dispose of any material properties or assets;

(e) incur, assume, guarantee or become obligated with respect to any material indebtedness (as defined in Section 4.1(q) hereof) in excess of $100,000 individually or $200,000 in the aggregate, or incur, assume, guarantee or become obligated with respect to any other material obligations other than in the ordinary course of business and consistent with past practice;

(f) make or agree to make any new capital expenditures or acquisitions of assets or property or other acquisitions or commitments in excess of $100,000 individually or $200,000 in the aggregate or otherwise acquire or agree to acquire any material assets or property other than in the ordinary course and consistent with past practice;

(g) make any material tax election or take any material tax position (unless required by law) or change its fiscal year or accounting methods, policies or practices (except as required by changes in GAAP) or settle or compromise any material income tax liability;

(h) make any loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $100,000 for any one transaction or $200,000 in the aggregate, and other than investments in cash equivalents made in the ordinary course of business consistent with past practice;

(i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction thereof, in the ordinary course of business consistent with past practice and in accordance with their terms, modify, amend or terminate any material contract or agreement to which it is a party, or release or waive any material rights or claims, or subject to the fiduciary duties of the Company Board, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or its Subsidiary is a party;

(j) (i) grant to any current or former director, officer or employee of the Company or its Subsidiary any increase in compensation (cash, equity or otherwise) or benefits (provided that the Company may increase the compensation of non-executive employees in the ordinary course of business consistent with past practice), (ii) grant to any such current or former director, officer, or employee any increase in severance or termination pay (cash, equity or otherwise) or adopt any new severance plan or amend or modify in any respect any severance plan, agreement or arrangement existing on the date hereof, (iii) except as may be required by applicable Law, adopt or amend any Benefit Plan or enter into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer, or employee, or (iv) waive any stock repurchase right, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plan or authorize cash payments in exchange for any options granted under any such plans, except as provided in Section 2.4 of this Agreement;

(k) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future rights to the Company Intellectual Property other than non-exclusive licenses granted to end-users and non-exclusive distribution, reseller and similar commercial agreements entered into in the ordinary course of business and consistent with past practice; provided that in no event shall the Company (i) license, or enter into a distribution, reseller or similar arrangement, on an exclusive basis, or sell, any Company Intellectual Property; or (ii) enter into any contract (v) providing for any site licenses, (w) containing pricing or discounting terms or provisions other than in the ordinary course of business consistent with past practice, (x) requiring the Company to use its “best efforts” or (y) limiting the right of the Company to engage in any line of business or to compete with any person;

(l) enter into any contract or commitment (i) requiring the Company to purchase a minimum amount of products or services with aggregate commitments over the life of all such contracts in excess of $100,000 individually or $200,000 in the aggregate, or (ii) except in the ordinary course of business consistent with past practice, requiring the Company to (x) provide a minimum amount of products or services with aggregate commitments over the life of such Contract in excess of $500,000, or (y) provide products or services at a later date at a fixed price;

(m) (i) take or agree or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time; or

(n) authorize any of, or commit or agree to take any of, the foregoing actions.

      SECTION 5.2     Affiliate Agreements. Promptly following the date hereof, the Company will obtain the signature of each the officers and directors of the Company listed on Schedule A hereto of an Affiliate Agreement in substantially the form attached as Exhibit A hereto.

      SECTION 5.3     Access to Information. From the date hereof until the Effective Time, the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Company and its Subsidiary, will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may reasonably request, and will instruct the Company’s and its Subsidiary’s employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and its Subsidiary.

      SECTION 5.4     No Solicitation.

      (a) The Company agrees that neither the Company nor its Subsidiary nor any of the respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or its Subsidiary) of the Company or its Subsidiary shall, (i) initiate, continue, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or its Subsidiary (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”), or (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or enter into any agreement or understanding with any other person or entity with the intent to effect any Acquisition Proposal. Notwithstanding the foregoing, prior to the Appointment Date the Company may, in the event that a third party that has made (and not withdrawn) a bona fide Acquisition Proposal that the Company Board reasonably concludes in good faith (after consultation with its financial advisor) constitutes, or is likely to lead to, a Superior Proposal, (i) engage or participate in discussions or negotiations with such third party and/or (ii) furnish to such third party nonpublic information relating to Company or its Subsidiary pursuant to a confidentiality agreement with terms no less favorable to Company than those contained in the Confidentiality Agreement; provided, that in each case (x) neither Company nor any representative of Company and its Subsidiary shall have violated any of the restrictions set forth in this Section 5.4, (y) the Company Board reasonably concludes in good faith, after consultation with its outside legal counsel, that in light of such Acquisition Proposal the failure to take such action would be reasonably expected to be a violation of the fiduciary obligations of the Company Board to the Company’s shareholders, and (z) contemporaneously with furnishing any such information to such person or group, the Company furnishes such information to Parent (to the extent such information has not been previously furnished by Company to Parent). The Company will take all necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.4. The Company will notify Parent promptly, orally and in writing (including the names of any party making, the principal terms of, and any written materials provided in connection with, any such proposal, request or inquiry), if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company. Immediately following the execution of this Agreement, the Company will request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such person by or on behalf of the Company. The Company will keep Parent fully and promptly informed of the status and details (including amendments or proposed amendments) of, and will promptly provide copies of any written materials provided in connection with, any such request, proposal or inquiry.

      For purposes of this Agreement, “Superior Proposal” means any bona fide Acquisition Proposal (1) to acquire, directly or indirectly, all of the Shares then outstanding, or all or substantially all of the assets of the Company, (2) that contains terms and conditions that the Board of Directors reasonably determines in good faith (after consultation with its financial advisor) to be more favorable from a financial point of view to the Company’s shareholders than the Offer and the Merger, (3) that the Company Board reasonably determines in its good faith judgment (after consultation with its financial advisor and its legal counsel) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal), (4) that does not contain a “right of first refusal” or “right of first offer” with respect to any counter-proposal that Parent might make, and (5) that does not contain any “due diligence” condition and for which any financing upon which it is conditioned is committed.

      (b) Except as set forth in this Section 5.4(b), the Company Board shall not make a change in its recommendation that the shareholders of the Company accept the offer, tender their Shares thereunder to Merger Subsidiary and adopt this Agreement and the Merger (a “Change in the Company Recommendation”). Notwithstanding the foregoing, if the Company Board determines in its reasonable good faith judgment prior to the Acceptance Date, after consultation with outside legal counsel, that the failure to make a Change in the Company Recommendation would be a violation of its fiduciary duties to the Company’s shareholders, then the Company Board may make a Change in the Company Recommendation, but only (i) after providing written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) if Parent does not, within two business days of Parent’s receipt of the Notice of Superior Proposal, make an offer that the Company Board determines in its good faith judgment (after consultation with its financial advisors) to be at least as favorable to the Company’s shareholders as such Superior Proposal.

      SECTION 5.5     Fair Price Structure. If any “fair price,” “control share acquisition” or “moratorium” statute or other anti-takeover or similar statute or regulation or any state “blue sky” statute shall become applicable to the transactions contemplated hereby, the Company and the members of the Company Board shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby or thereby.

      SECTION 5.6     Employee Plans. Except as set forth in Schedule 5.6, the Company and its ERISA Affiliates, as applicable, shall each terminate, effective as of the day immediately preceding the Effective Time, any and all group severance, separation or salary continuation plans, programs, or arrangements.

ARTICLE VI

COVENANTS OF PARENT

      Parent agrees that:

      SECTION 6.1     Conduct of Business. During the period from the date of this Agreement to the Effective Time, except as disclosed on Schedule 6.1, Parent shall not, and shall not permit its Subsidiary to, without the prior written approval of the Company:

(a) (i) declare, set aside or pay any extraordinary dividends on, or make any other extraordinary distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly-owned subsidiary of Parent to its parent, (ii) adjust, split, combine or reclassify any of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of its capital stock;

(b) amend its articles of incorporation, bylaws or other comparable charter or organizational documents in such a manner as to materially adversely affect the rights of holders of Parent Common Stock;

(c) (i) take or agree or commit to take any action that would make any representation or warranty of Parent or Merger Subsidiary hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time; or

(d) authorize any of, or commit or agree to take any of, the foregoing actions.

      SECTION 6.2     Confidentiality. Prior to the Effective Time and after any termination of this Agreement, Parent will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and its Subsidiary furnished to Parent in connection with the transactions contemplated by this Agreement except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by Parent, (ii) in the public domain through no fault of Parent or (iii) later lawfully acquired by Parent from sources other than the Company; provided that Parent may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Parent of the confidential nature of such information and are directed by Parent to treat such information confidentially. Parent’s obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, Parent will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, deliver to the Company, upon request, or, at the election of Parent, destroy, all documents and other materials and all copies thereof, obtained by Parent or on its behalf from the Company in connection with this Agreement that are subject to such confidentiality.

      SECTION 6.3     Listing. Parent will use its reasonable efforts to cause the Parent Common Stock issuable under Article II to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, as promptly as practicable after the date hereof and in any event prior to the Effective Date.

      SECTION 6.4     Obligations of Merger Subsidiary. Parent will take all action, and provide all financing, necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

      SECTION 6.5     Voting of Shares. Parent agrees to vote all Shares beneficially owned by it, if any, in favor of approval of the Merger and adoption of this Agreement at the Company Shareholder Meeting.

      SECTION 6.6     Director and Officer Liability. (a) For six years after the Effective Time, Parent will cause the Surviving Corporation to indemnify and hold harmless the present and former officers, directors, employees and agents of the Company (the “Indemnified Parties”) in respect of acts or omissions occurring on or prior to the Effective Time or arising out of or pertaining to the transactions contemplated by this Agreement to the extent provided under the Company’s articles of incorporation and bylaws in effect on the date hereof; and shall pay any expenses of the Indemnified Parties, as incurred, in advance of the final disposition of any such action or proceeding, provided that such indemnification shall not be provided in violation of applicable Laws. Parent and Surviving Corporation shall not amend the articles of incorporation or bylaws of the Surviving Corporation to amend the indemnification provisions therein in a manner inconsistent with this Section 6.6 for the six-year period referred to above. For six years after the Effective Time, Parent will cause the Surviving Corporation to use its best efforts to provide officers’ and directors’ liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms substantially similar to those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section 6.6, Parent shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 200% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Parent, and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.6, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

      (b) The Indemnified Parties are intended third party beneficiaries of this Section 6.4 to the extent such provisions benefit any such Indemnified Party.

      SECTION 6.7     Employees.

      (a) Parent agrees to provide employees of the Company and its Subsidiary retained by Parent, for a period of six months following the Effective Time, with employee benefits substantially equivalent to those benefits provided to Parent’s similarly situated employees; provided that Parent shall be under no obligation to retain any employee or group of employees of the Company or its Subsidiary.

      (b) Parent assumes and agrees to perform all obligations under the employment, change in control and severance agreements identified in Schedule 6.7.

      SECTION 6.8     Other. Parent assumes and agrees to perform all of the obligations of the Company under Section 2.6(b) of the Asset Purchase Agreement dated as of January 12, 2001 by and among Strategic Outcomes Services, Inc., The Several Shareholders Listed on the Signature Pages Thereto and the Company.

ARTICLE VII

COVENANTS OF PARENT AND THE COMPANY

      The parties hereto agree that:

      SECTION 7.1     Reasonable Efforts; Notification.

      (a) Each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all other necessary registrations and filings (including other filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the preparation of the Company Proxy Statement, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

      (b) The Company shall give prompt notice to Parent and Parent or Merger Subsidiary shall give prompt notice to the Company of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any respect any covenant, condition or agreement to be compiled with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      (c) The Company shall give prompt notice to Parent, and Parent or Merger Subsidiary shall give prompt notice to the Company, of:

(i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; and

(ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement.

      SECTION 7.2     Public Announcements. Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Laws, court process or by obligations pursuant to any listing agreement with any national securities exchange or with Nasdaq. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in a form to be reasonably agreed to by the parties.

      SECTION 7.3     Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause the transactions contemplated by this Agreement, including any dispositions of securities of the Company (including derivative securities with respect to Company securities) and acquisitions of Parent securities (including derivative securities with respect to Parent securities) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or Parent, as the case may be, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VIII

CONDITIONS TO THE MERGER

      SECTION 8.1     Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

(a) if required by the PBCL, this Agreement shall have been approved and adopted by the holders of outstanding Shares in accordance with the PBCL;

(b) the Registration Statement shall have become effective prior to the Appointment Date and no stop order or proceeding seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC;

(c) Merger Subsidiary (or Parent) shall have purchased all of the Shares validly tendered pursuant to the Offer;

(d) the shares of Parent Common Stock issuable under Article II shall be approved for listing on the Nasdaq National Market, subject to official notice of issuance; and

(e) no provision of any applicable Law or regulation and no judgment, injunction, order, decree or other legal restraint shall prohibit the consummation of the Merger.

ARTICLE IX

TERMINATION

      SECTION 9.1     Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

(a) by mutual written consent of the Company and Parent;

(b) by either Parent or the Company, if:

(i) the Offer shall have expired, terminated or been withdrawn in accordance with the terms of this Agreement without Parent or Merger Subsidiary having accepted for exchange any Shares pursuant to the Offer, (unless a principal cause of the Offer having expired or having been terminated or withdrawn is a breach by the party seeking to terminate this Agreement of any of its obligations under this Agreement);

(ii) the Offer has not been consummated on or before January 31, 2004 (unless a principal cause of the Offer not being consummated by such date is a breach by the party seeking to terminate this Agreement of any of its obligations under this Agreement); or

(iii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Parent or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and non-appealable;

(c) by Parent, at any time prior to the Effective Time, by action of the Board of Directors of Parent, (i) upon a material breach of the provisions of Section 5.4 hereof or (ii) if the Company Board shall have withdrawn, or modified or changed in a manner adverse to Parent (including by amendment of the Schedule 14D-9), or shall not have made, its recommendation of the Offer, the Agreement, or the Merger, or recommended an offer in connection with an Acquisition Proposal, or shall have resolved to do any of the foregoing; or

(d) by the Company, at any time prior to the Effective Time, by action of the Company Board, if the Company receives an unsolicited Superior Proposal, and the Company Board reasonably determines in good faith in compliance with the provisions of Section 5.4(b) to make a Change in the Company Recommendation; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(d) unless Parent shall receive the fees set forth in Section 10.4(b) immediately prior to any termination pursuant to this Section 9.1(d) by wire transfer in same day funds.

      SECTION 9.2     Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or their respective officers and directors, except that the agreements contained in Sections 6.2, 10.4 and 10.6 shall survive the termination hereof. Specifically, and without limiting the generality of the foregoing, Parent and Merger Subsidiary agree that termination of this Agreement shall be their sole and exclusive remedy for any nonwillful breach by the Company of its representations, warranties and covenants under this Agreement and the Company agrees that termination of this Agreement shall be its sole and exclusive remedy for any nonwillful breach by Parent or Merger Subsidiary of their representations, warranties and covenants under this Agreement.

ARTICLE X

MISCELLANEOUS

      SECTION 10.1     Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

      if to the Company, to:

CareScience, Inc.
3600 Market Street, 7th Floor
Philadelphia, PA 19104
Facsimile: (215) 387-5968
Attn: Robb L. Tretter

      with a copy to:

Pepper Hamilton LLP
3000 Two Logan Square
Philadelphia, PA 19103
Facsimile: (215) 981-4750
Attn: Michael H. Friedman

      if to Parent or Merger Subsidiary to:

Quovadx, Inc.
6400 South Fiddler’s Green Circle
Suite 1000
Englewood, California 80111
Facsimile: (720) 554-1786
Attn: Linda K. Wackwitz

      with a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, California 94394
Facsimile: (650) 493-6811

Attn:	Arthur F. Schneiderman

Steve L. Camahort

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.

      SECTION 10.2     Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement except for the representations, warranties and agreements set forth in Sections 6.2, 10.4 and 10.6.

      SECTION 10.3     Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the shareholders of the Company, no such amendment or waiver shall, without the further approval of such shareholders, alter or change the amount or kind of consideration to be received in exchange for Shares.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 10.4     Fees and Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

      (b) If (x) Parent shall have terminated this Agreement pursuant to Section 9.1(c), (y) the Company shall have terminated this Agreement pursuant to Section 9.1(d) or (z) the Company or Parent shall have terminated this Agreement pursuant to Section 9.1(b)(i) or 9.1(b)(ii), then the Company shall promptly, but in no event later than two days after the date of any request therefor, pay to Parent a fee of $1,100,000 which amount shall be payable in same day funds; provided, however, that if the Company shall have terminated this Agreement pursuant to Section 9.1(d), such amounts shall be paid in accordance with the provisions of such Section; provided, further, in the case of a termination under Section 9.1(b)(i) or 9.1(b)(ii), (1) such payment shall be made only if (A) following the date of this Agreement and prior to the termination of this Agreement, any Acquisition Proposal shall have been publicly announced or shall have become publicly known, and (B) within six (6) months following the termination of this Agreement, either an Acquisition Proposal is consummated or the Company enters into an agreement providing for an Acquisition Proposal and such Acquisition Proposal is later consummated, and (2) such payment shall be made at or prior to the consummation of such Acquisition Proposal. The Company acknowledges that the agreements contained in this Section 10.4(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement; accordingly, if the Company fails to pay promptly the amounts due pursuant to this Section 10.4(b), and, in order to obtain such payments, Parent or Merger Subsidiary commences a suit against the Company for the fees set forth in this paragraph (b), the prevailing party shall pay to the other party or parties their costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount thereof at the prime rate of Citibank, N.A. on the date such payment was required to be made.

      SECTION 10.5     Successors and Assigns; Parties in Interest. The provisions of this Agreement shall be binding, upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of Parent or any of its wholly-owned subsidiaries, any or all of its rights or obligations, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations under this Agreement. Except as expressly set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights.

      SECTION 10.6     Governing Law; Venue. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflict of laws principles thereof (except that matters expressly governed by the PBCL shall be governed by such statute). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

      SECTION 10.7     Counterparts; Effectiveness; Interpretation. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

      SECTION 10.8     Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

      [signature immediately follows]

      The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CARESCIENCE, INC.

By:	/s/ RONALD A. PAULUS

Name: Ronald A. Paulus
Title: President and Chief Executive Officer

QUOVADX, INC.

By:	/s/ GARY T. SCHERPING

Name: Gary T. Scherping
Title: Executive Vice President

CARLTON ACQUISITION CORP.

By:	/s/ GARY T. SCHERPING

Name: Gary T. Scherping
Title: Vice President

ANNEX A

      Conditions of the Offer. The word “Agreement” as used in this Annex shall mean the Agreement and Plan of Merger to which this Annex A is attached, and all capitalized terms used in this Annex A which are not defined herein shall have the respective meanings set forth in the Agreement.

      Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Parent’s rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of Section 1.1. of the Agreement), Parent shall not be required to accept for payment or (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act relating to Parent’s obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment and exchange of or, subject to the restriction referred to above, the payment for, any tendered Shares if (1) as of immediately prior to any scheduled expiration of the Offer (as it may be extended in accordance with Section 1.1) (a) the Minimum Condition shall not have been satisfied, (b) the Company shall not have received the consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated by the Agreement, (c) the Registration Statement shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order, (d) the shares of Parent Common Stock to be issued in the Offer shall not have been approved for listing on Nasdaq, subject to official notice of issuance, and shall not be exempt from such requirement under then applicable laws, regulations and rules of Nasdaq, or (e) Parent and Merger Subsidiary shall not have received a certificate from the Company’s insurance carrier with respect to the matters set forth in 4.1(r), or (2) if, at any time on or after the date of commencement of the Offer and before the time of acceptance for payment of any such Shares, any of the following events or circumstances shall have occurred:

(a) there shall be pending or overtly threatened in writing any suit, action or proceeding by any Governmental Entity against Parent, Merger Subsidiary, the Company or any subsidiary of the Company (i) seeking to prohibit or impose any material limitations on Parent’s or Merger Subsidiary ownership or operation (or that of any of their respective subsidiaries or affiliates) of all or a material portion of their or the Company’s businesses or assets, or to compel Parent, Merger Subsidiary or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or Merger Subsidiary of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement or the Company Tender and Voting Agreements (including the voting provisions thereunder), or seeking to obtain from the Company, Merger Subsidiary or the Parent any damages that are material in relation to the Company and its Subsidiary taken as a whole, (iii) seeking to impose material limitations on the ability of Merger Subsidiary, or render Merger Subsidiary unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (iv) seeking to impose material limitations on the ability of the Parent or Merger Subsidiary effectively to exercise full rights of ownership of the Shares, including, without limitation, the right, to vote the Shares purchased by it on all matters properly presented to the Company’s shareholders, (v) compel Parent or its affiliates to dispose of or hold separate any portion of the business or assets of Company or Parent and their respective subsidiaries which would be material in the context of Company and its Subsidiary taken as a whole or Parent and its subsidiaries taken as a whole, whichever is applicable, (vi) oblige Company, Parent or any of their respective subsidiaries to pay material damages in connection with the transactions contemplated by the Agreement, or (vii) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or, as a result of the transactions contemplated by this Agreement, on Parent;

(b) there shall be any law, statute, rule, regulation, ordinance, judgment, order, decree or injunction enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Government Entity, to the Offer, or any other action shall be taken by any Governmental Entity, that could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (vii) of paragraph (2)(a) above;

(c) the representations and warranties of the Company set forth in the Agreement (i) shall not have been true and correct in all material respects as of the date of this Agreement and (ii) shall not be true and correct in all material respects on and as of the date of the expiration of the Offer with the same force and effect as if made or as of such date, except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct in all material respects as of such date;

(d) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Agreement;

(e) the Company Board shall have withdrawn, or modified or changed in a manner adverse to Parent (including by amendment of the Schedule 14D-9), or shall not have made, its recommendation of the Offer, the Agreement, or the Merger, or recommended another offer regarding an Acquisition Proposal, or shall have resolved to do any of the foregoing;

(f) Dr. Ronald A. Paulus shall not continue to be employed by the Company at the expiration of the Offer or shall have given any notice or other indication that he is not willing or does not intend to be employed by Parent, the Surviving Corporation or a subsidiary of Parent following the Offer or the Merger; or

(g) the Agreement shall have been terminated in accordance with its terms.

      The foregoing conditions are for the sole benefit of Parent and may be waived by Parent, in whole or in part at any time and from time to time in the reasonable discretion of Parent prior to the Expiration Time. The failure by Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

ANNEX B

TENDER AND VOTING AGREEMENT

      THIS TENDER AND VOTING AGREEMENT (this “Agreement”) is made and entered into as of August 13, 2003 by and between Quovadx, Inc., a Delaware corporation (“Parent”), and David J. Brailer (the “Stockholder”), a stockholder of CareScience, Inc., a Pennsylvania corporation (the “Company”).

RECITALS

      A. Parent, Carlton Acquisition Corp., a Pennsylvania corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for, among other things, (i) an offer by Parent (the “Offer”) to pay One Dollar and Forty Cents ($1.40) in cash and 0.1818 of a share of Common Stock, par value $0.01 per share, of Parent for each of the issued and outstanding shares of common stock, no par value, of the Company (“Company Common Stock”), and (ii) the merger of Merger Sub with and into the Company (the “Merger”) pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.

      B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding capital stock of the Company and options to purchase such number of shares of capital stock of the Company as is indicated on the signature page of this Agreement.

      C. In consideration of the execution of the Merger Agreement by Parent, the Stockholder (in the Stockholder’s capacity as such) is hereby agreeing to tender and vote the Shares (as defined in Section 1(c) below) as described herein.

      NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

      1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Constructive Sale” means with respect to any security a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

(b) “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article IX thereof, (ii) such date and time as the Merger Agreement has been amended by the parties thereto to lower or change the form of the consideration set forth in the Offer Price or to the Cash Portion or the Stock Portion thereof (as such terms are defined in the Merger Agreement), (iii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (iv) January 31, 2004.

(c) “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

(d) “Shares” shall mean (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock owned by the Stockholder as of the date hereof, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(e) “Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or sufferage of a lien or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership (as determined pursuant to Rule 13d-3 under the Exchange Act) thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

      2. Transfer of Shares.

(a) Transfer Restrictions. The Stockholder shall not cause or permit any Transfer of any of the Shares to be effected; provided, however, that nothing in this Agreement shall prohibit (i) the Stockholder from exercising options to purchase shares of Company Common Stock (including by paying the exercise price of such options by the delivery of shares of Company Common Stock if and to the extent permitted by, and in accordance with, the terms of the stock option plan and agreement applicable thereof), (ii) the Transfer of Shares pursuant to the laws of testamentary or intestate succession or otherwise involuntarily Transferred by operation of law, and (iii) any Transfer of Shares whereby each Person to which any of such Shares, or any interest in any of such Shares, is or may be Transferred shall have: (i) executed a counterpart of this Agreement, and (ii) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

(b) Transfer of Voting Rights. The Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares as contemplated by Sections 3 and 4.

      3. Agreement to Vote Shares.

(a) The Stockholder agrees that during the period commencing on the date hereof and continuing until the Expiration Date, and except as otherwise agreed to in writing by the Parent, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Company, the Stockholder (in the Stockholder’s capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares (other than any options, warrants and other rights to acquire shares of Company Common Stock, included in the definition of “Shares” but which have not been exercised prior to the relevant record date):

(i) in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement;

(ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Offer, the Merger or any other transactions contemplated by the Merger Agreement; and

(iii) against any of the following actions (other than those actions that relate to the Offer, the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the Offer, the Merger or any other transactions contemplated by the Merger Agreement.

(b) In the event that a meeting of the stockholders of the Company is held, the Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares (other than any options, warrants and other rights to acquire shares of Company Common Stock, included in the definition of “Shares” but which have not been exercised prior to the relevant record date) to be counted as present thereat for purposes of establishing a quorum.

(c) The Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

      4. Agreement to Tender. The Stockholder shall validly tender and shall not withdraw (or cause the record owner of such shares to validly tender) the Stockholder’s Shares pursuant to and in accordance with the terms of the Offer and this Section 4. Not later than the fifth business day after commencement of the Offer pursuant to Section 1.1 of the Merger Agreement and Rule 14d-2 under the Exchange Act and the receipt by the Stockholder of the relevant Offer Documents, the Stockholder shall (i) deliver to the depositary designated in the Offer, (A) a letter of transmittal with respect to the Shares complying with the terms of the Offer and in the form delivered to the Stockholder pursuant to the Offer, (B) certificates representing the Shares, and (C) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (ii) instruct its broker or such other person who is the holder of record of any Shares beneficially owned by the Stockholder to tender such Shares for exchange in the Offer pursuant to the terms and conditions of the Offer. Until the termination of the Offer or the Expiration Date, the Stockholder shall not tender the Shares into any exchange or tender offer commenced by a third party other than Parent, Merger Sub or any other subsidiary of Parent. Parent acknowledges and agrees that this Agreement shall not be binding upon Stockholder in the event the Merger Agreement is amended by the parties thereto to lower or change the form of consideration set forth in the Offer Price or the Cash Portion or the Stock Portion thereof (as such terms are defined in the Merger Agreement) and otherwise shall not be binding upon Stockholder on and after the Expiration Date.

      5. Agreement Not to Exercise Dissenters Rights. The Stockholder shall not exercise any rights (including, without limitation, under the Pennsylvania Business Corporation Law) to demand fair value of any Shares in accordance with Subchapter D of Chapter 15 or Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law, that may arise with respect to the Merger.

      6. Irrevocable Proxy; Power of Attorney. The Stockholder hereby revokes any and all prior proxies or powers of attorney in respect of any of the Stockholder’s Shares and constitutes and appoints Merger Sub and Parent, or any nominee of Merger Sub and Parent, with full power of substitution and resubstitution, at any time prior to the Expiration Date, as the Stockholder’s true and lawful attorney and proxy (the Stockholder’s “Proxy”), for and in the Stockholder’s name, place and stead, to vote each of such Shares (other than any options, warrants and other rights to acquire shares of Company Common Stock included in the definition of “Shares” but which have not been exercised prior to the date for such vote or consent) as the Stockholder’s Proxy solely as to the matters described in Section 3 hereof, and to exercise all voting, consent and similar rights of the Stockholder with respect to the Shares at every annual, special, adjourned or postponed meeting of stockholders of the Company, at which any proposal described in Section 3 hereof is considered, including the right to sign the Stockholder’s name (as stockholder) to any written consent, certificate or other document in lieu of any such meeting that Pennsylvania law may permit or require; provided, however, that without limiting the foregoing, in the exercise of any such vote or other action pursuant to such Proxy, neither the Parent, Merger Sub or any nominee of Parent and Merger Sub shall in any event have the right (and such Proxy shall not confer the right) to vote against the Merger, to vote to reduce the Offer Price or Merger Consideration or otherwise modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any stockholders of the Company (including the Stockholder) under the Offer or the Merger Agreement or to reduce the obligations of Parent thereunder; and provided, further, that the Proxy granted pursuant to this Section 6 shall irrevocably cease and shall be of no further force or effect upon (i) any material breach by Parent of any of its obligations under Section 1.1 of the Merger Agreement, provided that ten (10) business days have passed following Parent’s receipt of written notice from the Stockholder of such material breach in sufficient detail and that Parent shall have failed to cure such breach, or (ii) the termination of the Merger Agreement or this Agreement in accordance with their respective terms.

      THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE TO THE FULLEST EXTENT PERMITTED BY LAW AND COUPLED WITH AN INTEREST PRIOR TO THE EXPIRATION DATE.

      7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise provided herein.

      8. Representations and Warranties of the Stockholder.

(a) Power; Binding Agreement. The Stockholder has full legal capacity, power and authority to execute and deliver this Agreement and the Proxy, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby to be consummated by the Stockholder. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(b) No Conflicts. Subject to compliance with applicable antitrust and securities laws, the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or filing by the Stockholder with or notification by the Stockholder to, any governmental or regulatory authority. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets, except for violations, breaches or defaults that individually or in the aggregate would not imperil the ability of the Stockholder to perform the Stockholder’s obligations under this Agreement.

(c) Ownership of Shares. The Stockholder (i) is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of Company Common Stock indicated on the signature page of this Agreement, all of which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever (“Encumbrances”) (except any Encumbrances arising under securities laws or arising under this Agreement), (ii) is the owner of options that are exercisable for the number of shares of Company Common Stock indicated on the signature page of this Agreement, all of which options and shares of Company Common Stock issuable upon the exercise of such options are free and clear of any Encumbrances (except any Encumbrances arising under securities laws or arising hereunder), and (iii) does not own, beneficially or otherwise, any securities of the Company other than the shares of Company Common Stock, options to purchase shares of Company Common Stock, and shares of Company Common Stock issuable upon the exercise of such options, as indicated on the signature page of this Agreement.

(d) Voting Power. The Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

(e) No Purchase in Contravention of Section 16. The Stockholder has not purchased any shares of Company Common Stock or entered into any transaction, and shall not purchase any shares of Company Common Stock or enter into any transaction prior to the tender of any Shares pursuant to the terms of the Offer, that, after giving effect to the tender of any Shares pursuant to the terms of the Offer, would require a disgorgement of any profit by the Stockholder with respect to such Shares pursuant to Section 16(b) of the Securities Act of 1933, as amended.

(f) No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission payable by the Stockholder in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder (in the Stockholder’s capacity as a stockholder of the Company).

(g) Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

      9. Certain Restrictions. From the date of this Agreement until the Expiration Date, the Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect.

      10. Disclosure. The Stockholder shall permit Parent to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, the Stockholder’s identity and ownership of Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement.

      11. Consents and Waivers. From the date of this Agreement until the Expiration Date, the Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

      12. Further Assurances. Subject to the terms and conditions of this Agreement, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Agreement. The Stockholder shall not at any time make any public statement opposing or that could be interpreted to be opposing the Offer.

      13. Legending of Shares. From the Date of this Agreement until the Expiration Date, if so requested by Parent, the Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and the Proxy.

      14. Termination. Except for Parent’s obligation in Section 15 hereof, this Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 14 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement prior to the expiration hereof.

      15. Rule 144 Availability. Following the acceptance of the Offer by Parent and the successful consummation of the Merger, Parent shall continue to keep adequate current public information available within the meaning of Rule 144(c) under the Securities Act to permit Stockholder upon compliance with the other requirements of Rule 144 to make sales of such Parent Common Stock pursuant to Rule 144.

      16. Miscellaneous.

(a) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any court of competent jurisdiction or other authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

(b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including, without limitation, successors by virtue of any testamentary or intestate succession) and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned, by operation of law or otherwise, by either of the parties without prior written consent of the other.

(c) Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

(e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Parent:

Quovadx, Inc.
6400 South Fiddler’s Green Circle
Suite 1000
Englewood, California 80111
Facsimile: (720) 554-1786
Attn: Linda K. Wackwitz

with copies to:

Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Attention: Arthur F. Schneiderman, Esq.
Steve L. Camahort, Esq.
Telecopy No.: (650) 493-6811

If to the Stockholder:

David J. Brailer
2686 Union Street
San Francisco, CA 94123
Email: david@brailer-rhoa.com

with a copy to:

Ballard Spahr Andrews and Ingersoll, LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
Facsimile: (215) 864-8999
Attn: Raymond D. Agran, Esq.

(f) No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(g) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

(h) Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without reference to rules of conflicts of law.

(i) Submission to Jurisdiction. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of Delaware Chancery Court for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (i) and shall not be deemed to be a general submission to the jurisdiction of said court or in the State of Delaware other than for such purposes.

(j) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(k) Entire Agreement. This Agreement and the Merger Agreement (including the Offer Documents) constitute the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(l) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties hereto as closely as possible in a mutually acceptable manner.

(m) Interpretation.

(i) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

(ii) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

(n) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

(o) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(p) No Obligation to Exercise Options. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate the Stockholder to exercise any option or other right to acquire shares of Company Common Stock such Stockholder has or may have.

(q) Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require the Stockholder to attempt to) limit or restrict the Stockholder from acting in the Stockholder’s capacity as a director or officer of the Company or from voting, in the Stockholder’s capacity as a director or officer of the Company, in the Stockholder’s sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of the Company and that at present Stockholder is neither an officer nor a director of the Company).

[Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

PARENT: By: /s/ GARY T. SCHERPING Name: Gary T. Scherping Title: Executive Vice President	STOCKHOLDERS:
DAVID J. BRAILER
Signature: /s/ DAVID J. BRAILER
Name: David J. Brailer
Shares beneficially owned:
1,723,096 shares of Company Common Stock
10,000 shares of Company Common Stock
issuable upon exercise of outstanding options
IRREVOCABLE GENERATION SKIPPING
TRUST (FAMILY TRUST)
OF DAVID J. BRAILER
DATED JUNE 1, 2000
By: /s/ MATTHEW F. RHOA
Matthew F. Rhoa, Trustee
Shares Beneficially Owned: 360,789 shares
of Common Stock
GRANTOR RETAINED ANNUITY TRUST
OF DAVID J. BRAILER, GRANTOR,
AND DAVID J. BRAILER AND
J.P. MORGAN TRUST CO., N.A.,
TRUSTEES DATED MARCH 19, 2003
By: /s/ DAVID J. BRAILER
David J. Brailer, Trustee
Shares Beneficially owned: 372,920 shares
of Common Stock

* * * * TENDER AND VOTING AGREEMENT * * * *

MATTHEW F. RHOA, AS CUSTODIAN FOR PRESTON RHOA BRAILER UNDER THE PENNSYLVANIA UNIFORM TRANSFERS TO MINORS ACT
By: /s/ MATTHEW F. RHOA
----------------------------------------------
Matthew F. Rhoa, Custodian
Shares Beneficially Owned: 12,800 shares of Common Stock

* * * * TENDER AND VOTING AGREEMENT * * * *

ANNEX C

August 13, 2003

Board of Directors

CareScience, Inc.
3600 Market Street
7th Floor
Philadelphia, PA 19104

Ladies and Gentlemen:

      You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, no par value, (other than Quovadx or Merger Sub (each as defined below)) (collectively the “Stockholders”) of CareScience, Inc. (the “Company”) of $1.40 per share in cash and 0.1818 of a share of common stock, par value $0.01 per share, of Quovadx, Inc., a Delaware corporation (“Quovadx”) (the “Merger Consideration”) proposed to be paid to the Stockholders pursuant to the Agreement and Plan of Merger dated as of August 13, 2003 (the “Merger Agreement”) by and among Quovadx, Carlton Acquisition Corporation, a wholly-owned subsidiary of Quovadx (“Merger Sub”), and the Company. Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) and each share of common stock of the Company, no par value per share, will be converted into the right to receive the Merger Consideration upon consummation of the Merger.

      In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Merger Agreement; (b) certain audited historical financial statements of the Company and of Quovadx for the three years ended December 31, 2002; (c) the unaudited financial statements of the Company and Quovadx for the six (6) months ended June 30, 2003; (d) the reports on Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003 for the Company and Quovadx; (e) certain internal business, operating and financial information of the Company and Quovadx, prepared by the senior management of the Company and Quovadx, respectively; (f) certain short-term financial projections (the “Short-Term Projections”) prepared by the senior management of the Company; (g) certain longer term financial forecasts related to the Company (the “Forecasts”) we have derived based on discussions with members of senior management of the Company; (h) information regarding the strategic, financial and operational benefits anticipated from the Merger prepared by the senior management of the Company and Quovadx; (i) the pro forma impact of the Merger on the earnings per share of Quovadx based on certain pro forma financial information prepared by the senior management of the Company and Quovadx; (j) information regarding the amount and timing of cost savings and related expenses and synergies which senior management of the Company and Quovadx expect will result from the Merger (the “Expected Synergies”); (k) the financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant; (l) information regarding publicly available financial terms of certain other business combinations we deemed relevant; (m) current and historical market prices and trading volumes of the common stock of the Company and Quovadx; and (n) certain other publicly available information related to the Company and Quovadx including independent third-party financial projections for Quovadx. We have also held discussions with members of the senior management of the Company and Quovadx to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant. In connection with our engagement, we were requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of the Company.

      In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion including without limitation the Short-Term Projections provided by senior management and the Forecasts. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company or Quovadx. We have been advised by the senior management of the Company and Quovadx that the Short-Term Projections, the Forecasts and the Expected Synergies examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company and Quovadx, as the case may be. In that regard, we have assumed, with your consent, that all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us. We express no opinion with respect to the Short-Term Projections, the Forecasts or Expected Synergies or the estimates and judgments on which they are based. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to all legal matters on advice of counsel to the Company, and have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company.

      William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company or Quovadx for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

      We are expressing no opinion herein as to the price at which the common stock of the Company and Quovadx will trade at any future time or as to the effect of the Merger on the trading price of the common stock of the Company or Quovadx. Such trading price may be affected by a number of factors, including but not limited to (i) dispositions of the common stock of Quovadx by stockholders within a short period of time after the effective date of the Merger, (ii) changes in prevailing interest rates and other factors which generally influence the price of securities, (iii) adverse changes in the current capital markets, (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or of Quovadx or in the healthcare information technology market, (v) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities, and (vi) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest.

      Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Stockholders of the Merger Consideration in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in a prospectus, solicitation/recommendation statement, proxy statement and/or information statement mailed to the Stockholders by the Company with respect to the Merger.

      Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders.

Very truly yours,

/s/ WILLIAM BLAIR & COMPANY

William Blair & Company, L.L.C.

ANNEX D

PENNSYLVANIA CONSOLIDATED STATUTES

TITLE 15.     CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
PART II.     CORPORATIONS
SUBPART B.     BUSINESS CORPORATIONS
ARTICLE C.     DOMESTIC BUSINESS CORPORATION ANCILLARIES
CHAPTER 15.     CORPORATE POWERS, DUTIES AND SAFEGUARDS
SUBCHAPTER D.     DISSENTERS RIGHTS

      SECTION 1571.     Application and Effect of Subchapter

      (a) General Rule. — Except as otherwise provided in subsection (b), any shareholder (as defined in section 1572 (relating to definitions)) of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, only where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

Section 1906(c) (relating to dissenters rights upon special treatment).

Section 1930 (relating to dissenters rights).

Section 1931(d) (relating to dissenters rights in share exchanges).

Section 1932(c) (relating to dissenters rights in asset transfers).

Section 1952(d) (relating to dissenters rights in division).

Section 1962(c) (relating to dissenters rights in conversion).

Section 2104(b) (relating to procedure).

Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

Section 2325(b) (relating to minimum vote requirement).

Section 2704(c) (relating to dissenters rights upon election).

Section 2705(d) (relating to dissenters rights upon renewal of election).

Section 2904(b) (relating to procedure).

Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

Section 7104(b)(3) (relating to procedure).

      (b) Exceptions.—

(1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:

(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

(ii) held beneficially or of record by more than 2,000 persons.

      (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

(i) (Repealed.)

(ii) Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.

(iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

      (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

      (c) Grant of Optional Dissenters Rights. — The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

      (d) Notice of Dissenters Rights. — Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

      (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

      (2) a copy of this subchapter.

      (e) Other Statutes. — The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

      (f) Certain Provisions of Articles Ineffective. — This subchapter may not be relaxed by any provision of the articles.

      (g) Computation of Beneficial Ownership. — For purposes of subsection (b)(1)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.

      (h) Cross References. — See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished), 1763(c) (relating to determination of shareholders of record) and 2512 (relating to dissenters rights procedure).

      SECTION 1572.     Definitions

      The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

      “Corporation.” The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more of the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

      “Dissenter.” A shareholder who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

      “Fair Value.” The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

      “Interest.” Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

      “Shareholder.” A shareholder as defined in section 1103 (relating to definitions) or an ultimate beneficial owner of shares, including, without limitation, a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.

      SECTION 1573.     Record and Beneficial Holders and Owners

      (a) Record Holders of Shares. — A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

      (b) Beneficial Owners of Shares. — A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

      SECTION 1574.     Notice of Intention to Dissent

      If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

      SECTION 1575.     Notice to Demand Payment

      (a) General Rule. — If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

(1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

(2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

(3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

(4) Be accompanied by a copy of this subchapter

      (b) Time for Receipt of Demand for Payment. — The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

      SECTION 1576.     Failure to Comply with Notice to Demand Payment, Etc.

      (a) Effect of Failure of Shareholder to Act. — A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

      (b) Restriction on Uncertificated Shares. — If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

      (c) Rights Retained by Shareholder. — The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

      SECTION 1577. Release of Restrictions or Payment for Shares

      (a) Failure to Effectuate Corporate Action. — Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

      (b) Renewal of Notice to Demand Payment. — When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

      (c) Payment of Fair Value of Shares. — Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

(1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

(2) A statement of the corporation’s estimate of the fair value of the shares.

(3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

      (d) Failure to Make Payment. — If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

      SECTION 1578.     Estimate by Dissenter of Fair Value of Shares

      (a) General Rule. — If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter’s shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

      (b) Effect of Failure to File Estimate. — Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

      SECTION 1579.     Valuation Proceedings Generally

      (a) General Rule. — Within 60 days after the latest of:

(1) Effectuation of the proposed corporate action;

(2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

(3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

      (b) Mandatory Joinder of Dissenters. — All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

      (c) Jurisdiction of the Court. — The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

      (d) Measure of Recovery. — Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

      (e) Effect of Corporation’s Failure to File Application. — If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation’s estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

      SECTION 1580.     Costs and Expenses of Valuation Proceedings

      (a) General Rule. — The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

      (b) Assessment of Counsel Fees and Expert Fees Where Lack of Good Faith Appears. — Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

      (c) Award of Fees for Benefits to Other Dissenters. — If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

ANNEX E

PENNSYLVANIA CONSOLIDATED STATUTES

TITLE 15. CORPORATIONS AND UNINCORPORATED ASSOCIATIONS
PART II. CORPORATIONS
SUBPART B. BUSINESS CORPORATIONS
ARTICLE C. DOMESTIC BUSINESS CORPORATION ANCILLARIES
CHAPTER 25. REGISTERED CORPORATIONS
SUBCHAPTER E. CONTROL TRANSACTIONS

      SECTION 2541.     Application and Effect of Subchapter

      (a) General Rule. — Except as otherwise provided in this section, this subchapter shall apply to a registered corporation unless:

(1) the registered corporation is one described in section 2502(1)(ii) or (2) (relating to registered corporation status);

(2) the bylaws, by amendment adopted either:

(i) by March 23, 1984; or

(ii) on or after March 23, 1988, and on or before June 21, 1988; and, in either event, not subsequently rescinded by an article amendment, explicitly provide that this subchapter shall not be applicable to the corporation in the case of a corporation which on June 21, 1988, did not have outstanding one or more classes or series of preference shares entitled, upon the occurrence of a default in the payment of dividends or another similar contingency, to elect a majority of the members of the board of directors (a bylaw adopted on or before June 21, 1988, by a corporation excluded from the scope of this paragraph by the restriction of this paragraph relating to certain outstanding preference shares shall be ineffective unless ratified under paragraph (3));

(3) the bylaws of which explicitly provide that this subchapter shall not be applicable to the corporation by amendment ratified by the board of directors on or after December 19, 1990, and on or before March 19, 1991, in the case of a corporation:

(i) which on June 21, 1988, had outstanding one or more classes or series of preference shares entitled, upon the occurrence of a default in the payment of dividends or another similar contingency, to elect a majority of the members of the board of directors; and

(ii) the bylaws of which on that date contained a provision described in paragraph (2); or

(4) the articles explicitly provide that this subchapter shall not be applicable to the corporation by a provision included in the original articles, by an article amendment adopted prior to the date of the control transaction and prior to or on March 23, 1988, pursuant to the procedures then applicable to the corporation, or by an articles amendment adopted prior to the date of the control transaction and subsequent to March 23, 1988, pursuant to both:

(i) the procedures then applicable to the corporation; and

(ii) unless such proposed amendment has been approved by the board of directors of the corporation, in which event this subparagraph shall not be applicable, the affirmative vote of the shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast thereon.

      A reference in the articles or bylaws to former section 910 (relating to right of shareholders to receive payment for shares following a control transaction) of the act of May 5, 1933 (P.L. 364, No. 106), known as the Business Corporation Law of 1933, shall be deemed a reference to this subchapter for the purposes of this section. See section 101(c) (relating to references to prior statutes).

      (b) Inadvertent Transactions. — This subchapter shall not apply to any person or group that inadvertently becomes a controlling person or group if that controlling person or group, as soon as practicable, divests itself of a sufficient amount of its voting shares so that it is no longer a controlling person or group.

      (c) Certain Subsidiaries. — This subchapter shall not apply to any corporation that on December 23, 1983, was a subsidiary of any other corporation.

      SECTION 2542.     Definitions

      The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

      “Control Transaction.” The acquisition by a person or group of the status of a controlling person or group.

      “Controlling Person or Group.” A controlling person or group as defined in section 2543 (relating to controlling person or group).

      “Fair Value.” A value not less than the highest price paid per share by the controlling person or group at any time during the 90-day period ending on and including the date of the control transaction plus an increment representing any value, including, without limitation, any proportion of any value payable for acquisition of control of the corporation, that may not be reflected in such price.

      “Partial Payment Amount.” The amount per share specified in section 2545(c)(2) (relating to contents of notice).

      “Subsidiary.” Any corporation as to which any other corporation has or has the right to acquire, directly or indirectly, through the exercise of all warrants, options and rights and the conversion of all convertible securities, whether issued or granted by the subsidiary or otherwise, voting power over voting shares of the subsidiary that would entitle the holders thereof to cast in excess of 50% of the votes that all shareholders would be entitled to cast in the election of directors of such subsidiary, except that a subsidiary will not be deemed to cease being a subsidiary as long as such corporation remains a controlling person or group within the meaning of this subchapter.

      “Voting Shares.” The term shall have the meaning specified in section 2552 (relating to definitions).

      SECTION 2543.     Controlling Person or Group

      (a) General Rule. — For the purpose of this subchapter, a “CONTROLLING PERSON OR GROUP” means a person who has, or a group of persons acting in concert that has, voting power over voting shares of the registered corporation that would entitle the holders thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation.

      (b) Exceptions Generally. — Notwithstanding subsection (a):

(1) A person or group which would otherwise be a controlling person or group within the meaning of this section shall not be deemed a controlling person or group unless, subsequent to the later of March 23, 1988, or the date this subchapter becomes applicable to a corporation by bylaw or article amendment or otherwise, that person or group increases the percentage of outstanding voting shares of the corporation over which it has voting power to in excess of the percentage of outstanding voting shares of the corporation over which that person or group had voting power on such later date, and to at least the amount specified in subsection (a), as the result of forming or enlarging a group or acquiring, by purchase, voting power over voting shares of the corporation.

(2) No person or group shall be deemed to be a controlling person or group at any particular time if voting power over any of the following voting shares is required to be counted at such time in order to meet the 20% minimum:

(i) Shares which have been held continuously by a natural person since January 1, 1983, and which are held by such natural person at such time.

(ii) Shares which are held at such time by any natural person or trust, estate, foundation or other similar entity to the extent the shares were acquired solely by gift, inheritance, bequest, devise or other testamentary distribution or series of these transactions, directly or indirectly, from a natural person who had acquired the shares prior to January 1, 1983.

(iii) Shares which were acquired pursuant to a stock split, stock dividend, reclassification or similar recapitalization with respect to shares described under this paragraph that have been held continuously since their issuance by the corporation by the natural person or entity that acquired them from the corporation or that were acquired, directly or indirectly, from such natural person or entity, solely pursuant to a transaction or series of transactions described in subparagraph (ii), and that are held at such time by a natural person or entity described in subparagraph (ii).

(iv) Control shares as defined in section 2562 (relating to definitions) which have not yet been accorded voting rights pursuant to section 2564(a) (relating to voting rights of shares acquired in a control-share acquisition).

(v) Shares, the voting rights of which are attributable to a person under subsection (d) if:

(A) the person acquired the option or conversion right directly from or made the contract, arrangement or understanding or has the relationship directly with the corporation; and

(B) the person does not at the particular time own or otherwise effectively possess the voting rights of the shares.

(vi) Shares acquired directly from the corporation or an affiliate or associate, as defined in section 2552 (relating to definitions), of the corporation by a person engaged in business as an underwriter of securities who acquires the shares through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933.

(3) In determining whether a person or group is or would be a controlling person or group at any particular time, there shall be disregarded voting power arising from a contingent right of the holders of one or more classes or series of preference shares to elect one or more members of the board of directors upon or during the continuation of a default in the payment of dividends on such shares or another similar contingency.

      (c) Certain Record Holders. — A person shall not be a controlling person under subsection (a) if the person holds voting power, in good faith and not for the purpose of circumventing this subchapter, as an agent, bank, broker, nominee or trustee for one or more beneficial owners who do not individually or, if they are a group acting in concert, as a group have the voting power specified in subsection (a), or who are not deemed a controlling person or group under subsection (b).

      (d) Existence of Voting Power. — For the purposes of this subchapter, a person has voting power over a voting share if the person has or shares, directly or indirectly, through any option, contract, arrangement, understanding, conversion right or relationship, or by acting jointly or in concert or otherwise, the power to vote, or to direct the voting of, the voting share.

      SECTION 2544.     Right of Shareholders to Receive Payment for Shares

      Any holder of voting shares of a registered corporation that becomes the subject of a control transaction who shall object to the transaction shall be entitled to the rights and remedies provided in this subchapter.

      SECTION 2545.     Notice to Shareholders

      (a) General Rule. — Prompt notice that a control transaction has occurred shall be given by the controlling person or group to:

(1) Each shareholder of record of the registered corporation holding voting shares.

(2) The court, accompanied by a petition to the court praying that the fair value of the voting shares of the corporation be determined pursuant to section 2547 (relating to valuation procedures) if the court should receive, pursuant to section 2547, certificates from shareholders of the corporation or an equivalent request for transfer of uncertificated securities.

      (b) Obligations of the Corporation. — If the controlling person or group so requests, the corporation shall, at the option of the corporation and at the expense of the person or group, either furnish a list of all such shareholders to the person or group or mail the notice to all such shareholders.

      (c) Contents of Notice. — The notice shall state that:

(1) All shareholders are entitled to demand that they be paid the fair value of their shares.

(2) The minimum value the shareholder can receive under this subchapter is the highest price paid per share by the controlling person or group within the 90-day period ending on and including the date of the control transaction, and stating that value.

(3) If the shareholder believes the fair value of his shares is higher, this subchapter provides an appraisal procedure for determining the fair value of such shares, specifying the name of the court and its address and the caption of the petition referenced in subsection (a)(2), and stating that the information is provided for the possible use by the shareholder in electing to proceed with a court-appointed appraiser under section 2547.

      There shall be included in, or enclosed with, the notice a copy of this subchapter.

      (d) Optional Procedure. — The controlling person or group may, at its option, supply with the notice referenced in subsection (c) a form for the shareholder to demand payment of the partial payment amount directly from the controlling person or group without utilizing the court-appointed appraiser procedure of section 2547, requiring the shareholder to state the number and class or series, if any, of the shares owned by him, and stating where the payment demand must be sent and the procedures to be followed.

      SECTION 2546.     Shareholder Demand for Fair Value

      (a) General Rule. — After the occurrence of the control transaction, any holder of voting shares of the registered corporation may, prior to or within a reasonable time after the notice required by section 2545 (relating to notice to shareholders) is given, which time period may be specified in the notice, make written demand on the controlling person or group for payment of the amount provided in subsection (c) with respect to the voting shares of the corporation held by the shareholder, and the controlling person or group shall be required to pay that amount to the shareholder pursuant to the procedures specified in section 2547 (relating to valuation procedures).

      (b) Contents of Demand. — The demand of the shareholder shall state the number and class or series, if any, of the shares owned by him with respect to which the demand is made.

      (c) Measure of Value. — A shareholder making written demand under this section shall be entitled to receive cash for each of his shares in an amount equal to the fair value of each voting share as of the date on which the control transaction occurs, taking into account all relevant factors, including an increment representing a proportion of any value payable for acquisition of control of the corporation.

      (d) Purchases Independent of Subchapter. — The provisions of this subchapter shall not preclude a controlling person or group subject to this subchapter from offering, whether in the notice required by section 2545 or otherwise, to purchase voting shares of the corporation at a price other than that provided in subsection (c), and the provisions of this subchapter shall not preclude any shareholder from agreeing to sell his voting shares at that or any other price to any person.

      SECTION 2547.     Valuation Procedures

      (a) General Rule. — If, within 45 days (or such other time period, if any, as required by applicable law) after the date of the notice required by section 2545 (relating to notice to shareholders), or, if such notice was not provided prior to the date of the written demand by the shareholder under section 2546 (relating to shareholder demand for fair value), then within 45 days (or such other time period, if any, required by applicable law) of the date of such written demand, the controlling person or group and the shareholder are unable to agree on the fair value of the shares or on a binding procedure to determine the fair value of the shares, then each shareholder who is unable to agree on both the fair value and on such a procedure with the controlling person or group and who so desires to obtain the rights and remedies provided in this subchapter shall, no later than 30 days after the expiration of the applicable 45-day or other period, surrender to the court certificates representing any of the shares that are certificated shares, duly endorsed for transfer to the controlling person or group, or cause any uncertificated shares to be transferred to the court as escrow agent under subsection (c) with a notice stating that the certificates or uncertificated shares are being surrendered or transferred, as the case may be, in connection with the petition referenced in section 2545 or, if no petition has theretofore been filed, the shareholder may file a petition within the 30-day period in the court praying that the fair value (as defined in this subchapter) of the shares be determined.

      (b) Effect of Failure to Give Notice and Surrender Certificates. — Any shareholder who does not so give notice and surrender any certificates or cause uncertificated shares to be transferred within such time period shall have no further right to receive, with respect to shares the certificates of which were not so surrendered or the uncertificated shares which were not so transferred under this section, payment under this subchapter from the controlling person or group with respect to the control transaction giving rise to the rights of the shareholder under this subchapter.

      (c) Escrow and Notice. — The court shall hold the certificates surrendered and the uncertificated shares transferred to it in escrow for, and shall promptly, following the expiration of the time period during which the certificates may be surrendered and the uncertificated shares transferred, provide a notice to the controlling person or group of the number of shares so surrendered or transferred.

      (d) Partial Payment for Shares. — The controlling person or group shall then make a partial payment for the shares so surrendered or transferred to the court, within ten business days of receipt of the notice from the court, at a per-share price equal to the partial payment amount. the court shall then make payment as soon as practicable, but in any event within ten business days, to the shareholders who so surrender or transfer their shares to the court of the appropriate per-share amount received from the controlling person or group.

      (e) Appointment of Appraiser. — Upon receipt of any share certificate surrendered or uncertificated share transferred under this section, the court shall, as soon as practicable but in any event within 30 days, appoint an appraiser with experience in appraising share values of companies of like nature to the registered corporation to determine the fair value of the shares.

      (f) Appraisal Procedure. — The appraiser so appointed by the court shall, as soon as reasonably practicable, determine the fair value of the shares subject to its appraisal and the appropriate market rate of interest on the amount then owed by the controlling person or group to the holders of the shares. the determination of any appraiser so appointed by the court shall be final and binding on both the controlling person or group and all shareholders who so surrendered their share certificates or transferred their shares to the court, except that the determination of the appraiser shall be subject to review to the extent and within the time provided or prescribed by law in the case of other appointed judicial officers. see 42 pa.c.s. §§ 5105(a)(3) (relating to right to appellate review) and 5571(b) (relating to appeals generally).

      (g)     Supplemental Payment. — Any amount owed, together with interest, as determined pursuant to the appraisal procedures of this section shall be payable by the controlling person or group after it is so determined and upon and concurrently with the delivery or transfer to the controlling person or group by the court (which shall make delivery of the certificate or certificates surrendered or the uncertificated shares transferred to it to the controlling person or group as soon as practicable but in any event within ten business days after the final determination of the amount owed) of the certificate or certificates representing shares surrendered or the uncertificated shares transferred to the court, and the court shall then make payment, as soon as practicable but in any event within ten business days after receipt of payment from the controlling person or group, to the shareholders who so surrendered or transferred their shares to the court of the appropriate per-share amount received from the controlling person or group.

      (h)     Voting and Dividend Rights During Appraisal Proceedings. — Shareholders who surrender their shares to the court pursuant to this section shall retain the right to vote their shares and receive dividends or other distributions thereon until the court receives payment in full for each of the shares so surrendered or transferred of the partial payment amount (and, thereafter, the controlling person or group shall be entitled to vote such shares and receive dividends or other distributions thereon). the fair value (as determined by the appraiser) of any dividends or other distributions so received by the shareholders shall be subtracted from any amount owing to such shareholders under this section.

      (i)     Powers of the Court. — The court may appoint such agents, including the transfer agent of the corporation, or any other institution, to hold the share certificates so surrendered and the shares surrendered or transferred under this section, to effect any necessary change in record ownership of the shares after the payment by the controlling person or group to the court of the amount specified in subsection (h), to receive and disburse dividends or other distributions, to provide notices to shareholders and to take such other actions as the court determines are appropriate to effect the purposes of this subchapter.

      (j)     Costs and Expenses. — The costs and expenses of any appraiser or other agents appointed by the court shall be assessed against the controlling person or group. the costs and expenses of any other procedure to determine fair value shall be paid as agreed to by the parties agreeing to the procedure.

      (k)     Jurisdiction Exclusive. — The jurisdiction of the court under this subchapter is plenary and exclusive and the controlling person or group, and all shareholders who so surrendered or transferred their shares to the court shall be made a party to the proceeding as in an action against their shares.

      (l)     Duty of Corporation. — The corporation shall comply with requests for information, which may be submitted pursuant to procedures maintaining the confidentiality of the information, made by the court or the appraiser selected by the court. if any of the shares of the corporation are not represented by certificates, the transfer, escrow or retransfer of those shares contemplated by this section shall be registered by the corporation, which shall give the written notice required by section 1528(f) (relating to uncertificated shares) to the transferring shareholder, the court and the controlling shareholder or group, as appropriate in the circumstances.

      (m)     Payment Under Optional Procedure. — Any amount agreed upon between the parties or determined pursuant to the procedure agreed upon between the parties shall be payable by the controlling person or group after it is agreed upon or determined and upon and concurrently with the delivery of any certificate or certificates representing such shares or the transfer of any uncertificated shares to the controlling person or group by the shareholder.

      (n)     Title to Shares. — Upon full payment by the controlling person or group of the amount owed to the shareholder or to the court, as appropriate, the shareholder shall cease to have any interest in the shares.

      SECTION 2548.     Coordination with Control Transaction

      (a)     General Rule. — A person or group that proposes to engage in a control transaction may comply with the requirements of this subchapter in connection with the control transaction, and the effectiveness of the rights afforded in this subchapter to shareholders may be conditioned upon the consummation of the control transaction.

      (b)     Notice. — The person or group shall give prompt written notice of the satisfaction of any such condition to each shareholder who has made demand as provided in this subchapter.

ANNEX F

DIRECTORS AND EXECUTIVE OFFICERS OF QUOVADX, INC. (“QUOVADX”)

      Set forth in the table below are the names and the present principal occupations or employment and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of, each of the directors and executive officers of Quovadx. Unless otherwise indicated, each director’s or executive officer’s business address is 6400 S. Fiddler’s Green Circle, Suite 1000, Englewood, Colorado, 80111, which address is Quovadx’s business address. All directors and executive officers are United States citizens.

Directors

(including executive officers who are directors)

		Principal Occupation or Employment
Name and Current Business Address	Age	and Five Year Employment History

Fred L. Brown 62 Northern Arizona Healthcare 1200 N. Beaver Street Flagstaff, Arizona, 86001		Director of Quovadx since December 1999. Mr. Brown is Chairman of our Nominating and Corporate Governance Committee and a member of our Audit Committee and our Compensation Committee. He also has been a Director of Curon Medical, Inc., a medical product company, since May 2000. Mr. Brown currently is a Director of America’s Doctor, a privately held company, and a Director of Wellinx, Inc., also a privately held company. He also currently is President and Chief Executive Officer of Northern Arizona Healthcare, Vice Chairman and a member of the Board Commissioners of the Joint Commission on Accreditation of Healthcare Organizations, and Chairman-Elect of the National Kidney Foundation. He previously served as the founding President and Chief Executive Officer of BJC Healthcare from June 1993 until December 1998 and Vice Chairman from January 1999 to December 2000. BJC HealthCare is a comprehensive healthcare system featuring 14 acute care hospitals, 7 long-term care facilities and 30,000 caregivers and physicians. From January 1999 to December 2000, Mr. Brown served as Chairman of the American Hospital Association.
Charles J. Roesslein	54	Director of Quovadx since December 2002. Mr. Roesslein is a member of our Audit Committee, our Compensation Committee and our Acquisition Committee. He currently is a Director of Atlantic Tele-Network, Inc., a telecommunication company. Mr. Roesslein has been a Director of National Instruments Corporation, a global leader in virtual instrumentation software and hardware, since July 2000. Mr. Roesslein is a retired officer of SBC Communications, Inc. Recent assignments include serving as Chairman of the Board of Directors, President and Chief executive Officer of Prodigy Communications Corporation, an Internet service provider, from June 2000 to December 2000. He served as President and Chief Executive Officer of SBC-CATV, a cable television service provider, from October 1999 until May 2000, and as President and Chief Executive Officer of SBC Technology Resources, the applied research division of SBC Communications Inc., from August 1997 to October 1999.

Principal Occupation or Employment
Name and Current Business Address	Age	and Five Year Employment History

J. Andrew Cowherd 50 Atlantic Medical Management, LLC 156 West 56th Street, Suite 1605 New York, NY 10019-3800		Director of Quovadx since March 1997. Mr. Cowherd is Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee and our Acquisition Committee. Since July 1996, he also has been a Managing Member of the general partner of Atlantic Medical Capital, L.P., a private investment fund dedicated to making investments in healthcare companies, and a Member of Atlantic Medical Management, LLC, which is the management services company of Atlantic Medical Capital, L.P. In addition, Mr. Cowherd has been a Director of several privately held companies, including NotifyMD, Inc., a privately held company providing unified messaging and other communications services to physicians, since August 1997, and Nursefinders, Inc., a privately held company providing healthcare staffing and home health care services, since January 1998.
James B. Hoover 48 Dauphin Capital Partners 108 Forest Avenue Locust Valley, NY 11560		Director of Quovadx since June 1999. Mr. Hoover is Chairman of our Acquisition Committee and a member of our Nominating and Corporate Governance Committee and our Compensation Committee. He currently is the Managing Member of DCP I, L.L.C., which is the general partner of Dauphin Capital Partners I, L.P., a healthcare venture capital firm founded in June 1998. He also currently is the Managing Member of Dauphin Capital, LLC, which is the general partner of Dauphin Capital Partners, L.P., and a Member of Dauphin Management, LLC, which is the management services company of Dauphin Capital Partners, L.P. and Dauphin Capital Partners I, L.P. In addition, Mr. Hoover currently serves on the Board of Trustees of Elizabethtown College and as Chairman of their Investment Committee. Mr. Hoover currently is a Director of U.S. Physical Therapy, Inc. (Nasdaq: USPH), a national operator of outpatient rehabilitation clinics, and a director of Allion Healthcare, Inc., a public reporting company. He also currently is a director of several privately held healthcare companies. From November 1992 until June 1998, Mr. Hoover was a General Partner of Welsh, Carson, Anderson & Stowe, a private equity firm specializing in the acquisition of healthcare and information services businesses.

Principal Occupation or Employment
Name and Current Business Address	Age	and Five Year Employment History

James A. Gilbert 54 LiveOak Equity Partners 2500 NorthWinds Parkway, Suite 325 Alpharetta, GA 30004		Director of Quovadx since October 2001. Mr. Gilbert is a member of our Nominating and Corporate Governance Committee, our Audit Committee and our Acquisition Committee. He currently is a Managing Partner of LiveOak Equity Partners, L.P., a venture capital fund focusing on the information technology and healthcare industries. Mr. Gilbert previously served on the Board of Directors, and as President and Chief Operating Officer, of IMNET Systems, Inc. (Nasdaq: IMNT), a provider of electronic information and document management systems to the healthcare industry, from September 1996 to November 1997. In addition, Mr. Gilbert served as a Director of Simione Central Holdings, Inc., a provider of management information systems to the home healthcare community, for several years during the mid-to-late 1990s. Mr. Gilbert currently serves as a director of several privately held companies.
Jeffrey M. Krauss 48 Psilos Group Managers, LLC 625 Avenue of the Americas, 4th Floor New York, NY 10011		Chairman of the Quovadx Board since March 1997. Mr. Krauss is Chairman of our Audit Committee and a member of our Compensation Committee and our Acquisition Committee. Mr. Krauss is a Certified Public Accountant and an attorney licensed to practice in the State of New York. Since April 2000, he has been a Managing Member of Psilos Group Managers, LLC, a New York based venture capital firm, and a Managing Member of the general partner of Psilos Group Partners I, LP, Psilos Group Partners II, LP, and Psilos Group Partners II SBIC, LP, each a venture capital partnership. From May 1990 until March 2000, Mr. Krauss was a General Partner of the general partner of Nazem & Company III, L.P. and Nazem & Company IV, L.P., both venture capital funds. During that time, he also was a General Partner of the Transatlantic Fund, a joint venture between Nazem & Company and Banque Nationale de Paris of France. Mr. Krauss is currently a Director of Tegal Corporation, a designer and manufacturer of plasma etch and deposition systems used in the production of integrated circuits. He also is currently a director of several privately held companies.
Lorine R. Sweeney	45	Director, President and Chief Executive Officer of Quovadx since October 1997. From November 1994 until September 1997, Ms. Sweeney served as Vice President of Software Development and Technology and as Vice President of the UltiMedex Business Unit of Micromedex, Inc., an international supplier of clinical reference information to the healthcare and environmental industries. From August 1993 until November 1994, Ms. Sweeney served as a Managing Consultant for Microsoft Consulting Services, the management consulting division of Microsoft Corporation. Ms. Sweeney received her B.S. degree in Engineering from the University of Arizona and her M.B.A. degree from the University of Phoenix.

Executive Officers

		Principal Occupation or Employment
Name and Current Business Address	Age	and Five Year Employment History

Afshin Cangarlu	36	Chief Operating Officer of Quovadx since December 2001 and Executive Vice President since August 2001. From May 2000 to August 2001, Mr. Cangarlu was Senior Vice President and General Manager for the West Region Consulting Practice of Quovadx. From October 1995 to April 2000, Mr. Cangarlu was the CIO and Director of Application Development of DreamWorks SKG Information Technology organization, where he was tasked to design and implement business applications supporting all divisions of the company.
Deborah L. Dean	36	Executive Vice President of Product Management of Quovadx since August 2001. From April 2000 to August 2001, Ms. Dean was the Senior Vice President of Product Management for Healthcare.com Corporation (formerly known as HIE, Inc.). From January 1999 to April 2000, Ms. Dean was the Senior Vice President of e-Business for Healthcare.com Corporation and Senior Vice President of Research and Development for HIE, Inc. From November 1994 to December 1998, Ms. Dean was the Vice President of Research and Development and founder of Criterion Health Strategies, a data warehousing and consulting firm (Criterion was purchased by HIE, Inc.).
David E. Nesvisky	42	Executive Vice President of Sales of Quovdax since April 2002. Mr. Nesvisky came to Quovadx after a 14-year tenure at Oracle Corp., where he most recently was Group Vice President of Oracle’s Health Industries sales organization.
Gary T. Scherping	43	Executive Vice President of Finance and Chief Financial Officer of Quovadx since March 2001. From May 2000 to March 2001, Mr. Scherping was Quovadx’s Vice President and Controller. From February 2000 to May 2000, Mr. Scherping was Quovadx’s Vice President of Acquisitions. From August 1994 to February 2000, Mr. Scherping held several management positions with Echo Bay Mines, Ltd., including being Treasurer from February 1999 to February 2000, and being Director of Marketing and Banking from July 1997 to February 1999.
Ann C. Ting	55	Executive Vice President and Chief Technology Officer of Quovadx since June 2001. From May 1994 to June 2001, Dr. Ting held several positions of increasing responsibility, including the role of President and Chief Operating Officer, at Confer Software, Inc., which was an e-business process management software company acquired by us in June 2001.
Linda K. Wackwitz	52	Executive Vice President, General Counsel and Assistant Secretary of Quovadx since December 2001. Prior to joining Quovadx, she was a partner from December 1999 until November 2001, and special counsel from November 1997 to December 1999, in the commercial law and securities group of Holme Roberts & Owen LLP’s Boulder and Denver offices where her principal clients were rapidly growing technology companies.

DIRECTORS AND EXECUTIVE OFFICERS

OF CARLTON ACQUISITION CORP. (“ACQUISITION”)

      Set forth in the table below are the names and the present principal occupations or employment and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of, each of the directors and executive officers of Acquisition. Unless otherwise indicated, each director’s or executive officer’s business address 6400 S. Fiddler’s Green Circle, Suite 1000, Englewood, Colorado, 80111, which address is Quovadx, Inc.’s business address. All directors and executive officers are United States citizens.

		Principal Occupation or Employment
Name and Current Business Address	Age	and Five Year Employment History

Lorine R. Sweeney	45	Director and President. Ms. Sweeney has been a Director, President and Chief Executive Officer of Quovadx since October 1997. From November 1994 until September 1997, Ms. Sweeney served as Vice President of Software Development and Technology and as Vice President of the UltiMedex Business Unit of Micromedex, Inc., an international supplier of clinical reference information to the healthcare and environmental industries. From August 1993 until November 1994, Ms. Sweeney served as a Managing Consultant for Microsoft Consulting Services, the management consulting division of Microsoft Corporation. Ms. Sweeney received her B.S. degree in Engineering from the University of Arizona and her M.B.A. degree from the University of Phoenix.
Gary T. Scherping	43	Vice President. Mr. Scherping has been our Executive Vice President of Finance and Chief Financial Officer of Quovadx since March 2001. From May 2000 to March 2001, Mr. Scherping was Quovadx’s Vice President and Controller. From February 2000 to May 2000, Mr. Scherping was our Vice President of Acquisitions. From August 1994 to February 2000, Mr. Scherping held several management positions with Echo Bay Mines, Ltd., including being Treasurer from February 1999 to February 2000, and being Director of Marketing and Banking from July 1997 to February 1999.
Linda K. Wackwitz	52	Secretary. Ms. Wackwitz has been Executive Vice President, General Counsel and Assistant Secretary of Quovadx since December 2001. Prior to joining us, she was a partner from December 1999 until November 2001, and special counsel from November 1997 to December 1999, in the commercial law and securities group of Holme Roberts & Owen LLP’s Boulder and Denver offices where her principal clients were rapidly growing technology companies.

      None of the executive officers and directors of Quovadx or Acquisition currently is a director of, or holds any position with, CareScience, Inc. (“CareScience”) or its subsidiary. We believe that none of our directors, executive officers, affiliates or associates beneficially owns any equity securities, or rights to acquire any equity securities, of CareScience. We believe no such person has been involved in any transaction with CareScience or any of the CareScience directors, executive officers, affiliates or associates which is required to be disclosed pursuant to the rules and regulations of the SEC.

Offer to Exchange

Each Outstanding Share
of Common Stock

of

CareScience, Inc.

for

Cash in the Amount of $1.40 and

0.1818 Shares of Common Stock of Quovadx, Inc.

The Exchange Agent for the Offer is:

By Mail: StockTrans, Inc. Attn: Quovadx Exchange Offer 44 West Lancaster Avenue Ardmore, PA 19003	By Facsimile Transmission: (For Eligible Institutions Only) (610) 649-7302	By Hand/Overnight Delivery: StockTrans, Inc. Attn: Quovadx Exchange Offer 44 West Lancaster Avenue Ardmore, PA 19003

Confirm Facsimile Transmission:

By Telephone Only:
(610) 649-7300

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers

      Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

      Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

      Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

      The certificate of incorporation, as amended, and bylaws, as amended, of Quovadx provide, in effect that, subject to certain limited exceptions, Quovadx may indemnify its directors and officers to the extent authorized or permitted by the Delaware General Corporation Law. The directors and officers of Quovadx are insured under policies of insurance maintained by Quovadx, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, Quovadx has entered into contracts with its directors and officers providing for indemnification of such persons by Quovadx to the full extent authorized or permitted by law, subject to certain limited exceptions.

      Quovadx has agreed, pursuant to the terms of the merger agreement, that for six years after the effective time of the merger, to the extent not covered by insurance and as permitted by law, Quovadx will, or Quovadx will cause CareScience, to indemnify and hold harmless the persons who were officers, directors, employees and agents of CareScience prior to the effective time of the merger in respect of acts or omissions occurring on or prior to the merger or arising out of or pertaining to the transactions contemplated by the merger to the extent provided under CareScience’s articles of incorporation and bylaws in effect on the date of the merger agreement. Quovadx will pay any expenses incurred by such persons in advance of the final disposition of any such action or proceeding, provided that such indemnification shall not be provided in violation of applicable law. Quovadx has further agreed that neither Quovadx nor CareScience will amend the articles of incorporation or bylaws of CareScience following the merger to amend the indemnification provisions therein for a period of six-years following the merger. In addition, for six years after the effective time of the merger, Quovadx will cause CareScience to use its best efforts to provide officers’ and directors’ liability insurance in respect of acts or omissions occurring on or prior to the merger covering each such person covered by CareScience’s officers’ and directors’ liability insurance policy as of the date of the merger agreement on terms substantially similar to those of such policy in effect on the date of the merger agreement, provided that Quovadx will not be obligated to cause CareScience to pay premiums in excess of 200% of the annual premium CareScience paid in its last full fiscal year. If Quovadx and CareScience are unable to obtain the insurance for this amount, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

Item 21.	Exhibits and Financial Statement Schedules

      (a) Exhibits

Exhibit
Number		Description

2	.1*	Agreement and Plan of Merger by and among Quovadx, Inc., Carlton Acquisition Corp. and CareScience, Inc. dated as of August 13, 2003 (included as Annex A to the prospectus included as part of this Registration Statement).
2.2		Tender and Voting Agreement, dated as of August 13, 2003, by and among Quovadx, Inc. and David J. Brailer and entities affiliated with him (included as Annex B to the prospectus included as part of this Registration Statement).
2.3		Form of Affiliate Agreement, dated as of August 13, 2003, by and among Quovadx, Inc. and certain stockholders of CareScience, Inc.
5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of the securities being registered.
8.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to tax matters.
8.2		Opinion of Pepper Hamilton LLP as to tax matters.
23.1		Consent of Ernst & Young, LLP, Independent Auditors.
23.2		Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.3		Notice Regarding Consent of Arthur Andersen LLP.
23.4		Consent of KPMG LLP, Independent Auditors.
23.5		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in exhibits 5.1 and 8.1).
23.6		Consent of Pepper Hamilton LLP (contained in exhibit 8.2).
24.1		Power of Attorney (included on page II-5 of this Registration Statement).
99.1		Letter of Transmittal.
99.2		Notice of Guaranteed Delivery.
99.3		Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
99.4		Letter to brokers, dealers, commercial banks, trust companies and other nominees.
99.5		Letter to be used by brokers, dealers, commercial banks, trust companies and other nominees to their clients.
99.6		Opinion of William Blair & Company, L.L.C. (included as Annex C to the prospectus included as part of this Registration Statement).
99.7		Consent of William Blair & Company, L.L.C. (included in exhibit 99.6).

*	Schedules omitted pursuant to Regulation S-K Item 601(b)(2) of the Securities Act. Quovadx undertakes to furnish such schedules to the Securities and Exchange Commission upon request.

Item 22.     Undertakings

      The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus require by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(e) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(f) That every prospectus: (i) that is filed pursuant to the paragraph immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 20, 2003.

QUOVADX, INC.

By:	/s/ LORINE R. SWEENEY

Lorine R. Sweeney

President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Lorine R. Sweeney and Gary T. Scherping and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file this registration statement and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ LORINE R. SWEENEY Lorine R. Sweeney	Director, President and Chief Executive Officer (Principal Executive Officer)	August 20, 2003

/s/ GARY T. SCHERPING Gary T. Scherping	Executive Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 20, 2003

/s/ JEFFREY M. KRAUSS Jeffrey M. Krauss	Chairman of the Board	August 20, 2003

/s/ FRED L. BROWN Fred L. Brown	Director	August 20, 2003

/s/ J. ANDREW COWHERD J. Andrew Cowherd	Director	August 20, 2003

/s/ JAMES B. HOOVER James B. Hoover	Director	August 20, 2003

/s/ CHARLES J. ROESSLEIN Charles J. Roesslein	Director	August 20, 2003

Signature	Title	Date

/s/ JAMES A. GILBERT James A. Gilbert	Director	August 20, 2003

EXHIBIT INDEX

Exhibit
Number		Description

2	.1*	Agreement and Plan of Merger by and among Quovadx, Inc., Carlton Acquisition Corp. and CareScience, Inc. dated as of August 13, 2003 (included as Annex A to the prospectus included as part of this Registration Statement).
2.2		Tender and Voting Agreement, dated as of August 13, 2003, by and among Quovadx, Inc. and David J. Brailer and entities affiliated with him (included as Annex B to the prospectus included as part of this Registration Statement).
2.3		Form of Affiliate Agreement, dated as of August 13, 2003, by and among Quovadx, Inc. and certain stockholders of CareScience, Inc.
5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of the securities being registered.
8.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to tax matters.
8.2		Opinion of Pepper Hamilton LLP as to tax matters.
23.1		Consent of Ernst & Young, LLP, Independent Auditors.
23.2		Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.3		Notice Regarding Consent of Arthur Andersen LLP.
23.4		Consent of KPMG LLP, Independent Auditors.
23.5		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in exhibits 5.1 and 8.1).
23.6		Consent of Pepper Hamilton LLP (contained in exhibit 8.2).
24.1		Power of Attorney (included on page II-5 of this Registration Statement).
99.1		Letter of Transmittal.
99.2		Notice of Guaranteed Delivery.
99.3		Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
99.4		Letter to brokers, dealers, commercial banks, trust companies and other nominees.
99.5		Letter to be used by brokers, dealers, commercial banks, trust companies and other nominees to their clients.
99.6		Opinion of William Blair & Company, L.L.C. (included as Annex C to the prospectus included as part of this Registration Statement).
99.7		Consent of William Blair & Company, L.L.C. (included in exhibit 99.6).